                                                                   Exhibit 10.13

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         GALLARUS MEDIA HOLDINGS, INC.,

                              GMH HOLDING COMPANY,

                              GMH ACQUISITION CORP.

                                       AND

                               ABRY PARTNERS, LLC
                    (IN THE LIMITED CAPACITY PROVIDED HEREIN)

                                DECEMBER 23, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER......................................................    1
   SECTION 1.1.   The Merger..............................................    1
   SECTION 1.2.   Closing.................................................    2
   SECTION 1.3.   Effective Time..........................................    2
   SECTION 1.4.   Effect of the Merger....................................    2
   SECTION 1.5.   Certificate of Incorporation; Bylaws....................    2
   SECTION 1.6.   Directors and Officers..................................    3
   SECTION 1.7.   Subsequent Actions......................................    3

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.............    3
   SECTION 2.1.   Effect of Merger on Capital Stock of Merger Sub.........    3
   SECTION 2.2.   Effect on Capital Stock of the Company..................    3
   SECTION 2.3.   Merger Consideration....................................    4
   SECTION 2.4.   Calculation of Merger Consideration.....................    4
   SECTION 2.5.   Payment; Escrow; Payment Procedures.....................    4
   SECTION 2.6.   Stock Transfer Books....................................    4
   SECTION 2.7.   Dissenting Shares.......................................    4
   SECTION 2.8.   Repayment of Certain Company Indebtedness...............    4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    4
   SECTION 3.1.   Organization and Qualification; Subsidiaries............    4
   SECTION 3.2.   Certificate of Incorporation and Bylaws.................    4
   SECTION 3.3.   Capitalization..........................................    4
   SECTION 3.4.   Authority...............................................    4
   SECTION 3.5.   No Conflict; Required Filings and Consents..............    4
   SECTION 3.6.   Company Financial Statements; Liabilities...............    4
   SECTION 3.7.   Absence of Certain Changes or Events....................    4
   SECTION 3.8.   Absence of Litigation...................................    4
   SECTION 3.9.   Licenses and Permits; Compliance with Laws..............    4
   SECTION 3.10.  Taxes...................................................    4
   SECTION 3.1l.  Intellectual Property...................................    4
   SECTION 3.12.  Material Contracts......................................    4
   SECTION 3.13.  Employee Benefit Plans..................................    4
   SECTION 3.14.  Properties; Assets......................................    4
   SECTION 3.15.  Employees; Labor Relations..............................    4
   SECTION 3.16.  Environmental Matters...................................    4
   SECTION 3.17.  Insurance...............................................    4
   SECTION 3.18.  Affiliate Transactions..................................    4
   SECTION 3.19.  Board Approval; Vote Required...........................    4
   SECTION 3.20.  Books and Records.......................................    4
   SECTION 3.21.  Brokers.................................................    4

   SECTION 3.22.  Disclaimer of Other Representations and Warranties......    4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MERGER SUB...................    4
   SECTION 4.1.   Organization and Qualification..........................    4
   SECTION 4.2.   Certificate of Incorporation and Bylaws.................    4
   SECTION 4.3.   Authority...............................................    4
   SECTION 4.4.   No Conflict; Required Filings and Consents..............    4
   SECTION 4.5.   Absence of Litigation...................................    4
   SECTION 4.6.   Brokers.................................................    4
   SECTION 4.7.   Vote Required...........................................    4
   SECTION 4.8.   Disclaimer of Other Representations and Warranties......    4

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT........................    4
   SECTION 5.1.   Organization and Qualification; Subsidiaries............    4
   SECTION 5.2.   Authority...............................................    4
   SECTION 5.3.   No Conflict; Required Filings and Consents..............    4
   SECTION 5.4.   Sponsor Commitment......................................    4
   SECTION 5.5.   Absence of Litigation...................................    4
   SECTION 5.6.   Brokers.................................................    4
   SECTION 5.7.   Solvency................................................    4
   SECTION 5.8.   Disclaimer of Other Representations and Warranties......    4

ARTICLE VI COVENANTS......................................................    4
   SECTION 6.1.   Affirmative Covenants of the Company....................    4
   SECTION 6.2.   Negative Covenants of the Company.......................    4

ARTICLE VII ADDITIONAL AGREEMENTS.........................................    4
   SECTION 7.1.   Access and Information..................................    4
   SECTION 7.2.   Confidentiality.........................................    4
   SECTION 7.3.   Further Action; Commercially Reasonable Efforts.........    4
   SECTION 7.4.   Public Announcements....................................    4
   SECTION 7.5.   Actions under Company Credit Agreement..................    4
   SECTION 7.6.   Employee Benefits Matters...............................    4
   SECTION 7.7.   Labor Matters; WARN.....................................    4
   SECTION 7.8.   Information, Etc........................................    4
   SECTION 7.9.   Notification............................................    4
   SECTION 7.10.  Exclusivity.............................................    4
   SECTION 7.11.  Contacts with Suppliers, Customers and Other Parties....    4
   SECTION 7.12.  Tax Matters.............................................    4

ARTICLE VIII CLOSING CONDITIONS...........................................    4
   SECTION 8.1.   Conditions to Obligations of Parent, Merger Sub and
                  the Company.............................................    4
   SECTION 8.2.   Additional Conditions to Obligations of Parent and
                  Merger Sub..............................................    4
   SECTION 8.3.   Additional Conditions to Obligations of the Company.....    4

ARTICLE IX INDEMNIFICATION................................................    4
   SECTION 9.1.   Indemnification of Parent...............................    4

   SECTION 9.2.   Indemnification of Junior Stockholders..................    4
   SECTION 9.3.   Notice of Claim.........................................    4
   SECTION 9.4.   Defense of Third-Party Claims...........................    4
   SECTION 9.5.   Resolution of Notice of Claim...........................    4
   SECTION 9.6.   Survival of Covenants, Representations and Warranties...    4
   SECTION 9.7.   Exclusive Remedy; Non-Recourse..........................    4
   SECTION 9.8.   Appointment of Stockholder Representative...............    4
   SECTION 9.9.   Payment of Dissenting Shares............................    4

ARTICLE X TERMINATION, AMENDMENT AND WAIVER...............................    4
   SECTION 10.1.  Termination.............................................    4
   SECTION 10.2.  Effect of Termination...................................    4
   SECTION 10.3.  Waiver..................................................    4

ARTICLE XI GENERAL PROVISIONS.............................................    4
   SECTION 11.1.  Notices.................................................    4
   SECTION 11.2.  Certain Definitions.....................................    4
   SECTION 11.3.  Headings; Interpretation................................    4
   SECTION 11.4.  Severability............................................    4
   SECTION 11.5.  Entire Agreement........................................    4
   SECTION 11.6.  Assignment..............................................    4
   SECTION 11.7.  Third Party Beneficiaries...............................    4
   SECTION 11.8.  Expenses................................................    4
   SECTION 11.9.  Specific Performance....................................    4
   SECTION 11.10. Amendments..............................................    4
   SECTION 11.11. Governing Law; Consent to Jurisdiction; Waiver of Jury
                  Trial...................................................    4
   SECTION 11.12. No Recourse.............................................    4
   SECTION 11.13. Time of Essence.........................................    4
   SECTION 11.14. Counterparts............................................    4

EXHIBITS

Exhibit A   Selling Stockholders Agreement
Exhibit B   Pre-Closing Escrow Agreement
Exhibit C   Certificate of Incorporation of the Surviving Corporation
Exhibit D   Bylaws of the Surviving Corporation
Exhibit E   Post-Closing Escrow Agreement
Exhibit F   Form of Transmittal Letter
Exhibit G   Capitalization
Exhibit H   Sponsor Commitment Letter
Exhibit I   Series C Preferred Stock Redemption Premium

SCHEDULES

3.1           List of Subsidiaries
3.3(b)        Company Capitalization
3.3(c)        Proxies; Voting Agreements
3.3(d)        Company Subsidiary Capitalization; Encumbrances
3.5(b)        Required Filings and Consents
3.6(a)        Financial Statements; Indebtedness
3.6(b)        Certain Liabilities
3.7           Absence of Certain Changes or Events
3.8           Litigation
3.10(a)       Taxes
3.10(b)       Tax Notices
3.10(c)       Tax Sharing
3.10(e)       Certain Stock Distributions
3.11(a)       Intellectual Property
3.11(d)       Intellectual Property
3.12(a)       Material Contracts
3.12(b)       Material Contract Enforceability
3.13          Employee Benefit Plans
3.14(a)       Properties; Assets
3.14(b)       Leased Real Property
3.15(a)       Highly Compensated Employees
3.15(b)       Labor Relations
3.15(d)       Non-Competition Agreements With Employees
3.16          Environmental Matters
3.17          Insurance
3.18          Affiliate Transactions
6.1           Affirmative Covenants of the Company
6.2           Negative Covenants of the Company
8.2(c)(iii)   Certain Consents

Index of Defined Terms

                                                        Section
                                                       --------
AAA ................................................   9.5(c)
ABRY Parties .......................................   7.1(b)
Additional Funds ...................................   2.5(a)
Adjustment Time ....................................   11.2(a)
Affiliate ..........................................   11.2(b)
Agreement ..........................................   Preamble
Annual Reporting Period ............................   11.2(c)
Applicable Per Share Amount ........................   2.2(b)
Appraisal Demands ..................................   9.9
Appraised Value ....................................   2.7
Balance Sheet Date .................................   3.6(a)
Basket .............................................   9.1(c)
Benefit Plans ......................................   3.13(a)
Business Day .......................................   11.2(d)
Certificate of Merger ..............................   1.3
Certificates .......................................   2.5(d)
Claim ..............................................   9.3(a)
Class A Common Stock ...............................   11.2(e)
Class B Common Stock ...............................   ll.2(f)
Closing ............................................   1.2
Closing Balance Sheet ..............................   2.4(b)
Closing Cash .......................................   ll.2(g)
Closing Date .......................................   1.2
Closing Indebtedness ...............................   11.2(h)
Closing Statement ..................................   2.4(b)
Closing Working Capital ............................   ll.2(i)
COBRA ..............................................   3.13(l)
Code ...............................................   3.13(a)
Common Stock .......................................   ll-2(j)
Company ............................................   Preamble
Company Breaches ...................................   9.1(a)
Company Charter ....................................   11.2(k)
Company Credit Agreement ...........................   11.2(l)
Company Credit Documents ...........................   11.2(m)
Company Financial Statements .......................   3.6(a)
Company Hedging Agreements .........................   11.2(n)
Company Indebtedness ...............................   11.2(o)
Company Indemnified Persons ........................   9.2
Company Material Adverse Effect ....................   3.1(a)
Company Subsidiary and Company Subsidiaries ........   3.1(a)
Company Transaction Expenses .......................   11.2(p)
Confidentiality Agreement ..........................   7.2
Contested Claim ....................................   9.5(b)
Control, controlled by, under common control with ..   11.2(q)

                                                        Section
                                                       --------
Conversion Shares ..................................   2.2(a)
Damages ............................................   9.1(a)
Default Notice .....................................   10.2(c)
DGCL ...............................................   Recitals
Dispute Notice .....................................   2.4(c)
Disputed Items .....................................   2.4(c)
Dissenting Shares ..................................   2.7
Dissenting Shares Amount ...........................   2.5(a)
Effective Time .....................................   1.3
EGTRRA .............................................   3.13(f)
Encumbrances .......................................   3.3(d)
Environmental Law ..................................   3.16(b)(i)
ERISA ..............................................   3.13(a)
ERISA Affiliate ....................................   3.13(a)
ERISA Plan .........................................   3.13(a)
Escrow Termination Date ............................   2.5(b)
Estimated Merger Consideration .....................   2.4(e)
Excluded Representations ...........................   9.1(b)
Excluded Shares ....................................   2.2(c)
Final Award ........................................   9.5(f)
GAAP ...............................................   3.6(a)
Governmental Entity ................................   3.5(b)
GUST ...............................................   3.13(f)
Hazardous Substance ................................   3.16(b)(ii)
Holdback Consideration .............................   11.2(r)
HSR Act ............................................   3.5(b)
ID Buyout ..........................................   11.2(s)
Indemnitee .........................................   9.3(a)
Indemnitor .........................................   9.3(a)
Independent Accountants ............................   2.4(d)
Initial Payment Fund ...............................   2.5(a)
Intellectual Property ..............................   3.11(e)
J.A.M.S ............................................   9.5(c)
Junior Certificates ................................   2.5(d)
Junior Stock .......................................   11.2(t)
Junior Stockholders ................................   2.2(b)
Knowledge of the Company ...........................   11.2(u)
Law ................................................   3.5(a)
Lease ..............................................   3.14(b)
Leased Real Property ...............................   3.14(b)
Liquidation Preference .............................   ll.2(v)
Litigation Conditions ..............................   9.4(b)
Material Contracts .................................   3.12(a)
Merger .............................................   Recitals
Merger Consideration ...............................   2.3(a)
Merger Sub. ........................................   Preamble

                                                        Section
                                                       --------
Monthly Reporting Period ...........................   11.2(w)
NCI ................................................   11.2(x)
Notice of Claim ....................................   9.3(a)
Order ..............................................   3.16(b)(iii)
Parent .............................................   Preamble
Parent Indemnified Person(s) .......................   9.1(a)
Payment Fund .......................................   2.5(a)
Pending Claim Amount ...............................   2.5(b)(ii)
Permits ............................................   3.9
Permitted Encumbrances .............................   3.14(a)
Person .............................................   11.2(y)
Post-Closing Escrow Agent ..........................   2.5(b)
Post-Closing Escrow Agreement ......................   2.5(b)
Post-Closing Escrow Fund ...........................   2.5(b)
Pre-Closing Escrow Agent ...........................   Recitals
Pre-Closing Escrow Agreement .......................   Recitals
Pre-Closing Escrow Fund ............................   Recitals
Pre-Closing Period .................................   7.12(a)
Preferred Certificates .............................   2.5(d)
Price Certificate ..................................   2.4(a)
Release Date .......................................   9.6
Representative Expenses ............................   9.8(a)
Reserve Account ....................................   2.5(c)
Reserve Amount .....................................   2.5(c)
Selling Stockholders Agreement .....................   Recitals
Series A Preferred Certificate of Designations .....   11.2(aa)
Series A Preferred Stock ...........................   11.2(z)
Series A-l Preferred Stock .........................   11.2(aa)
Series A-2 Preferred Stock .........................   11.2(cc)
Series A-3 Preferred Stock .........................   11.2(dd)
Series C Preferred Certificate of Designations .....   11.2(ee)
Series C Preferred Stock ...........................   11.2(ff)
Series C Preferred Per Share Amount ................   2.2(a)
Series C Preferred Redemption Amount ...............   11.2(gg)
Sponsor ............................................   5.4
Sponsor Commitment Letter ..........................   5.4
Stockholder Representative .........................   9.8(a)
Subsidiary .........................................   3.1(b)
Surviving Corporation ..............................   1.1
Target Working Capital .............................   2.3(b)
Tax and Taxes ......................................   3.10(f)
Tax Return .........................................   3.10(f)
Termination Date ...................................   10.1(d)
Third Party Acquisition ............................   7.10
Third-Party Claim ..................................   9.3(a)(ii)
Transmittal Letter .................................   2.5(d)(i)

                                                        Section
                                                       --------
Unresolved Items ...................................    2.4(d)
WARN Act ...........................................    7.7(a)

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 23rd day of December 2004, by and among GALLARUS MEDIA HOLDINGS, INC., a Delaware corporation (the "Company"), GMH HOLDING COMPANY, a Delaware corporation ("Parent"), GMH ACQUISITION CORP., a Delaware corporation ("Merger Sub"), and ABRY Partners, LLC, a Delaware limited liability company, solely in its capacity as the Stockholder Representative hereunder and solely with respect to Sections 2.4, 2.5, 2.7, 7.1(b), 7.3(a), 7.12(a), 7.12(d), Article IX and
Article XI of this Agreement.

     WHEREAS, the boards of directors of the Company, Parent and Merger Sub have each determined that it is advisable for, and in the best interests of their respective stockholders that, Merger Sub, a wholly-owned subsidiary of Parent, merge with and into the Company (the "Merger"), pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL");

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, holders of the Company's outstanding voting securities have entered into an agreement in the form attached hereto as Exhibit A and dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Selling Stockholders Agreement"), pursuant to which, among other things, such holders have approved and adopted this Agreement and the Merger; and

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement and the Junior Stockholders to enter into the Selling Stockholders Agreement, Parent has deposited a cash amount of $15,000,000 (together with any interest or other earnings thereon, the "Pre-Closing Escrow Fund") in a segregated account established and maintained by SunTrust Bank, as escrow agent (the "Pre-Closing Escrow Agent"), to be held and disbursed by the Pre-Closing Escrow Agent pursuant to the terms of this Agreement and an escrow agreement entered into on the date hereof among Parent, the Company and the Pre-Closing Escrow Agent in the form attached hereto as Exhibit B (as amended, restated or otherwise modified from time to time, the "Pre-Closing Escrow Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER.

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving

Corporation") and a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be Gallarus Media Holdings, Inc.

     SECTION 1.2. CLOSING.

     Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place not later than the third (3rd) Business Day following the date on which the condition precedent to the obligations of the Company, Parent and Merger Sub set forth in Section 8.l(b) has been satisfied (provided that (i) as of such date all of the other conditions precedent to the obligations of the Company, Parent and Merger Sub set forth in Article VIII (other than those conditions which, by their nature, can only be satisfied at the Closing) have been satisfied and (ii) in no event shall the Closing take place prior to January 10,
2005) at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, NY 10022, unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing is held is referred to herein as the "Closing Date".

     SECTION 1.3. EFFECTIVE TIME.

     Prior to the Closing, the parties hereto shall prepare, and on the Closing Date shall cause the Merger to be consummated by the filing of, a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in the form required by, and executed in accordance with the relevant provisions of, the DGCL and in a form approved by the Company and Parent prior to such filing (the date and time of the filing of the Certificate of Merger or the time specified therein as the effective time of the Merger being the "Effective Time"), and the Company, Parent and Merger Sub shall make all other recordings or filings required under the DGCL or any other applicable Law as may be required to consummate the transactions contemplated by this Agreement.

     SECTION 1.4. EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5. CERTIFICATE OF INCORPORATION; BYLAWS.

     At the Effective Time, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger so as to read in its entirety as set forth in Exhibit C hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the DGCL, and (b) the bylaws set forth in Exhibit D hereto shall be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions of the Surviving Corporation's certificate of incorporation and the DGCL.

     SECTION 1.6. DIRECTORS AND OFFICERS.

     The directors of Merger Sub shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of the Company shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, as the case may be.

     SECTION 1.7. SUBSEQUENT ACTIONS.

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such constituent corporations or otherwise, all such other actions and things as may be necessary to continue in, vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.1. EFFECT OF MERGER ON CAPITAL STOCK OF MERGER SUB.

     Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time by virtue of the Merger and without any action on the part of Parent or Merger Sub be converted into and become one fully paid and nonassessable share of common stock, par value $0,001 per share, of the Surviving Corporation.

     SECTION 2.2. EFFECT ON CAPITAL STOCK OF THE COMPANY.

     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company or Merger Sub:

     (a) Series C Preferred Stock. Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive: (i) an amount in cash (the "Series C Preferred Per Share Amount"), without interest, equal to the Series C Preferred Redemption Amount divided by the aggregate number of shares of Series C Preferred Stock issued and outstanding at the Effective Time, payable in accordance with and subject to this Article II; and (ii) the right to receive payment pursuant to Section 2.2(b) for the number of shares of Series A-2 Preferred Stock into which such share of Series C Preferred Stock is then convertible in accordance with Section 6 of the Series C Preferred Certificate of Designations in effect immediately prior to the Effective Time (the "Conversion Shares"), as if such shares were issued and outstanding immediately prior to the Effective Time for purposes of this Article
II. All such shares of Series C Preferred Stock that are issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall, as of the Effective Time, cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Series C Preferred Per Share Amount and the portion of the Merger Consideration that is payable in respect of the Conversion Shares, in each case payable in accordance with and subject to this Article II. The holders of shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall from and after the Effective Time cease to have any rights with respect to such shares of Series C Preferred Stock, except as otherwise provided herein or by the DGCL.

     (b) Junior Stock. Each share of Junior Stock issued and outstanding immediately prior to the Effective Time (including the Conversion Shares but excluding any shares described in Section 2.2(c) and any Dissenting Shares) shall be converted into the right to receive an amount in cash, without interest, equal to the amount to which the holder of such share would be entitled if immediately prior to the Effective Time the Company were to liquidate and distribute the aggregate Merger Consideration to the holders of Junior Stock in accordance with the terms of the Company Charter as in effect at such time (such amount, with respect to any share of Junior Stock, the "Applicable Per Share Amount"), payable in accordance with and subject to this
Article II. All such shares of Junior Stock that are issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Applicable Per Share Amount, payable in accordance with and subject to adjustment as provided in this Article
II. The holders of shares of Junior Stock (such holders other than Parent and its Affiliates being the "Junior Stockholders") issued and outstanding immediately prior to the Effective Time shall from and after the Effective Time cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by the DGCL.

     (c) Treasury Stock; Junior Stock held by Parent. Any shares of capital stock of the Company held in the treasury of the Company or by Parent or Merger Sub immediately prior to the Effective Time (collectively, the "Excluded Shares") shall be canceled and extinguished without any conversion thereof and no cash or other property shall be delivered or deliverable in exchange therefor.

     SECTION 2.3. MERGER CONSIDERATION.

     (a) The aggregate amount of consideration to be paid to the Junior Stockholders pursuant to this Article II (the "Merger Consideration") shall be $380,000,000 plus Closing Cash, minus Closing Indebtedness minus Company Transaction Expenses minus the Series C Preferred Redemption Amount, subject to adjustment in accordance with Section 2.3(b) and Article IX.

     (b) The Merger Consideration shall be increased by the amount by which Closing Working Capital is greater than $3,300,000 ("Target Working Capital") or decreased by the amount by which Target Working Capital is greater than Closing Working Capital, in each case as provided in Section 2.4.

     SECTION 2.4. CALCULATION OF MERGER CONSIDERATION.

     (a) Not fewer than five Business Days prior to the Closing, the president or chief financial officer of the Company shall deliver to Parent a certificate setting forth the Company's good faith estimates of the amounts of Closing Working Capital, Closing Cash, Closing Indebtedness, the Series C Preferred Redemption Amount, Company Transaction Expenses and the adjustment to be made pursuant to Section 2.3(b), together with an estimated consolidated balance sheet of the Company and the Company Subsidiaries as of the Adjustment Time, and a calculation of the Merger Consideration based on the foregoing estimates (the "Price Certificate"). The Price Certificate shall also include the Company's determination of the Series C Preferred Per Share Amount and the Applicable Per Share Amount for each class and series of Junior Stock based on the foregoing estimate of the Merger Consideration. The Company will prepare the Price Certificate (including making the estimated determinations included therein) utilizing the principles set forth in Section 2.4(f).

     (b) No later than the 90th day after the Closing Date, Parent will prepare and deliver to the Stockholder Representative a consolidated balance sheet of the Company and the Company Subsidiaries as of the Adjustment Time (the "Closing Balance Sheet"), together with a statement (the "Closing Statement") setting forth Parent's determination of the amount of the Merger Consideration, which shall include Parent's determinations of Closing Working Capital, Closing Cash, Closing Indebtedness and Company Transaction Expenses. Parent will prepare the Closing Balance Sheet and the Closing Statement (including making the determinations included therein) utilizing the principles set forth in Section 2.4(f).

     (c) During the 60-day period immediately following the Stockholder Representative's receipt of the Closing Balance Sheet and the Closing Statement, the Stockholder Representative and its advisors and representatives (i) will be permitted to review, during normal business hours and upon reasonable notice, the Surviving Corporation's and the Company Subsidiaries' books and records and the working papers related to the preparation of the Closing Balance Sheet and the Closing Statement (including the determinations included therein and the audit performed on the Closing Balance Sheet), and (ii) will be given reasonable access, during normal business hours and upon reasonable notice, to knowledgeable employees and accounting professionals of Parent in order to facilitate the Stockholder Representative's review of the Closing Balance Sheet and the Closing Statement; provided that the review and access described in clauses (i) and (ii) will be conducted at times and in a manner that does not unreasonably interfere with the operation of Parent's, the Surviving Corporation's or the Company Subsidiaries' respective businesses. The Closing Balance Sheet and the Closing Statement (including the determinations included therein) will become final, binding and conclusive upon Parent and the Junior Stockholders (A) on the 60th day following the Stockholder Representative's receipt thereof, unless Parent receives from the Stockholder Representative prior to such 60th day written notice (a "Dispute Notice") of the Stockholder Representative's objection to any account or determination set forth in the Closing Balance Sheet or the Closing Statement (the magnitude of which the Stockholder Representative will use reasonable efforts to quantify) or
(B) on such earlier date as the Stockholder Representative notifies Parent that it does not dispute the Closing Balance Sheet and Closing Statement. Any Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement so asserted (collectively, the "Disputed Items"). The Stockholder Representative may dispute any amounts reflected on the Closing Balance Sheet or Closing Statement, but only to correct mathematical errors or on the basis that such amounts were not determined in accordance with Section 2.4(f) hereof. Any account or determination set forth or reflected on the Closing Balance Sheet or the Closing Statement that is not specifically objected to in the Dispute Notice will be deemed final, binding and conclusive upon Parent, the Junior Stockholders, and the Stockholder Representative upon delivery of the Dispute Notice. If the Stockholder Representative timely delivers a Dispute Notice, then the determination of the Merger Consideration will become final, binding and conclusive upon Parent, the Junior Stockholders and the Stockholder Representative on the first to occur of (x) the date on which Parent and the Stockholder Representative resolve in writing all differences they have with respect to the Disputed Items or (y) the date on which all of the Disputed Items that are not resolved by Parent and the Stockholder Representative in writing are finally resolved in writing by the Independent Accountants in accordance with Section 2.4(d).

     (d) During the 30 days following delivery of a Dispute Notice, Parent and the Stockholder Representative will seek in good faith to resolve in writing any differences which they have with respect to the Disputed Items. Any Disputed Item resolved in writing by Parent and the Stockholder Representative will be deemed final, binding and conclusive on Parent, the Junior Stockholders and the Stockholder Representative. If Parent and the Stockholder Representative do not reach agreement on all of the Disputed Items during such 30-day period (or such longer period as they shall mutually agree), then at the end of such 30-day (or longer) period Parent and the Stockholder Representative shall submit all unresolved Disputed Items (collectively, the "Unresolved Items") to a nationally recognized firm of independent certified public accountants with a nationwide audit and accounting practice and that is selected by mutual agreement of Parent and the Stockholder Representative) (the "Independent Accountants") to review and resolve such matters. The Independent Accountants will determine each Unresolved Item (the amount of which may not be more favorable to Parent than the related amount reflected in the Closing Statement nor more favorable to the Stockholder Representative and the Junior Stockholders than the related amount set forth in the Dispute Notice) in accordance with this Section 2.4(d) and
Section 2.4(f) as promptly as may be reasonably practicable, and Parent and the Stockholder Representative will instruct the Independent Accountants to endeavor to complete such process within a period of no more than 45 days. The Independent Accountants may conduct such proceedings as the Independent Accountants believe, in their sole discretion, will assist in the determination of the Unresolved Items; provided that, except as Parent and the Stockholder Representative may otherwise agree in writing, all communications between Parent and the Stockholder Representative or any of their respective representatives, on the one hand, and the Independent Accountants, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating party. The Independent Accountants' determination of the Unresolved Items will be final, binding and conclusive on Parent, the Junior Stockholders and the Stockholder Representative, effective as of the date the Independent Accountants' written determination is received by Parent and the Stockholder Representative. The fees and expenses of the Independent Accountants will be borne one-half by Parent and one-half by the Stockholder Representative (for the account of the Junior Stockholders), and each of Parent and the Stockholder Representative (for the account of the Junior Stockholders) will bear its own legal, accounting and other fees and expenses of participating in such dispute resolution procedure.

     (e) Upon final determination of the Merger Consideration pursuant to
Section 2.4(c) or Section 2.4(d), an adjustment will be determined and paid as follows:

          (i) If the estimated amount of the Merger Consideration as set forth in the Price Certificate (the "Estimated Merger Consideration") exceeds the Merger Consideration as finally determined pursuant to Section 2.4(c) or
     Section 2.4(d) hereof, the Stockholder Representative and Parent shall within five (5) Business Days of the final determination of the Merger Consideration issue joint written instructions directing the Post-Closing Escrow Agent to pay to Parent the amount of such excess out of the Post-Closing Escrow Fund by wire transfer of immediately available funds to the account specified by Parent.

          (ii) If the Merger Consideration, as finally determined pursuant to
     Section 2.4(c) or Section 2.4(d) hereof, exceeds the Estimated Merger Consideration, Parent will pay to the Stockholder Representative (on behalf of the Junior Stockholders) the amount of such excess. Any amount payable by Parent pursuant to this Section 2.4(e)(ii) will be paid within five (5) Business Days of the final determination of the Merger Consideration by wire transfer of immediately available funds to the account specified by the Stockholder Representative.

     (f) For the purposes of Section 2.3 and this Section 2.4, each accounting term used herein will have the meaning that is applied thereto in accordance with GAAP as in effect on the Balance Sheet Date and, to the extent consistent with GAAP as in effect on the Balance Sheet Date, the accounting principles, policies, procedures and methodologies applied in preparing the Interim Balance Sheet and the accompanying statement of income. Each account included in the Price Certificate, the Closing Statement and the Closing Balance Sheet will be
(A) calculated in accordance with GAAP as in effect on the Balance Sheet Date, and, to the extent consistent with GAAP as in effect on the Balance Sheet Date, utilizing the accounting principles, policies, procedures and methodologies applied in preparing the Company Financial Statements (without regard to materiality), including with respect to the nature or classification of accounts, and determining levels of reserves or levels of accruals; and (B) consistent with the books and records of the Company and the Company Subsidiaries and the definitions herein; provided, that in determining current assets and liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all known errors and omissions shall be corrected, (ii) all known proper adjustments shall be made, (iii) appropriate reserves for all known and quantifiable liabilities and obligations for which reserves are appropriate in accordance with GAAP as in effect on the Balance Sheet Date shall be included, and (iv) such reserves may not be reversed or reduced except to reflect changes in facts and circumstances after the date hereof.

     SECTION 2.5. PAYMENT; ESCROW; PAYMENT PROCEDURES.

     (a) Initial Payment Fund. On the Closing Date, (i) Parent shall pay to the Stockholder Representative (on behalf of the Junior Stockholders) an amount in cash equal to

(A) the Estimated Merger Consideration plus (B) the estimated amount of Company Transaction Expenses, plus (C) the Series C Preferred Redemption Amount less (E) the Holdback Consideration, less (F) the amount of the Pre-Closing Escrow Fund, and less (G) an amount (the "Dissenting Shares Amount") equal to the product of the total number of Dissenting Shares and the Applicable Per Share Amount (based on the Estimated Merger Consideration) of such Dissenting Shares, and (ii) Parent and the Company shall cause the Pre-Closing Escrow Agent to pay to the Stockholder Representative the entire amount of the Pre-Closing Escrow Fund, in each case, by wire transfer of immediately available funds to the account specified by the Stockholder Representative. The amount paid to the Stockholder Representative pursuant to this Section 2.5(a) (the "Initial Payment Fund"), together with amounts paid to the Stockholder Representative by Parent or the Post-Closing Escrow Agent pursuant to Section 2.4(e), Section 2.5(b) or Section 7.12(a) ("Additional Funds" and together with the Initial Payment Fund and all interest or other earnings thereon, the "Payment Fund"), shall be held and disbursed by the Stockholder Representative strictly in accordance with this
Article II. The Stockholder Representative will acknowledge in writing to Parent the receipt of the Initial Payment Fund promptly following receipt thereof.

     (b) Escrow Fund.

          (i) Pursuant to an escrow agreement entered into on the Closing Date by and among Parent, the Stockholder Representative and SunTrust Bank, as escrow agent (in such capacity, the "Post- Closing Escrow Agent") in substantially the form attached hereto as Exhibit E (as amended, restated or otherwise modified from time to time, the "Post- Closing Escrow Agreement"), Parent and the Stockholder Representative will appoint the Post-Closing Escrow Agent to hold and disburse the Post-Closing Escrow Fund as provided below. At the Closing, Parent shall deposit with the Post-Closing Escrow Agent (on behalf of the Junior Stockholders) an amount in cash equal to the Holdback Consideration (together with all interest or other earnings thereon, the "Post-Closing Escrow Fund"), by wire transfer of immediately available funds. The Post-Closing Escrow Fund shall be held by the Post-Closing Escrow Agent in a segregated account to serve as the sole source of payment of any adjustment to the Estimated Merger Consideration required by Section 2.4(e)(i), any indemnification obligation of the Junior Stockholders set forth in Article IX of this Agreement (except as otherwise specifically provided in Article IX), and any payment required to be made to Parent pursuant to Section 7.12(a) for Taxes attributable to any Pre-Closing Period.

          (ii) Subject to the terms and conditions of the Post-Closing Escrow Agreement, the Post-Closing Escrow Fund shall be disbursed by the Post-Closing Escrow Agent as follows: (A) from time to time prior to the Release Date, the Escrow Fund shall be disbursed by the Post-Closing Escrow Agent to the Parent to the extent required to pay an adjustment to the Estimated Merger Consideration under Section 2.4(e)(i) or an indemnification obligation of the Junior Stockholders under Article IX or to satisfy certain obligations for Taxes attributable to Pre-Closing Periods pursuant to Section 7.12(a); provided that such disbursement shall be made by Post-Closing Escrow Agent only upon receipt of (x) joint written instructions executed by Parent and the Stockholder Representative, (y) in the case of a disbursement requested with respect to an indemnification claim under Article IX, a Final Award certified as such by Parent (a copy of which shall be contemporaneously delivered to the Stockholder Representative), in each case directing the Post-Closing Escrow Agent to make such disbursement or (z) in the case of a disbursement requested with respect to an adjustment to the Estimated Merger Consideration under
     Section 2.4(e)(i), a copy of the Independent Accountants' written final determination of the Unresolved Items in favor of Parent; (B) on the Release Date, the entire balance of the Escrow Fund (less any amount thereof subject to unresolved indemnification claims hereunder (each such amount, a "Pending Claim Amount") shall be disbursed by the Post-Closing Escrow Agent to the Stockholder Representative (on behalf of the Junior Stockholders); and (C) after the Release Date, each Pending Claim Amount shall be paid by the Post-Closing Escrow Agent to Parent or the Stockholder Representative (on behalf of the Junior Stockholders), as the case may be, upon receipt by the Post-Closing Escrow Agent of (x) joint written instructions executed by Parent and the Stockholder Representative or (y) a Final Award certified as such by the Parent or the Stockholder Representative (a copy of which shall be contemporaneously delivered to the non-certifying party), in each case directing the Post-Closing Escrow Agent to make such disbursement. As used herein, the date as of which all amounts in the Post-Closing Escrow Fund have been paid out by the Post-Closing Escrow Agent is referred to as the "Escrow Termination Date".

     (c) Use and Disbursement of Payment Fund. The Stockholder Representative shall hold the Payment Fund in a segregated account on behalf of the Junior Stockholders and use such funds for the sole purposes of (i) paying Company Transaction Expenses, (ii) paying the Series C Preferred Redemption Amount to the holders of Series C Preferred Stock in accordance with this Section 2.5,
(iii) delivery of the Merger Consideration to the Junior Stockholders in accordance with the terms hereof, and (iv) establishing (by withholding from the Merger Consideration) a reserve account (the "Reserve Account"), in any amount determined by the Stockholder Representative in its sole discretion (the amount so established, the "Reserve Amount"), to pay costs, fees and expenses incurred by or for the benefit of the Junior Stockholders on or after the Closing in connection with the transactions contemplated by this Agreement. The Stockholder Representative shall have sole and exclusive authority to disburse and pay amounts placed into the Reserve Account consistent with the provisions of this Agreement.

     (d) Payment Procedures.

          (i) Each record holder of a certificate evidencing shares of Series C Preferred Stock (a "Preferred Certificate") or a certificate evidencing shares of Junior Stock (a "Junior Certificate," and together with a Preferred Certificate, a "Certificate") shall be provided by the Company with a form of letter of transmittal (the "Transmittal Letter") and instructions for the use thereof to surrender such Certificate to the Stockholder Representative for payment pursuant to this Section 2.5. The Transmittal Letter shall be in the form substantially as attached as Exhibit F hereto and shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate (or an appropriate, in the Stockholder Representative's and the Parent's reasonable judgment, affidavit of loss in respect thereof) to the Stockholder Representative in accordance with the terms of delivery specified in the Transmittal Letter and the instructions for the use thereof in surrendering Certificate(s).

          (ii) Each holder of Series C Preferred Stock immediately prior to the Effective Time shall be entitled to receive, upon surrender to the Stockholder Representative for cancellation of the Preferred Certificates representing such Series C Preferred Stock and a duly executed Transmittal Letter, and subject to any required withholding of Taxes (as determined in good faith by the Stockholder Representative), (i) the Series C Preferred Per Share Amount for such Series C Preferred Stock and (ii) the Applicable Per Share Amount payable under Section 2.5(d)(iii) with respect to the Conversion Shares. If a holder of Series C Preferred Stock delivers his, her or its Preferred Certificate(s), a properly completed Transmittal Letter and payment instructions (including wire transfer instructions if applicable) to the Stockholder Representative at least three (3) Business Days prior to the Closing Date, the Series C Preferred Per Share Amount and the amount described in clause (i) above in respect of the related Series C Preferred Stock will be paid to such holder promptly following the Effective Time and in no event later than the second Business Day following the Effective Time. From and after the Effective Time until surrendered to the Stockholder Representative, each Preferred Certificate shall be deemed for all corporate purposes to evidence only the right to receive, in accordance with the terms of this Agreement, the Series C Preferred Per Share Amount for the Series C Preferred Stock previously represented thereby and the Merger Consideration payable under Section 2.5(d)(iii) in respect of the Conversion Shares. No interest will accrue or be paid on any amount payable to the holder of any outstanding Series C Preferred Stock pursuant to this Agreement.

          (iii) Each holder of Junior Stock outstanding immediately prior to the Effective Time (excluding the Excluded Shares and Dissenting Shares) shall be entitled to receive, upon surrender to the Stockholder Representative for cancellation of the Junior Certificates representing such Common Stock and a duly executed Transmittal Letter, and subject to any required withholding of Taxes (as determined in good faith by the Stockholder Representative), the Applicable Per Share Amount payable with respect to such Common Stock (determined as if the Estimated Merger Consideration were reduced by (A) the Holdback Consideration and (B) the initial Reserve Amount). If a Junior Stockholder delivers his, her or its Junior Certificate(s), a properly completed Transmittal Letter and payment instructions (including wire transfer instructions if applicable) to the Stockholder Representative at least three (3) Business Days prior to the Closing Date, the Applicable Per Share Amount, less the aforesaid reductions, will be paid to such Junior Stockholder promptly following the Effective Time and in no event later than the second Business Day following the Effective Time. From and after the Effective Time until surrendered to the Stockholder Representative, each Junior Certificate shall be deemed for all corporate purposes to evidence only the right to receive, in accordance with the terms of this Agreement, the Allocable Per Share Amount into which the Junior Stock previously represented thereby shall have been converted in the Merger. No interest will accrue or be paid on any amount payable to the holder of any outstanding Junior Stock pursuant to this Agreement.

          (iv) If any Additional Funds are received by the Stockholder Representative from Parent pursuant to Section 2.4(e) or from the Post-Closing Escrow Agent pursuant to Section 2.5(b), the Stockholder Representative shall, (A) at its option, use all or any portion of such Additional Funds to increase the Reserve Amount or pay any expenses not paid from the Reserve Account and (B) pay to each Junior Stockholder who has delivered his, her or its Certificate(s), a properly completed Transmittal Letter and payment instructions (including wire transfer instructions if applicable) to the Stockholder Representative, such Junior Stockholder's allocable share of such Additional Funds (less any amount by which the Reserved Account is increased pursuant to clause (A) above) as determined by the Stockholder Representative by recomputing the Allocable Per Share Amounts of the Junior Stock in accordance with the Company Charter as in effect immediately prior to the Effective Time as if such amounts were received on the Closing Date as part of the Initial Payment Fund.

          (v) To the extent amounts placed in the Reserve Account are not used, or in the good faith judgment of the Stockholder Representative are not expected to be used, to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement including costs associated with any indemnification claims, the Stockholder Representative shall pay to each Junior Stockholder who has delivered his, her or its Certificate(s), a properly completed Transmittal Letter and payment instructions (including wire transfer instructions if applicable) to the Stockholder Representative, such Junior Stockholder's allocable share of such amounts as determined by the Stockholder Representative by recomputing the Allocable Per Share Amounts of the Junior Stock in accordance with the Company Charter as in effect immediately prior to the Effective Time as if such amounts were received on the Closing Date as part of the Initial Payment Fund.

     (e) No Further Rights. All cash paid upon conversion of the shares of Series C Preferred Stock and Junior Stock in accordance with the terms of this
Article II, and all cash paid pursuant to Section 2.5 to or for the benefit of Junior Stockholders, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Series C Preferred Stock and Junior Stock. By approval of the Merger and their execution of the Selling Stockholders Agreement, each holder of capital stock of the Company shall be deemed to have irrevocably authorized Parent to pay the aggregate Merger Consideration and the Series C Preferred Redemption Amount to the Stockholder Representative in accordance with the terms of this Article II, and shall further be deemed to have agreed that following such payment by Parent to the Stockholder Representative none of Parent, Merger Sub, the Company or the Surviving Corporation shall have any further liability to such holders with respect to, and such holders shall only look to the Stockholder Representative for disbursements of, and any liability for, such amounts.

     (f) Lost, Stolen or Destroyed Stock Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such lost, stolen or destroyed Certificate(s) and granting adequate (in the Stockholder Representative's and the Parent's reasonable judgment) indemnity against any claim that may be made against the Surviving Corporation, Parent or the Stockholder Representative with respect to such Certificate(s), the Stockholder Representative shall pay the applicable amount required to be paid hereunder with respect to each share evidenced by such lost, stolen or destroyed Certificate(s).

     SECTION 2.6. STOCK TRANSFER BOOKS.

     At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company.

     SECTION 2.7. DISSENTING SHARES.

     Notwithstanding any other provisions of this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a Person who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Applicable Per Share Amount of such shares. The holders of Dissenting Shares shall be entitled to receive from the Surviving Corporation payment of the appraised value of such shares of Common Stock held by them in accordance with the provisions of such Section 262 (the "Appraised Value"), except that (i) all Dissenting Shares held by a Person who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Applicable Per Share Amount of such shares, upon surrender, payable in the manner and subject to the adjustments provided for in
Section 2.5, of the certificate or certificates that formerly evidenced such shares of Common Stock, and (ii) in such case, the Surviving Corporation shall promptly deliver the Dissenting Shares Amount to the Stockholder Representative by wire transfer of immediately available funds to an account designated by the Stockholder Representative.

     SECTION 2.8. REPAYMENT OF CERTAIN COMPANY INDEBTEDNESS.

     Simultaneously with the Closing, Parent shall repay, or cause to be repaid, on behalf of the Company and the Company Subsidiaries, all Company Indebtedness then outstanding under the Company Credit Documents by wire transfer of immediately available funds as directed by the holders of such indebtedness.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) The Company and each Subsidiary of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation, limited liability company or other entity duly organized, validly existing and in good standing (to the extent such concept applies in the applicable jurisdiction) under the Laws of the jurisdiction of its organization. Except as set forth on Schedule 3.1, the Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to so qualify in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has the requisite power and authority to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted. The Company has no Subsidiaries or any equity or similar interest in any entity other than those listed on Schedule 3.1, nor does it have any obligation to purchase any equity or other similar interest in any other entity. As used herein, the term "Company Material Adverse Effect" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), earning power or prospects of the Company and the Company Subsidiaries, taken as a whole, or on the ability of the Company to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse
Effect: (a) any adverse change, event, development or effect arising from or relating to (i) general business, economic or political conditions in the United States, including such conditions related to the industry in which the Company and the Company Subsidiaries operate, but only which, in each case, does not have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon anywhere in the world,
(iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) or
(iv) changes in United States generally accepted accounting principles and (b) any adverse change in or effect on the business of the Company and the Company Subsidiaries that is cured before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Article X hereof.

     (b) For purposes of this Agreement, a "Subsidiary" of any Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, limited liability company interests, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity; or
(ii) possesses, directly or indirectly, Control over the direction of management or policies of such corporation, limited liability company, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

     SECTION 3.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and bylaws (or similar governing documents) of the Company and each Company Subsidiary, each as amended to date. Each such certificate of incorporation or bylaws (or similar governing document) is in full force and effect. Neither the Company nor any Company Subsidiary is in violation, taking into consideration the consents granted in the Selling Stockholders Agreement, of any of the provisions of its certificate of incorporation or bylaws (or similar governing document).

     SECTION 3.3. CAPITALIZATION.

     (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 580,000 shares, which is comprised of: (a) 237,500 shares of common stock, par value $.001 per share, of which (i) 167,500 shares are designated as Class A Common Stock (of which no shares are issued and outstanding as of the date hereof), and (ii) 70,000 shares are designated as Class B Common Stock (of which 5,502.486 shares are issued and outstanding as of the date hereof); and (b) 342,500 shares of preferred stock, par value $.001 per share, of which (i) 20,000 shares are designated as Series C Preferred Stock (of which 20,000 shares are issued and outstanding as of the date hereof), (ii) 155,000 shares are designated as Series B Preferred Stock (of which no shares are issued and outstanding as of the date hereof), and (iii) 142,500 shares are designated as Series A Preferred Stock (of which 51,000 shares are issued and outstanding as of the date hereof). The Series A Preferred Stock is further subdivided into (A) 125,000 shares of Series A-l Preferred Stock (of which 50,700 shares are issued and outstanding as of the date hereof), (B) 15,000 shares of Series A-2 Preferred Stock (of which no shares are issued and outstanding as of the date hereof), and (C) 2,500 shares of Series A-3 Preferred Stock (of which 300 shares are issued and outstanding as of the date hereof). Except as described above, no class or series of capital stock of the Company is issued or outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date hereof, there are (i) 155,000 shares of Series B Preferred Stock reserved for issuance upon conversion of the outstanding Series C Preferred Stock, (ii) 4,479.446 shares of Series A-2 Preferred Stock reserved for issuance upon conversion of the outstanding Series C Preferred Stock, and
(iii) 55,479.446 shares of Class A Common Stock reserved for issuance upon conversion of the outstanding Series A Preferred Stock. As of the date hereof, the Company has 162.714 shares of Class B Common Stock that are held as treasury stock. Except as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in the Company or any Company Subsidiary, including pursuant to any preemptive rights or upon the exchange or conversion of any Indebtedness or security. Except as set forth on Schedule 3.3(b), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other Person. No shares of capital stock have been issued by the Company at any time in violation of the preemptive rights of any stockholder of the Company. All shares of capital stock of the Company and all securities convertible or exercisable into shares of capital stock of the Company currently outstanding were offered, issued and sold in compliance in all material respects with all applicable federal and state securities laws and regulations.

     (c) Exhibit G attached hereto sets forth each record holder of the outstanding capital stock of the Company, and the number of shares of each class or series of the Company's capital stock held by each such record holder, in each case, as of the date hereof. Except as set forth on Schedule 3.3(c) there are no proxies, agreements or understandings with respect to the voting or transfer of the capital stock of the Company to which the Company is a party or, to the Knowledge of the Company, to which any other person is a party.

     (d) Except as set forth on Schedule 3.3(d), with respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock of such Company Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are owned by the Company or a wholly-owned Company Subsidiary. Except as set forth on Schedule 3.3(d), with respect to each Company Subsidiary that is a limited liability company, all of the outstanding limited liability company interests of such Company Subsidiary are owned by the Company or another wholly-owned Company Subsidiary. Except as set forth on
Schedule 3.3(d), all of the outstanding shares of capital stock or limited liability company interests of each Company Subsidiary owned by the Company or another wholly-owned Company Subsidiary are owned by the Company or such Company Subsidiary free and clear of any liens, security interests, pledges or encumbrances (the "Encumbrances").

     SECTION 3.4. AUTHORITY.

     The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the Junior Stockholders in accordance with the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement (including the consummation of the Merger) will not, (i) conflict with or violate, result in a breach of, or constitute a default under the certificate or articles of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational document of the Company or any Company Subsidiary, (ii) subject to compliance with the requirements described in
Section 3.5(b) below, conflict with or violate any federal, state, or local law or statute or governmental ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) except for consents required under agreements listed on Schedule 3.12, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the

Company, any Company Subsidiary or any of their respective properties or assets is bound, except, in the case of clause (iii) above for any such conflicts, violations, breaches, defaults or other accelerations or occurrences that either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or prevent consummation of the Merger or delay the same, or otherwise prevent the Company from performing its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"') except (i) for (A) applicable requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"),
(B) applicable requirements, if any, of the consents, approvals, authorizations or permits identified in Schedule 3.5(b), (C) filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or prevent the consummation of the Merger or delay the same, or otherwise prevent the Company from performing its obligations under this Agreement.

     SECTION 3.6. COMPANY FINANCIAL STATEMENTS; LIABILITIES.

     (a) The Company has delivered to Parent as attachments to Schedule 3.6(a):
(i) the audited consolidated balance sheets of the Parent and its Subsidiaries as of March 28, 2004 (the "Balance Sheet Date") and March 30, 2003, and the related audited consolidated statements of income and of cash flow for the Annual Reporting Periods ended on the Balance Sheet Date and March 30, 2003, and
(ii) the unaudited consolidated balance sheet of NCI and its Subsidiaries (other than Network Publications Canada Inc.) as of October 10, 2004 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income for the seven (7) consecutive Monthly Reporting Periods then ended (all of the foregoing financial statements and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements: (i) are derived from and reflect the books and records of the Parent or NCI (as applicable) and its Subsidiaries (other than Network Publications Canada Inc., in the case of any unaudited financial statement);
(ii) fairly present in all material respects the financial condition of NCI and NCI's Subsidiaries (other than Network Publications Canada Inc., in the case of any unaudited financial statement) at the dates therein indicated and the results of operations for the periods therein specified; and (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods except, with respect to the unaudited Company Financial Statements, for any absence of required footnotes and subject to the Company's customary year-end adjustments, none of which are likely to be material. The Company and the Company Subsidiaries have no indebtedness, liabilities or obligations of the type required to be reflected on a consolidated balance sheet prepared in accordance with GAAP, applied on a basis consistent with the method used in preparation of the Company's audited financial statements for the Annual Reporting Period ended on the Balance Sheet Date except for (a) the indebtedness, liabilities and obligations shown on the Interim Balance Sheet (including any notes thereto),
(b) current liabilities that have been incurred by the Company and the Company Subsidiaries after the Balance Sheet Date in the ordinary course of their business consistent with past practice, (c) indebtedness, liabilities and obligations set forth on
Schedule 3.6(a) and (d) Company Transaction Expenses.

     (b) The Company conducts no business operations, has no liabilities (other than as set forth on Schedule 3.6(b)), and owns no assets (other than the capital stock of NCI).

     SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since the date of the Interim Balance Sheet, except as set forth on
Schedule 3.7, (a) there has not been any changes in the business, operations, assets, financial condition or cash flow of the Company or any of the Company Subsidiaries, which either individually or in the aggregate has had, or could reasonably be expected to have, a Company Material Adverse Effect, and the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (b) neither the Company nor any Company Subsidiary has taken any action that would have been prohibited by Section 6.2 hereof if such Section had been in effect as of and at all times since the date of the Interim Balance Sheet.

     SECTION 3.8. ABSENCE OF LITIGATION.

     Except as set forth on Schedule 3.8, there are (a) no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitration, mediation or regulatory authority or body, domestic or foreign, that either individually or in the aggregate could reasonably be expected to result in a Company Material Adverse Effect, or challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary, and (c) to the Knowledge of the Company, no actions, suits, investigations, or proceedings pending or threatened against any of the officers or directors of the Company or any Company Subsidiary for which the Company or any Company Subsidiary may have an obligation to provide indemnification.

     SECTION 3.9. LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

     The Company and the Company Subsidiaries hold all permits, licenses, approvals, certificates, accreditations and other authorizations from all Governmental Entities (collectively, the "Permits") necessary for the Company and the Company Subsidiaries to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted, except for Permits the failure of which to obtain either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The businesses of the Company and the Company Subsidiaries are being conducted in all material respects in compliance with, and not in violation in any material respect of, all applicable Laws (other than Environmental Laws, which are addressed in Section 3.16; and ERISA and Laws related to employee matters, which are addressed in Section 3.13 and Section 3.15), Permits and other authorizations of Governmental Entities. As of the date hereof, no notices have been received by, and no claims have been filed against, the Company or any Company Subsidiary alleging a violation of such Laws.

     SECTION 3.10. TAXES.

     (a) Except as set forth on Schedule 3.lO(a), the Company and the Company Subsidiaries have prepared and filed with all appropriate Governmental Entities all material Tax Returns by the date such returns were required to be filed (after giving effect to extensions timely filed), and all such returns are correct and complete in all material respects. Neither the Company nor any Company Subsidiary has participated in or acted as a "material adviser" to any transaction required to be disclosed under Treasury Regulation Section 1.6011-4. Except as set forth on Schedule 3.10(a), the Company and the Company Subsidiaries have paid in full all Taxes due prior to the date hereof, will pay all Taxes due after the date hereof and prior to the Effective Time and, in the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, the Company has or will make adequate provision in accordance with GAAP in its books and records for such payment. Except as set forth on Schedule 3.10(a), the Company and the Company Subsidiaries have withheld from each payment made to any of its present or former employees, officers, directors, stockholders and creditors all amounts required by Law to be withheld and have, where required, remitted such amounts within the applicable periods allowed by Law to the appropriate Governmental Entities. In addition, except as set forth on Schedule 3.lO(a), (a) no assessments for Taxes have been issued against the Company or any Company Subsidiary by a Governmental Entity that remain outstanding and unpaid; (b) within the past three (3) years no Governmental Entity has conducted an audit of the Company or any Company Subsidiary in respect of Taxes; and (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period for the assessment or collection of any Taxes.

     (b) Except as set forth on Schedule 3.10(b), prior to the date hereof neither the Company nor any Company Subsidiary has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or any Company Subsidiary has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any Company Subsidiary (excluding any such notices related to Tax matters paid or otherwise resolved prior to the Balance Sheet Date). Except as set forth on Schedule 3.lO(b), no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that such Company or Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Company Subsidiary.

     (c) Neither the Company nor any Company Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any Company Subsidiary has been (a) a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(l)(A)(ii), (b) a personal holding company within the meaning of Code Section 542, (c) a passive foreign investment company within the meaning of Code Section 1297 or (d) a foreign personal holding company within the meaning of Code Section 552. Except as set forth on Schedule 3.10(c), neither the Company nor any

Company Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary (a) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (b) has any liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

     (d) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (c) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amount received on or prior to the Closing Date.

     (e) Neither the Company nor any Company Subsidiary owns any interest in any entity or venture that is treated as a partnership for Tax purposes. Except as set forth on Schedule 3.10(e), neither the Company nor any Company Subsidiary has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361. Neither the Company nor any Company Subsidiary (i) has ever been required to make adjustments to its income pursuant to Code Section 482, (ii) is required to make any adjustments to its income for any period after the Closing Date pursuant to Code Section 481, or (iii) is the subject of a ruling from the Internal Revenue Service or other taxing authority that will have continuing effect after the Effective Time.

     (f) For the purpose of this Agreement, the term "Tax" and "Taxes" shall mean (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code Section 59A), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (ii) any liability for an amount described in (i) by reason of being a member of any combined, consolidated, affiliated, unitary or other group and (iii) any liability for an amount described in (i) or (ii) by contract, as a successor in interest or otherwise. For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 3.11. INTELLECTUAL PROPERTY.

     (a) Schedule 3.11(a) contains a complete and accurate list of all (i) patented or registered Intellectual Property owned by the Company or any Company Subsidiary, (ii) pending patent applications and applications for other registrations of Intellectual Property filed by or on behalf of the Company or any Company Subsidiary, and (iii) material unregistered Intellectual Property owned or used by the Company or any Company Subsidiary, other than "shrink-wrapped" or "off-the-shelf software licenses licensed to the Company or any Company Subsidiary on standard terms for less than ten thousand dollars ($10,000) per annum for any such license. Schedule 3.11(a) also contains a complete and accurate list of all licenses, royalty agreements, and other rights granted by the Company or any Company Subsidiary to any third party with respect to any Intellectual Property owned by the Company or a Company Subsidiary and all licenses, agreements, and other rights granted by any third party to the Company with respect to any Intellectual Property (other than "shrink-wrapped" or "off-the-shelf software licenses licensed to the Company or a Company Subsidiary) on terms the Company believes are customary for less than ten thousand dollars ($10,000) per annum for any such license), in each case identifying the subject Intellectual Property. All Intellectual Property owned by the Company and the Company Subsidiaries is free and clear of all Encumbrances (other than Permitted Encumbrances).

     (b) The Company or one of the Company Subsidiaries owns and possesses, or has the right to use pursuant to a valid license, all Intellectual Property necessary to or currently used in the operation of its business as presently conducted. To the Knowledge of the Company, neither the Company nor any Company Subsidiary is currently utilizing any Intellectual Property of any of its employees developed, invented or made prior to their employment by the Company or any Company Subsidiary except for any such Intellectual Property that have previously been assigned to the Company or any Company Subsidiary.

     (c) No loss, abandonment, or expiration of any item(s) of Intellectual Property owned or used by the Company or any Company Subsidiary has occurred which has had or could reasonably be expected to have a Company Material Adverse Effect, and no such loss, abandonment or expiration of any Intellectual Property is pending or, to the Knowledge of the Company, threatened. All Intellectual Property owned by the Company or a Company Subsidiary is valid, subsisting and enforceable and, to the Knowledge of the Company, all Intellectual Property used (but not owned) by the Company or a Company Subsidiary is valid, subsisting and enforceable.

     (d) Except as set forth on Schedule 3.11(d), there have been no claims made or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary asserting (i) the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or any Company Subsidiary in the operation of its business, or (ii) that the operation of the business of the Company or any Company Subsidiary infringes or otherwise conflicts with any Intellectual Property of any third party (including any demand or request that the Company or a Company Subsidiary license any rights from a third party), and neither the Company nor any Company Subsidiary has received written notice alleging any such infringement or conflict. Except as set forth on Schedule 3.1l(d), to the Knowledge of the Company, no Person has infringed upon or otherwise conflicted with or is currently infringing upon or otherwise conflicting with any Intellectual Property owned by the Company or any Company Subsidiary. The transactions contemplated by this Agreement will not have a material adverse effect on the Company's or any Company Subsidiary's right, title or interest in and to the Intellectual Property owned or used by the Company or any Company Subsidiary, and all of such Intellectual Property will be owned or available for use by the Company or the applicable Company Subsidiary immediately after the Closing.

     (e) As used in this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent disclosures and inventions, whether foreign or domestic, including all reissues, continuations, divisions, continuations in part and renewals and extensions thereof, (ii) internet domain names, trademarks, service marks, trade dress, trade names, slogans, logos and corporate names and registrations and applications for registration of any of the foregoing, (iii) registered copyrights, copyrightable works and registrations and applications for registration thereof, (iv) computer software (including both source and object code), data, data bases and documentation, (v) trade secret rights and (vi) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     SECTION 3.12. MATERIAL CONTRACTS.

     (a) Schedule 3.12 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following types to which the Company or a Company Subsidiary is a party or is bound (collectively, the "Material Contracts"): (i) any contract, agreement or legally binding commitment (including any lease of real property or any license or agreement involving Intellectual Property) providing for payments by or to the Company or a Company Subsidiary in excess of $250,000 at any time or in the aggregate during any year (other than purchase orders entered into in the ordinary course of business) or that is material to the business or operations of the Company or any Company Subsidiary; (ii) employment, severance, termination and consulting agreements (excluding agreements with at will employees and agreements that may be terminated by the Company or a Company Subsidiary without penalty other than customary severance) involving payments by the Company or a Company Subsidiary in excess of $50,000 at any time or in the aggregate during any year; (iii) loan agreements, indentures, reimbursement agreements for letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of $250,000 or which grant any Encumbrances (other than any Permitted Encumbrances); (iv) agreements which contain any provisions requiring consent in the event of a "change of control"; (v) non-solicitation and non-compete agreements by which the Company or any Company Subsidiary is bound and (vi) other material agreements with any director, officer, or Junior Stockholder.

     (b) Except as set forth on Schedule 3.12, each of the Material Contracts is valid and binding and as of the date hereof is in full force and effect and, to the Knowledge of the Company, is enforceable by the Company or Company Subsidiary that is a party thereto (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity and (ii) with respect to any non-compete or non-solicitation agreement). Neither the Company nor any Company Subsidiary has violated any provision of, or committed or failed to perform any act which is required to be performed under such Material Contract; no event has occurred which with or without notice, lapse of time or both would constitute a default, breach or event of noncompliance under the provisions of, any Material Contract, except for violations and defaults which either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect; and neither the Company nor any Company Subsidiary has received any notice of, and to the

Knowledge of the Company there does not exist, any material breach, cancellation, or intention not to renew, or any anticipated material breach, cancellation, or intention not to renew, by the other parties to any Material Contract. True and complete copies of all Material Contracts have been delivered to Parent or made available for inspection.

     SECTION 3.13. EMPLOYEE BENEFIT PLANS.

     (a) Schedule 3.13 sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other retirement, profit sharing, deferred compensation, incentive compensation, bonus, stock option, restricted stock or other equity compensation, stock purchase, severance pay, termination or change of control, unemployment benefit, vacation pay, health, life or other insurance, Section 125 cafeteria plan or flexible benefit arrangement, fringe benefit or other employee benefit plan, program, agreement or arrangement that is sponsored by, maintained or contributed or required to be contributed to as of the date of this Agreement by the Company or any Company Subsidiary, or any entity which together with the Company would be deemed a "single employer" within the meaning of Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA ("ERISA Affiliate") or under which the Company, or any Company Subsidiary has any liability or a reasonable possibility of a potential liability (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA is referred to herein as an "ERISA Plan".

     (b) The Company has furnished or made available to Parent complete and correct copies of each of the Benefit Plans (or a summary thereof) and all related documents, including but not limited to, (i) the plan document and summary plan description; (2) the most recent determination letter from the Internal Revenue Service (if applicable) for such Benefit Plan; (3) the most recent annual report (Form 5500 series) required for each Benefit Plan; and (4) all related trust agreements, insurance contracts or other funding arrangements that implement Benefit Plan.

     (c) None of the Company, any Company Subsidiary, or any of the Benefit Plans, or any trust created thereunder or any trustee or administrator thereof, has engaged in any transaction as a result of which the Company or any Company Subsidiary would be subject to any material liability pursuant to Sections 406 and 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or (1) of ERISA or a Tax imposed pursuant to Section 4975 of the Code. No fiduciary of any Benefit Plan who is an employee of the Company or a Company Subsidiary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each Benefit Plan.

     (d) None of the Benefit Plans is a plan subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. None of the Company, any Company Subsidiary or any ERISA Affiliate has incurred any liability under Title

IV of ERISA and no events have occurred and no circumstances exist that would reasonably be expected to result in such liability to the Company or any Company Subsidiary.

     (e) Each Benefit Plan (and each related trust, insurance contract, or fund) has been operated, funded and administered in all material respects in compliance with its governing documents and with all provisions of all applicable Laws, including, but not limited to, ERISA and the Code.

     (f) Each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the ERISA Plan meets all requirements under the Code and that any trust(s) associated with such ERISA Plan is Tax exempt under
Section 501(a) of the Code. Each such ERISA Plan has filed an application for a favorable determination letter from the IRS which covers recent Tax Law changes commonly known as "GUST" within the GUST remedial amendment period and has been timely amended for the Tax Law changes commonly known as "EGTRRA". To the Knowledge of the Company, no event has occurred since the date of the most recent determination (other than the effective date of certain amendments to the Code the remedial amendment period for which has not expired) that would adversely affect the qualified status of such ERISA Plan.

     (g) As of the date hereof, there are no claims (other than routine claims for benefits), proceedings, hearings, actions or lawsuits pending, or to the Knowledge of the Company, threatened, with respect to any Benefit Plan or the Company or any Company Subsidiary in connection with any Benefit Plan or the fiduciaries responsible for such Benefit Plans. As of the date hereof, there are no audits, investigations or examinations with respect to any Benefit Plan by the IRS, the Department of Labor, the PBGC or any other governmental agency (other than a review associated with the application for a determination letter that has been filed with the IRS) and to the Knowledge of the Company, no such audit, investigation or examination is threatened or pending.

     (h) None of the Company, any Company Subsidiary, or any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to or has any liability or the reasonable possibility of a potential liability with respect to a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

     (i) All contributions (including all employer contributions and employee salary reduction contributions) that are due with respect to any Benefit Plan have been made within the time periods prescribed by ERISA and the Code to each such Benefit Plan and all contributions for any period ending on or before the Effective Time which are not yet due have been made to each such Benefit Plan or accrued in accordance with the past custom and practice of the Company and the Company Subsidiaries. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each Benefit Plan.

     (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in a material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company or any Company Subsidiary under any Benefit Plan;
(ii) materially increase any benefit otherwise payable under any Benefit Plan; or (iii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any individual.

     (k) There are no agreements to which the Company or any Company Subsidiary is a party which will provide payments to any officer, employee or highly compensated individual which will be "parachute payments" under Section 280G or
Section 4999 of the Code for which Parent or the Company or any Company Subsidiary will have withholding liability or that will result in loss of Tax deductions under Section 280G of the Code.

     (l) None of the Company, any Company Subsidiary, or any ERISA Affiliate has any obligation to provide life insurance, medical or health benefit coverage on or after retirement or other termination of employment to any individual other than continuation coverage as required by Section 4980B of the Code, Sections 601-608 of ERISA ("COBRA") or applicable state continuation of coverage statutes. The Company, the Company Subsidiaries and each ERISA Affiliate have complied in all material respects with COBRA.

     (m) For all purposes under all applicable Laws, including ERISA and the Code, and all Employee Benefit Plans, and for all other relevant purposes: (i) all individuals who presently render services or in the past have rendered services to the Company or any Company Subsidiary are and were correctly treated by the Company or such Company Subsidiary as either employees or independent contractors, as the case may be; (ii) all independent contractors who are or at any time have been engaged by the Company or any Company Subsidiary are or were bona fide independent contractors and not employees of the Company or any Company Subsidiary during the period they were treated as such by the Company or such Company Subsidiary; and (iii) all leased employees who are or at any time have been utilized by the Company or any Company Subsidiary are or were employees of the leasing agency and not employees of the Company or any Company Subsidiary during the period they were treated as such by the Company or such Company Subsidiary.

     SECTION 3.14. PROPERTIES; ASSETS.

     (a) Except as set forth in Schedule 3.14(a), the Company or one of the Company Subsidiaries has good title to all the properties and assets reflected in the Interim Balance Sheet, as being owned by the Company or one of the Company Subsidiaries (except assets and properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances except (i) Encumbrances related to statutory liens securing payments not yet due (provided that if the related liabilities were required under GAAP to have been reserved for on the Interim Balance Sheet, then only to the extent such liabilities are actually reserved for on such balance sheet), (ii) Encumbrances arising pursuant to Company Indebtedness, (iii) Encumbrances arising pursuant to capital leases, (iv) Encumbrances not related to indebtedness for borrowed money which do not, individually or in the aggregate, materially interfere with the use, occupancy or operation of the real property leased by the Company and its Subsidiaries and
(v) statutory Encumbrances incurred or deposits made in the ordinary course of business in connection with workers' compensation, employment insurance and other social security legislation (the Encumbrances referred to in clauses
(i)-(v), the

"Permitted Encumbrances"). The Company and the Company Subsidiaries collectively own, or have the right to use pursuant to valid and binding agreements, assets that are sufficient to operate their businesses as currently conducted.

     (b) Schedule 3.14(b) sets forth the address of each material leasehold or subleasehold estate and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary (the "Leased Real Property"), and a list of all material leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (each a "Lease"). The Company has made available to Parent a true and complete copy of each such Lease or, in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Schedule 3.14(b), with respect to each Lease: (i) such Lease is legal, valid, binding, enforceable and in full force and effect and creates a valid leasehold interest to the leasehold estate conveyed by such Lease; (ii) the transactions contemplated hereunder do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any other party to such Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default by the Company or any Company Subsidiary thereunder, or permit the termination, modification or acceleration of rent under such Lease; (iv) neither the Company nor any Company Subsidiary owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease; (v) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and
(vi) there are no Encumbrances on the estate or interest created by such Lease.

     Neither the Company nor any Company Subsidiary owns any real property.

     SECTION 3.15. EMPLOYEES; LABOR RELATIONS.

     (a) Schedule 3.15(a) lists each current employee of the Company or any Company Subsidiary (i) who received from the Company and the Company Subsidiaries during the Annual Reporting Period ended on the Balance Sheet Date, or (ii) who is anticipated to receive from the Company and the Company Subsidiaries during the Annual Reporting Period ending March 27, 2005 salary, wages and/or cash bonuses in excess of $200,000 in the aggregate and the amount of such compensation.

     (b) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other collective bargaining representative of any of the employees of the Company or any Company Subsidiary. Except as set forth in
Schedule 3.15(b), the Company and each Company Subsidiary is in compliance with all Laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for such noncompliance which either individually or in the aggregate is not reasonably likely to have a Company Material Adverse Effect.

     (c) To the Knowledge of the Company, the Company and each Company Subsidiary has properly classified for all purposes (including, without limitation, for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to the Company and each Company Subsidiary.

     (d) Except as set forth on Schedule 3.15(d), to the Knowledge of the Company, no officer of the Company or any Company Subsidiary is bound by any contract or commitment that restricts him or her from engaging in any activity competitive with the Company's or any Company Subsidiary's business or competing with any Person other than as contained in his or her employment agreement with the Company or Company Subsidiary.

     SECTION 3.16. ENVIRONMENTAL MATTERS.

     (a) Except as set forth on Schedule 3.16, the Company and each Company Subsidiary (i) have been since June 28, 2002 (and to the Knowledge of the Company, at all times prior to such date) in compliance with applicable Environmental Laws and permits required under Environmental Laws necessary for the Company and the Company Subsidiaries to own and operate their respective properties and carry on their respective businesses as now being conducted, except, in each case, where the failure to so comply could not reasonably be expected to have a Company Material Adverse Effect, (ii) have not received since June 28, 2002 (and to the Knowledge of the Company, at any time prior to such date) any written notices from any Governmental Entity alleging the violation of or liability under any applicable Environmental Law, (iii) are not the subject of any Order arising under any Environmental Law, and (iv) have not since June 28, 2002 (and to the Knowledge of the Company, at any time prior to such date) generated, emitted, discharged or disposed of any Hazardous Substance except as would not give rise to any material liability under Environmental Laws. Notwithstanding any other provision of this Agreement, this Section 3.16 constitutes the sole representation and warranty of the Company with respect to any matters covered by representations and warranties in this Section. Neither the Company nor any Company Subsidiary has since June 28, 2002 (and to the Knowledge of the Company, at any time prior to such date) manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released, or permitted persons to be exposed to, any Hazardous Substance, noise, odor or radiation, or owned or operated any property or facility, in a manner that has given or will give rise to material liabilities for damages or injuries to persons, property, natural resources or the environment under Environmental Law; to the Knowledge of the Company, there are no Hazardous Substances present at any facility or property now or, to the Knowledge of the Company, previously owned, leased or operated by the Company or any Company Subsidiary or any of their respective predecessors or affiliates that have given or will give rise to material liabilities for damages or injuries to persons, property, natural resources or the environment under Environmental Laws.

     (b) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Environmental Law" means any Law, including common law, or Order of any Governmental Entity or Permit relating to the protection of the environment (including air, water, soil, and natural resources) or the use, storage, handling, release, exposure to or disposal of any Hazardous Substance, noise, odor, or radiation as in effect on the date hereof.

          (ii) "Hazardous Substance" means any substance that is hazardous, toxic or radioactive, including petroleum and any derivative or by products thereof, asbestos or asbestos containing materials and any other environmental contaminant, pollutant, waste, or pesticide.

          (iii) "Order" means any injunction, judgment, ruling, assessment, order or decree of any Governmental Entity having competent jurisdiction.

     (c) The Company and each Company Subsidiary has provided to Parent and Merger Sub true and correct copies of all material environmental inspections, investigations, studies, audits, tests, reviews or other analysis conducted either (i) by (or on behalf of), the Company or any Company Subsidiary since June 28, 2002 or (ii) which, to the Knowledge of the Company, was conducted by (or on behalf of) any other Person or which was conducted prior to June 28, 2002, in relation to the Company, the current or former Company Subsidiaries or any of their respective businesses and any property now or formerly owned, operated or leased by the Company, a Company Subsidiary or any of their respective predecessors, which inspections, investigations, studies, audits, tests, reviews or other analysis are in the possession or control of the Company, any of the Company Subsidiaries or their respective advisors.

     SECTION 3.17. INSURANCE.

     Schedule 3.17 contains a list of all policies of title, property, fire, casualty, liability, life, "key-man", workmen's compensation, and other forms of insurance in force at the date thereof with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) are in full force and effect and (b) to the Knowledge of the Company are valid and enforceable. The premiums due and payable under such insurance policies have been paid. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any of the material insurance policies. Neither the Company nor any Company Subsidiary is in material default with respect to such insurance policies, and, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has failed to give any notice or present any claim under any such insurance policies that exists in due and timely fashion. Neither the Company nor any Company Subsidiary has any material disputed claim with any insurance provider relating to any material claim for insurance under any such insurance policy. Except as set forth in Schedule 3.17, the Company and the Company Subsidiaries have been covered at all times since June 28, 2002 by insurance in scope and amount customary and reasonable for the businesses in which they have engaged and the nature and amount of the liabilities they have incurred during the aforementioned period.

     SECTION 3.18. AFFILIATE TRANSACTIONS.

     Except as set forth in Schedule 3.18, there are no agreements, liabilities or obligations between the Company or any Company Subsidiary, on the one hand, and any current or former officer, director, 5% or greater stockholder, affiliate of the Company or any Company Subsidiary or any affiliate of any such officer, director, 5% or greater stockholder or affiliate, on the other hand, other than as set forth in their respective employment contracts. Except as set forth in Schedule 3.18, the Company and Company Subsidiaries do not provide or cause to be provided any loans, assets, services or facilities to any such current or former officer, director, stockholder or affiliate.

     SECTION 3.19. BOARD APPROVAL; VOTE REQUIRED.

     The board of directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and the Junior Stockholders and has resolved to recommend to such Junior Stockholders that they vote in favor thereof. The affirmative vote or written consent of the Junior Stockholders holding capital stock of the Company entitled to cast a majority of the votes entitled to be cast by the Junior Stockholders (which written consent has been obtained as of the date hereof) is the only vote of any class or series of capital stock of the Company necessary to approve the Merger and the other transactions contemplated by this Agreement.

     SECTION 3.20. BOOKS AND RECORDS. The Company and the Company Subsidiaries have maintained complete and correct copies of: (a) the Certificate of Incorporation and Bylaws and other organizational documents of such company and all amendments thereto; (b) the stock records of such company; and (c) the minutes and other records of the meetings and other proceedings of the stockholders and directors of such company. True and complete copies of the documents referred to in the preceding sentence have been delivered to or have been made available for inspections by Parent and Merger Sub.

     SECTION 3.21. BROKERS.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

     SECTION 3.22. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III AND IN THE SELLING STOCKHOLDERS AGREEMENT, NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF THE COMPANY OR THE COMPANY SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, BUSINESSES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Merger Sub represents and warrants to the Company as follows:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION.

     Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     SECTION 4.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     SECTION 4.3. AUTHORITY.

     Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 4.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not,
(i) conflict with or, result in a breach of, constitute a default under, or violate the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.4(b) below, conflict with or violate any Law applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any

Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults, accelerations or occurrences that would not prevent the consummation of the Merger or delay same in any material respect or otherwise prevent Merger Sub from performing its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the HSR Act and state blue sky Laws, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the consummation of the Merger or delay the same in any material respect or otherwise prevent Merger Sub from performing its obligations under this Agreement.

     SECTION 4.5. ABSENCE OF LITIGATION.

     There are (a) no actions, suits, investigations, or proceedings pending or, to Merger Sub's knowledge, threatened against Merger Sub or any of its properties or assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Merger Sub that would prevent the consummation of the transactions contemplated hereby or delay the same in any material respect or otherwise prevent Merger Sub from performing its obligations under the Agreement.

     SECTION 4.6. BROKERS.

     Except for DeSilva & Phillips, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger Sub.

     SECTION 4.7. VOTE REQUIRED.

     The affirmative vote of Parent, the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby and Parent has obtained a written consent approving Merger Sub's execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     SECTION 4.8. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, MERGER SUB MAKES NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF MERGER SUB OR PARENT, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT

TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     Parent is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Parent is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. Parent has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the business as now being conducted.

     SECTION 5.2. AUTHORITY.

     Parent has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     SECTION 5.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations under this Agreement will not, (i) conflict with or violate, result in a breach of, constitute a default under, or the certificate of incorporation or bylaws of Parent, (ii) subject to compliance with the requirements set forth in Section 5.3(b) below, conflict with or violate any Law applicable to Parent or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties or assets is bound except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults, accelerations or occurrences that in the aggregate would not and would not reasonably be expected to prevent the consummation of the Merger, delay the same in any material respect, otherwise prevent Parent from performing its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or along with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the HSR Act and state blue sky Laws, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the consummation of the Merger, delay the same in any material respect, otherwise prevent Parent from performing its obligations under this Agreement.

     SECTION 5.4. SPONSOR COMMITMENT.

     Attached as Exhibit H hereto is a true and complete copy of a binding commitment letter from Citigroup Venture Capital Equity Partners, L.P. and/or one or more of its Affiliates (collectively, the "Sponsor"), dated as of the date hereof and addressed to Parent (the "Sponsor Commitment Letter"), pursuant to which the Sponsor has agreed to provide up to $380,000,000 (less the amount of the Pre-Closing Escrow Fund) to pay all cash amounts required to be paid by Parent pursuant to Article II hereof, including to refinance any indebtedness or other obligation of the Company and the Company Subsidiaries which may become due as a result of this Agreement and to pay all related fees and expenses. The Sponsor Commitment Letter is in full force and effect and has not been amended, supplemented or modified in any way.

     SECTION 5.5. ABSENCE OF LITIGATION.

     There are (a) no actions, suits, investigations, or proceedings pending or, to Parent's knowledge, threatened against Parent or any of its properties or assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Parent that would prevent the consummation of the transactions contemplated hereby, delay the same in any material respect, otherwise prevent Merger Sub from performing its obligations under this Agreement.

     SECTION 5.6. BROKERS.

     Except for DeSilva & Phillips, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 5.7. SOLVENCY.

     On the Closing Date, after giving effect to the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub, on a consolidated basis, is and will be solvent, will be able to pay its debts as such debts become due, will have and continue to have funds and capital sufficient to carry out its business as now contemplated.

     SECTION 5.8. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, PARENT MAKES NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF MERGER SUB OR PARENT, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.1. AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees that, prior to the Effective Time, except as set forth in Schedule 6.1 or as otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company shall, and shall cause each Company Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices; (b) use commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers, suppliers and independent contractors; (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and replace any material item of equipment which shall be worn out, broken, lost, stolen or destroyed, to the extent such equipment would have been replaced in the ordinary course or business consistent with past practices; and
(d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it; provided, that in the event the Company or any of the Company Subsidiaries deems it necessary to take certain actions that would otherwise be prohibited by clauses (a)-(d) of this Section 6.1, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such action and not unreasonably withhold or delay its consent to such action.

     SECTION 6.2. NEGATIVE COVENANTS OF THE COMPANY.

     Except as expressly contemplated by this Agreement or as set forth on
Schedule 6.2 or otherwise consented to in writing by Parent, from the date hereof until the Effective Time the Company shall not, and shall cause each Company Subsidiary to not, do any of the following:

     (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees except for increases in salary, wages, bonuses or commissions payable or to become payable pursuant to existing contracts or increases payable or to become payable in the ordinary course of business; (ii) grant any severance or termination pay (other than pursuant to existing severance agreements and arrangements or policies or in the ordinary course of business) to, or enter into any new employment (other than the hiring of at will employees in the ordinary course of business) or severance agreement (or amend or modify any such existing agreement) with, any of its directors, officers or employees; (iii) adopt any new employee benefit plan, benefit arrangement or other pension, profit sharing, deferred compensation or similar policy, except as may be required by applicable Law or (iv) enter into any collective bargaining agreement;

     (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock except dividends and distributions by Company Subsidiaries to the Company or to another Company Subsidiary;

     (c) (i) redeem, repurchase or otherwise reacquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except for any repurchase of Class B Common Stock held by former employees of the Company or the Company Subsidiaries at or following the termination of employment of a Person holding such shares of Class B Common Stock); (ii) effect any dissolution, reorganization or recapitalization; or
(iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

     (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares; or (ii) amend or otherwise modify the terms of any such outstanding rights the effect of which shall be to make such terms more favorable to the holders thereof;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof of any other Person other than
(i) the acquisition of assets in the ordinary course of business and consistent with past practice, (ii) any ID Buyout and (iii) the acquisition of assets for an aggregate purchase price of up to $5,000,000; or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business;

     (f) sell, lease, exchange, transfer, license, mortgage, pledge or impose a security interest on or otherwise dispose of, or agree to sell, lease, exchange, transfer, license, mortgage, pledge or impose a security interest on or otherwise dispose of any of its material assets including, without limitation, any material Intellectual Property owned or used by the Company and the Company Subsidiaries; provided that the foregoing shall not be deemed to restrict the sale, lease, exchange, transfer, license or other disposition of assets in the ordinary course of business consistent with past practice at a price equal to fair market value;

     (g) adopt any amendments to its certificate of incorporation or, as to its bylaws or limited liability company agreement, as the case may be, any amendments that would have an adverse impact on the consummation of the transactions contemplated by this Agreement or would be adverse to Parent's interests;

     (h) (i) change any of its methods of accounting in effect at the Balance Sheet Date, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $1,000,000), or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending on the Balance Sheet Date, or (iii) make, change or revoke any material tax election, except, in the case of clauses (i), (ii) or (iii) above, as may be required by Law or GAAP;

     (i) incur any Company Indebtedness whether or not evidenced by a note, bond, debenture or similar instrument, except amounts that can be borrowed pursuant to the Company Credit Documents and up to $2,000,000 in other indebtedness for borrowed money;

     (j) enter into, or become obligated under, any individual contract, agreement, arrangement or commitment involving consideration in excess of $250,000 at any time or during any year, or terminate or otherwise change, amend or modify in any material respect any Material Contract;

     (k) enter into any contract with any Affiliate of the Company or amend or modify any such contract, or engage in any new transaction outside of the ordinary course of business consistent with past practices or not on an arms-length basis with any Affiliate of the Company;

     (l) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets unless (i) such expenditures are paid in full (in cash) prior to the Closing Date or (ii) such expenditures or commitments would be included in Closing Working Capital or Closing Indebtedness;

     (m) enter into any contract or agreement that would require the consent of the other party thereto to consummate the transactions contemplated hereby;

     (n) take or agree to take any action that reasonably would be expected to cause any of the representations and warranties of the Company contained herein to no longer be true and correct in any material respect; or

     (o) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     SECTION 7.1. ACCESS AND INFORMATION.

     (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its officers, employees, accountants, consultants, legal counsel, financing sources and other representatives, upon reasonable prior notice, reasonable access during normal business hours to (i) the management and key employees of the Company and Company Subsidiaries and (ii) all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries as Parent may reasonably request to conduct such examination and investigation of the business and business assets, including environmental matters, as is reasonably necessary for the purpose of consummating the transactions contemplated by this Agreement (including any financing transactions of Parent with respect to the transactions contemplated by this Agreement); provided that that such examination and investigation will be conducted at times and in a manner that does not unreasonably interfere with the operation of the Company's or the Company Subsidiaries' respective businesses.

     (b) Following the Effective Time, for so long as such information is retained by Parent or the Surviving Corporation (which shall be for a period of at least five (5) years), Parent shall permit the Stockholder Representative and its Affiliates and representatives (collectively, the "ABRY Parties") to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice to Parent, to the books, records and personnel relating to the business of the Company, to the extent that such access may be reasonably required in connection with (i) the preparation of any Junior Stockholder's Tax returns or with any audit thereof, (ii) any suit, claim, action, proceeding or investigation relating to the operation of the business of the Company and the Company Subsidiaries prior to the Effective Time or (iii) any regulatory filing or matter; provided that any such ABRY Parties shall reimburse Parent or the Surviving Corporation promptly for all reasonable out-of-pocket costs and expenses incurred by Parent or the Surviving Corporation in connection with any such request and neither Parent nor the Surviving Corporation will be required to take any such action unless it has received reasonable assurance that such reimbursement will be paid. Parent and the Surviving Corporation, as applicable, shall attempt in good faith to maintain such books and records in an easily accessible format and at accessible locations.

     (c) Following the Effective Time, Parent shall, and shall instruct its and the Surviving Corporation's employees to, at any Junior Stockholder's reasonable request, cooperate with such Junior Stockholder as may be reasonably required in connection with the investigation and defense of any suit, claim, action, proceeding or investigation relating to the business of the Company that is brought against such Junior Stockholder or any of its Affiliates at any time after the Effective Time; provided, that such Junior Stockholder shall reimburse Parent or the Surviving Corporation promptly for all reasonable out-of-pocket costs and expenses incurred by Parent or the Surviving Corporation in connection with any such request and neither Parent nor the Surviving Corporation will be required to take any such action unless it has received reasonable assurance that such reimbursement will be paid.

     (d) Notwithstanding anything to the contrary contained in this Section 7.1, the access to books and records contemplated by Section 7.1(b) and Section 7.1(c) hereof (i) shall be subject to the terms of the confidentiality agreement set forth in the Selling Stockholders Agreement, (ii) in the case of materials that are privileged under laws concerning evidence, shall be subject to such agreements as may be reasonably requested by the Surviving Corporation in order to preserve and maintain any such privilege, and (iii) subject to Section 9.4(c), shall not extend to materials primarily related to any matter that is the subject of a claim for indemnification pursuant to Article IX hereof.

     SECTION 7.2. CONFIDENTIALITY.

     Parent acknowledges and agrees that all information received from or on behalf of the Company or any of the Company Subsidiaries in connection with the Merger shall be deemed received pursuant to the confidentiality agreement, dated as of October 28, 2004, between NCI and Citicorp Venture Capital Ltd. (the "Confidentiality Agreement") and Parent shall, and shall cause its officers, directors, employees, Affiliates, financial advisors and agents, to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 7.3. FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS.

     (a) Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company, the Company Subsidiaries and Parent as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such action including taking any actions that may be necessary to obtain any required consents under the Company Credit Documents.

     (b) From the date of this Agreement until the Effective Time, each of the parties shall promptly notify the other in writing of any action, proceeding or investigation by any Governmental Entity or any other Person that is, to the knowledge of such party, pending or threatened that (i) challenges or seeks damages in connection with the Merger or (ii) seeks to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent to own or operate all or any portion of the business or assets of the Company.

     (c) In connection with the transactions contemplated by this Agreement and to the extent not done prior to the execution of this Agreement, the parties shall comply promptly with the notification and reporting requirements of the HSR Act and use all commercially reasonable best efforts to obtain early termination of the waiting period under the HSR Act. The Parties shall substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any antitrust authority. In the event that this Agreement is terminated pursuant to Section 10.1 prior to the expiration or early termination of the waiting period under the HSR Act, each party hereto shall withdraw any filing made by such party pursuant to the HSR Act.

     SECTION 7.4. PUBLIC ANNOUNCEMENTS.

     Prior to the Effective Time, Parent and the Company shall consult with each other prior to issuing any press release or otherwise making any public statements with respect to the

Merger and neither party shall issue any such press release or make any such public statement without the other party's written approval, except as may be required by Law, in which case the other party shall be advised and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued to the extent practicable.

     SECTION 7.5. ACTIONS UNDER COMPANY CREDIT AGREEMENT.

     With respect to the LIBOR Advance outstanding under the Company Credit Agreement on the date hereof and having a Payment Date of January 4, 2005, the Company shall send a Notice of Conversion to the Administrative Agent pursuant to Section 2.2(c)(ii) of the Company Credit Agreement specifying that the entire amount of such LIBOR Advance is to be converted on such Payment Date into a Base Rate Advance. With respect to the LIBOR Advance outstanding under the Company Credit Agreement on the date hereof and having a Payment Date of January 28, 2005, the Company shall send a Notice of Conversion to the Administrative Agent pursuant to Section 2.2(c)(ii) of the Company Credit Agreement specifying that the entire amount of such LIBOR Advance shall promptly be converted into a Base Rate Advance. The Company shall deliver the notices described in this Section
7.5 in accordance with the Company Credit Agreement not later than 11:00 a.m.
(EST) on December 29, 2004. Capitalized terms used in this Section 7.5 but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Company Credit Agreement.

     SECTION 7.6. EMPLOYEE BENEFITS MATTERS.

     For a period of one year after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide employee benefits under plans, programs and arrangements, other than equity compensation plans, which, in the aggregate will provide benefits to the employees of the Company and the Company Subsidiaries which, taken together, are not materially less favorable to the employees than those provided pursuant to the plans, programs and arrangements of the Company in effect and disclosed to Parent on the date hereof; provided, that nothing herein shall interfere with the Surviving Corporation's right or obligation to make such changes to such plans, programs or arrangements as are necessary to conform with applicable Law.

     SECTION 7.7. LABOR MATTERS; WARN.

     (a) Parent shall not, and shall cause the Surviving Corporation and all of the Company Subsidiaries not to, at any time prior to the 61st day following the Closing Date, without fully complying with the notice and other requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Surviving Corporation or any of the Company Subsidiaries, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Surviving Corporation or any of the Company Subsidiaries.

     (b) If Parent takes any action within 180 days after the Closing Date which independently, or in connection with any reduction in the size of the Surviving Corporation's or any of the Company Subsidiaries' work force occurring within the ninety day period prior to the

Closing Date, could be construed as a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, Parent shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide such notice.

     SECTION 7.8. INFORMATION, ETC.

     Parent acknowledges and agrees that neither the Company nor its Affiliates or representatives have made any representation or warranty, expressed or implied, as to the Company or any Company Subsidiary or as to the accuracy or completeness of any information regarding the Company or any Company Subsidiary furnished or made available to Parent and its representatives, except as expressly set forth in this Agreement (including the Schedules and Exhibits attached hereto), and the Company shall not have or be subject to any liability to Parent or any other Person resulting from the distribution to Parent, or Parent's use of or reliance on, any such information or any information, documents or material made available to Parent in any data room, presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby.

     SECTION 7.9. NOTIFICATION.

     Between the date of this Agreement and the Closing Date, the Company will promptly notify Parent in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     SECTION 7.10. EXCLUSIVITY.

     The Company shall not, and shall not authorize or permit any of its stockholders, officers, directors, affiliates, representatives or advisors to, take, directly or indirectly, any action with respect to the Company to initiate, assist, solicit, negotiate, encourage, accept or otherwise pursue any offer or inquiry from any person or entity (i) to engage in any Third Party Acquisition other than the transactions contemplated hereby or (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Third Party Acquisition other than the transactions contemplated hereby. For purposes hereof, "Third Party Acquisition" means any (A) merger, consolidation, business combination or similar transaction to which the Company or any of its Affiliates is a party relating to the Company, its assets or any interest therein, (B) any sale or other disposition, directly or indirectly through the sale of any direct or indirect subsidiary of the Company, of any stock or other equity interests in the Company or in any of its subsidiaries or any sale, dividend or other disposition of 5% or more of the assets and properties of any or all of the Company or any of its subsidiaries in a single transaction or a series of related transactions or (C) any commercial or other agreement or commitment which would prevent, impede or delay the Company from consummating the Merger.

     SECTION 7.11. CONTACTS WITH SUPPLIERS, CUSTOMERS AND OTHER PARTIES.

     Without the prior written consent of the Company (which consent shall not be unreasonably withheld), prior to the Effective Time, Parent shall not, and shall cause Merger Sub and the representatives of Parent and Merger Sub not to, contact any suppliers or independent contractors to, or customers of, the Company or any of the Company Subsidiaries, or counterparties to any contracts to which the Company or any Company Subsidiary is party, or any Governmental Entity (other than in connection with any filings made under the HSR Act or in connection with other consents, approvals or waivers required to be obtained by Parent from Governmental Entities in connection with the transactions contemplated hereby or as required by applicable Law) in connection with or pertaining to the transactions contemplated by this Agreement.

     SECTION 7.12. TAX MATTERS.

     (a) The Parent shall cause the Subsidiaries to file all Tax Returns that are required to be filed after the Closing Date. To the extent that any income Tax Return is to be filed with respect to a taxable period of the Company or any Company Subsidiary that ends before or includes the Closing Date (each period ending before the Closing Date, and the portion of any such period that includes the Closing Date, a "Pre-Closing Period"), the Parent shall provide such income Tax Return to the Stockholder Representative for the Stockholder Representative's review at least thirty (30) days prior to the deadline for filing such Tax Return (including all applicable extensions thereto) and shall make any changes to such Tax Return as are reasonably requested by Stockholder Representative. The Junior Stockholders shall reimburse the Parent for income Taxes attributable to any Pre-Closing Period (determined in the manner set forth in Section 7.12(b)), to the extent exceeding (i) payments of estimated or similar Tax payments made in respect thereof by the Company or any Company Subsidiary on or prior to the Closing Date plus (ii) any refunds for a different Pre-Closing Period that are attributable to any audits or other adjustments giving rise to such claim for Pre-Closing Period income Taxes, by causing a payment to be made from the Post-Closing Escrow Fund at least ten (10) days prior to the deadline for payment of such Taxes. If and to the extent that income Taxes attributable to the final Pre-Closing Period (determined in the manner set forth in Section 7.12(b)) that are reflected on any such Tax Return are less than amounts paid by the Company or any Company Subsidiary in respect of such Taxes as estimates or similar Tax payments (without double-counting any estimate in computing the Tax reflected on such Tax Return), on or prior to the Closing Date, then Parent shall pay or cause the Surviving Corporation to pay to the Stockholder Representative (on behalf of the Junior Stockholders) the amount of any refund attributable to such deficiency promptly (but in no event later than five Business Days) after the receipt of any such refund. For the avoidance of doubt, the parties intend that any deductions arising from the repayment of Company Indebtedness on the Closing Date pursuant to Section 2.8 of this Agreement will be included in the income Tax Returns to be prepared with respect to the final Pre-Closing Period. In the event any final Pre-Closing Period Tax Return reports a net operating loss for such period, the Surviving Corporation or the relevant Company Subsidiary shall carry the net operating loss back to an earlier Pre-Closing Period and obtain any available remaining refund that would result from the repayment contemplated by the preceding sentence. Parent shall pay or cause the Surviving Corporation to pay to the Stockholder Representative (on behalf of the Junior Stockholders) the amount of any such refund promptly (but in no event later than five Business Days) after the receipt thereof.

     (b) Taxes shall be allocated between the Parent and the Junior Stockholders as follows:

          (i) For federal income Tax purposes, the taxable year of the Company and each Company Subsidiary shall end as of the close of the Closing Date and, with respect to all other Taxes, the Parent and the Junior Stockholders shall, unless prohibited by applicable law, cause the taxable period of the Company and each Company Subsidiary to close as of the close of the Closing Date. Neither the Parent nor the Junior Stockholders shall take any position inconsistent with the preceding sentence on any Tax Return.

          (ii) Any allocation of income or deductions required to determine any Taxes attributable to the various portions of any taxable period of the Company or any Company Subsidiary that does not close on the Closing Date shall be made by means of an interim closing of the books and records of such company as of the close of the applicable date, provided that exemptions, allowances, deductions (including depreciation and amortization deductions), and any Taxes (such as property, sales, or similar Taxes) that are calculated on an annual or periodic basis shall be allocated pro rata among the days in such taxable period. Any disagreements regarding the allocations shall be promptly resolved in an arbitration conducted by the Independent Accountants.

     (c) [INTENTIONALLY OMITTED.]

     (d) Parent shall promptly notify the Stockholder Representative of any proposed audit, adjustment or assessment of Taxes that relates to a Pre-Closing Period. The provisions of Section 9.4 shall apply to Stockholder
Representative's right to control the defense of any such proceeding relating to a Pre-Closing Period as if such proceeding were a Third-Party Claim.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

     SECTION 8.1. CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB AND THE
COMPANY.

     The respective obligations of Parent, Merger Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have pending or have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other material transaction contemplated in this

Agreement or would cause any material liability to be imposed on Parent or the Surviving Corporation if the Merger or any transaction contemplated by this Agreement were consummated, nor shall any action in which any of the foregoing is sought be pending.

     (b) HSR Act. Any waiting period and any extensions thereof under the HSR Act shall have expired or been terminated and, in the case of any early termination of such waiting period, the parties shall have received written notice of such termination.

     SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, by Parent and Merger Sub to the extent permitted by applicable Law:

     (a) Representations and Warranties of Company. The representations and warranties of the Company set forth in Article III that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in Article III that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

     (b) Agreements and Covenants of Company. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects.

     (c) Deliveries. The Company shall have delivered or caused to be delivered each of the following:

          (i) a certificate signed by an authorized officer of the Company dated the Closing Date, stating that the conditions specified in Section 8.2(a),
     Section 8.2(b) and Section 8.2(d) have been satisfied;

          (ii) a Certificate of Merger in the form required by the DGCL, duly executed by the Company;

          (iii) reasonable evidence that the Company has obtained the consents required under those Material Contracts identified on Schedule 8.2(c)(iii);

          (iv) resignations of the directors of the Company and the Company Subsidiaries (other than any directors identified by Parent in writing);

          (v) a certificate of good standing of the Company from Delaware dated within ten (10) days of the Closing Date;

          (vi) certified copies of the resolutions duly adopted by the Company's board of directors authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party and the consummation of all transactions contemplated hereby and thereby;

          (vii) the opinion of Kirkland & Ellis LLP, dated as of the Closing Date, opining on matters customary for a merger transaction of this nature, in form and substance reasonably acceptable to Parent;

          (viii) the Price Certificate, duly executed by the president or chief financial officer of the Company;

          (ix) the Post-Closing Escrow Agreement duly executed by the Company;
     and

          (x) a certificate, in form and substance reasonably satisfactory to Parent, and issued pursuant to Treasury Regulation Section 1.897.2(h), that stock of the Company is not a "United States real property interest" (as that term is defined in Section 897 of the Code and the Treasury Regulations thereunder).

     (d) No Material Adverse Effect. Since the date of this Agreement, there shall have not been a change, event or condition which has had or would reasonably be expected to have a Company Material Adverse Effect.

     (e) Stockholder Approval. The approval by the Junior Stockholders of the Merger and the transactions contemplated by this Agreement shall have been obtained.

     (f) Dissenting Shares. The Dissenting Shares shall not constitute more than one percent (1.0%) of all shares of Junior Stock outstanding immediately prior to the Effective Time.

If the Closing occurs, all closing conditions set forth in this Section 8.2 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Parent and Merger Sub; provided that such waiver will not affect any right to indemnification pursuant to Article IX in respect of any inaccuracy in any certification made pursuant to Section 8.2(c)(i).

     SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, by the Company to the extent permitted by applicable Law:

     (a) Representations and Warranties of Parent and Merger Sub. The representations and warranties of the Merger Sub in Article IV and Parent in
Article V that are qualified as to materiality shall be true and correct, and the representations and warranties of the Merger Sub in Article IV and Parent in
Article V that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

     (b) Agreements and Covenants of Parent and Merger Sub. The agreements and covenants of Parent and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects.

     (c) Delivery of Consideration. Parent shall have delivered (i) to the Pre-Closing Escrow Agent, duly executed written instructions to pay the entire amount of the Pre-Closing Escrow Fund to the Stockholder Representative in accordance with the provisions of Section 2.5(b), (ii) to the Post-Closing Escrow Agent, the entire amount of the Holdback Consideration in accordance with the provisions of Section 2.5(a) and (iii) to the Stockholder Representative, the cash amount described in clause (i) of Section 2.5(a) in accordance with the provisions of such Section.

     (d) Release of Pre-Closing Escrow Fund. The Pre-Closing Escrow Agent shall have paid the entire amount of the Pre-Closing Escrow Fund to the Stockholder Representative as contemplated by Section 2.5(a).

     (e) Other Deliveries. Parent shall have delivered or caused to be delivered to the Company each of the following:

          (i) a certificate signed by an authorized officer of both Parent and Merger Sub dated the Closing Date stating that the conditions specified in
     Section 8.3(a) and Section 8.3(b) have been satisfied;

          (ii) certified copies of the resolutions duly adopted by each of Parent and Merger Sub's board of directors or equivalent governing body authorizing its execution, delivery and performance under this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

          (iii) a Certificate of Merger in the form required by the DGCL duly executed by Merger Sub;

          (iv) the Post-Closing Escrow Agreement duly executed by Parent;

          (v) evidence reasonably satisfactory to the Company that all Company Indebtedness outstanding under the Company Credit Documents shall have been repaid in full contemporaneously with the Closing; and

          (vi) the opinion of Dechert LLP, dated as of the Closing Date, opining on matters customary for a merger transaction of this nature, in form and substance reasonably acceptable to Stockholder Representative.

If the Closing occurs, all closing conditions set forth in this Section 8.3 which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by the Company; provided that such waiver will not affect any right to indemnification pursuant to Article IX in respect of any inaccuracy in any certification made pursuant to Section 8.3(e)(i).

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1. INDEMNIFICATION OF PARENT.

     (a) The Company agrees that, after the Effective Time, Parent and the Surviving Corporation and their respective officers, directors, agents and representatives (each hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons"), shall be indemnified and held harmless from and against, any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and out-of-pocket expenses incurred or paid, including reasonable attorneys' fees, costs of investigation or settlement, other professionals' and experts' fees, and court or arbitration costs but specifically excluding consequential damages, lost profits, indirect damages, punitive damages and exemplary damages; provided, that the foregoing exclusion shall not apply to (i) amounts paid to third parties in respect of an indemnifiable claim hereunder or (ii) damages measured based on the difference in value of the Company as represented in this Agreement and the actual value of the Company as a result of any Company Breaches (as hereinafter defined) (hereinafter collectively referred to as "Damages") (but only to the extent provided in Section 9.1(c)), to the extent such Damages are determined by a Final Award, a final order of a court of competent jurisdiction or agreement of Parent and the Stockholder Representative to have arisen out of or to have resulted from, in connection with, or by virtue of facts or circumstances which constitute an inaccuracy, misrepresentation, breach of, default in, or failure to perform, any of the representations, warranties or covenants given or made by the Company in this Agreement or in the certificate delivered pursuant to Section 8.2(c)(i), as qualified by the Schedules hereto as updated from time to time in accordance with the terms of this Agreement, or any Company Transaction Expense to the extent it is not actually reflected in the Company Transaction Expenses used to determine the final Merger Consideration (collectively, "Company Breaches"); provided that if any representation or warranty is qualified in any respect by materiality or reference to Company Material Adverse Effect, for purposes of this paragraph such materiality or Company Material Adverse Effect qualification will in all respects be ignored. For the avoidance of doubt, no Parent Indemnified Person will be entitled to be indemnified pursuant to this Section 9.1 for any liability to the extent (but only to the extent) the Stockholder Representative can demonstrate that the amount of such liability is actually reflected in the Closing Indebtedness, Company Transaction Expenses or Closing Working Capital used to determine the final Merger Consideration or is provided for pursuant to
Section 7.12.

     (b) Any claim for indemnification made by a Parent Indemnified Person under this Section 9.1 must be raised in a writing delivered to the Stockholder Representative by no later than the Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof; provided that a Parent Indemnified Party may bring a claim for indemnification under this Section 9.1 after the Release Date if such claim is based solely on a Company Breach of the representations and warranties set forth in the first sentence of Section 3.1(a), Section 3.4 or Section 3.19 (collectively, the "Excluded Representations").

     (c) The aggregate liability on account of Company Breaches pursuant to
Section 9.1 or otherwise shall be limited to the Post-Closing Escrow Fund and claims for Damages, whether under this Article IX or otherwise, shall be satisfied solely from and to the extent of funds on deposit in the Post-Closing Escrow Fund, except in the case of Damages arising solely from (i) a Company Breach of an Excluded Representation, in which case the Parent Indemnified Persons shall be entitled to seek amounts in excess of the Post-Closing Escrow Fund from the Junior Stockholders pursuant to the Selling Stockholders Agreement or (ii) fraud on the part of any Junior Stockholder, in which case the Parent Indemnified Persons shall be entitled to seek amounts in excess of the Post-Closing Escrow Fund from such Junior Stockholder pursuant to the Selling Stockholders Agreement. Notwithstanding the foregoing provisions of this Section 9.1, the indemnification provided for in this Section 9.1 shall not apply unless and until the aggregate Damages so determined to be due for which one or more Parent Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $4,000,000 (the "Basket"), in which event Parent Indemnified Persons shall, subject to the other limitations herein, be indemnified for all such Damages in excess of the Basket; provided, that the Basket shall not apply to a breach of the Excluded Representations or a breach of any covenant of the Company set forth in this Agreement.

     (d) The amount to which a Parent Indemnified Person may become entitled under this Article IX shall be net of (i) any actual recovery (whether by way of payment, discount, credit, off-set, counterclaim or otherwise) received from a third party (including any insurer) less any cost associated with receiving such recovery in respect of a claim and (ii) any amount that would have been recoverable pursuant to an insurance policy maintained by the Company or a Company Subsidiary as of the date of this Agreement, had such policy been in effect for the applicable period after the Closing. To the extent that insurance, "pass-through" warranty coverage from a manufacturer or other form of recovery or reimbursement from a third party is available to any Parent Indemnified Person to cover any item for which indemnification may be sought hereunder, the Parent will, or will cause the Parent Indemnified Person to, on a timely and expeditious basis, use commercially reasonable efforts to effect recovery under applicable insurance policies and warranties and otherwise pursue to conclusion available remedies or causes of action to recover the amount of its claim as may be available from such other party; provided the availability of a potential recovery against such a third party shall not affect Parent's right to make a claim against the Post-Closing Escrow Account pursuant to this
Section 9.1. To the extent any Parent Indemnified Person is indemnified and paid the full amount of any claim out of the Post-Closing Escrow Account on any claim referred to in the previous sentence, the Parent will assign, and the Parent will cause the Parent Indemnified Person to assign, to the Stockholder Representative, to the fullest extent allowable, its claim against such insurance, warranty coverage or third-party claim, or in the event assignment is not permissible, but Parent or the Parent Indemnified Person in question is nonetheless permitted to pursue such claim on the Stockholder Representative's or the Junior Stockholders' behalf, the Parent shall pursue, or shall cause the Parent Indemnified Person to pursue, such claim, at the Stockholder Representative's direction and expense and without additional out-of-pocket expense to any Parent Indemnified Person, with any recovery thereon to be transmitted promptly to the Post-Closing Escrow Account (or if after the Release Date, to the Stockholder Representative for distribution to the Junior Stockholders) upon receipt. To the extent that any Parent Indemnified Person has not been indemnified out of the Post-Closing Escrow Fund on account of any such claim, any Parent Indemnified Person may pursue recovery against such insurance warranty coverage or third party and will be entitled to retain all recoveries made as a result of any such action. The Stockholder Representative shall have the right, at mutually agreeable times during normal business hours, after reasonable notice (which may be oral) to Parent and without undue disruption to their normal business activities, to inspect the assets and properties of Parent and the Surviving Corporation and its Subsidiaries and to inspect and make abstracts and reproductions of all books and records of Parent and the Surviving Corporation and its Subsidiaries relating to any such claims. Parent shall, and shall cause the Surviving Corporation to furnish the Stockholder Representative with such information respecting the assets, business and financial records of Parent and the Surviving Corporation and its Subsidiaries relating to any such claims as the Stockholder Representative may, from time to time, reasonably request and at the sole cost and expense of the Stockholder Representative.

     (e) Each Parent Indemnified Party shall be responsible for taking or causing to be taken all reasonable steps to mitigate its Damages upon and after becoming aware of any event that could reasonably be expected to give rise to Damages that may be indemnifiable under this Article IX.

     SECTION 9.2. INDEMNIFICATION OF JUNIOR STOCKHOLDERS.

     Parent agrees that, after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless the Junior Stockholders and their respective heirs, successors and assigns (the "Company Indemnified Persons"), from and against any and all Damages arising out of or resulting from any breach of any representation, warranty or covenant made by Parent in this Agreement or in any of the certificates or other instruments or documents furnished by Parent pursuant to this Agreement at or prior to the Effective Time.

     SECTION 9.3. NOTICE OF CLAIM.

     (a) As used herein, the term "Claim" means a claim for indemnification by Parent or any other Parent Indemnified Person or any Company Indemnified Person, as the case may be, for Damages under this Article IX (such Person making a Claim, an "Indemnitee"). An Indemnitee may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Parent Indemnified Person or Company Indemnified Person, as applicable, pursuant to written notice of such Claim executed by an officer of Parent or the Stockholder Representative, as applicable (a "Notice of Claim"), and delivered to the Stockholder Representative or Parent, as applicable (such receiving party, the "Indemnitor"), promptly after such Indemnitee becomes aware of the existence of any potential claim by such Indemnitee for indemnification under this Article IX arising out of or resulting from:

          (i) any item subject to indemnification pursuant to the terms of
     Section 9.1;

     or

          (ii) the assertion, whether orally or in writing, against any Indemnitee of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against any Indemnitee (in each such case, a "Third-Party Claim") that arises out of or results from any item subject to indemnification pursuant to the terms of Section 9.1.

     (b) Each Notice of Claim by an Indemnitee shall contain the following information:

          (i) that Indemnitee has incurred or paid or, in good faith, believes it shall have to incur or pay, Damages in an aggregate stated amount (where practicable) arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Indemnitee based on alleged facts, which if true, would give rise to liability for Damages to such Indemnitee under this Article IX); and

          (ii) a brief description, in reasonable detail (to the extent reasonably available to Indemnitee), of the facts, circumstances or events giving rise to the alleged Damages based on Indemnitee's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Indemnitee). Following delivery of the Notice of Claim (or at the same time if the Indemnitee so elects) the Indemnitee shall deliver copies of any demand or complaint, the amount of Damages, the date each such item was incurred or paid, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     SECTION 9.4. DEFENSE OF THIRD-PARTY CLAIMS.

     (a) Subject to the provisions hereof, the Indemnitor on behalf of the Indemnitee shall have the right to elect to defend any Third-Party Claim, and, notwithstanding the outcome of such Third-Party Claim, the costs and expenses incurred by the Indemnitor in connection with such defense (including attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be paid by the Indemnitor. The Indemnitee may participate, through counsel of its own choice, in the defense of any Third-Party Claim.

     (b) Indemnitee shall give prompt written notice of any Third-Party Claim to the Indemnitor; provided, that so long as such notice is given on or prior to the Release Date the failure timely to give such notice shall not limit or reduce the Indemnitee's right to indemnity hereunder unless (and then only to the extent that) the Indemnitor is (or the Junior Stockholders are, in the case of a Notice of Claim on behalf of a Parent Indemnified Person) prejudiced thereby. The Indemnitor shall be entitled to assume the defense thereof utilizing legal counsel reasonably acceptable to the Indemnitee; provided that the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) the claim seeks an injunction or equitable relief against the Indemnitee (or against Parent, the Surviving Corporation or any Company Subsidiary), if the Indemnitee is a Parent Indemnified Person) or (iii) in the event the Indemnitee is a Parent Indemnified Person, the aggregate amount of all pending Claims exceeds 200% of the balance of the Post-Closing Escrow Fund (the foregoing, collectively, the "Litigation Conditions"); provided, that the Indemnitor shall forfeit the right to control the defense or settlement of any such claim, if, at any time after assuming the defense or settlement thereof, the Indemnitor no longer satisfies the Litigation Conditions.

     (c) If the Indemnitor has the right to and does elect to defend any Third-Party Claim, the Indemnitor shall: (i) conduct the defense of such Third-Party Claim actively and diligently and keep the Indemnitee fully informed of material developments in the Third-Party Claim at all stages thereof; (ii) promptly submit to the Indemnitee copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith; (iii) permit the Indemnitee and its counsel to confer on the conduct of the defense thereof; and (iv) permit the Indemnitee and its counsel an opportunity to review all legal papers to be submitted prior to their submission. Parent and the Stockholder Representative will make available to each other and each other's counsel and accountants, without charge, all of its or their books and records relating to the Third-Party Claim, and each party will render to the other party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith.

     (d) If the Indemnitor has the right to and does elect to defend any Third-Party Claim, the Indemnitor shall have the right to enter into any settlement of a Third-Party Claim without the consent of the Indemnitee; provided that (i) if the Indemnitee is a Parent Indemnified Person, the amount of such settlement does not exceed the balance of the Post-Closing Escrow Fund,
(ii) such settlement does not involve any injunctive or other equitable relief binding upon the Surviving Corporation or any of its Affiliates, and (iii) such settlement expressly and unconditionally releases the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice; provided, further, that no settlement by the Stockholder Representative of a Third-Party Claim shall limit or reduce the right of Parent Indemnified Persons to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Claim to the extent indemnified in this Article IX.

     SECTION 9.5. RESOLUTION OF NOTICE OF CLAIM.

     Each Notice of Claim given by an Indemnitee shall be resolved as follows:

     (a) Admitted Claims. If, within 20 Business Days after a Notice of Claim is delivered to the Indemnitor, the Indemnitor agrees in writing that liability for such Claim is indemnified under Section 9.1 or Section 9.2, as applicable, the full amount of the Damages specified in the Notice of Claim is agreed to, and that such Notice of Claim is timely, the Indemnitor (on behalf of the Junior Stockholders in the case where the Stockholder Representative or any Junior Stockholder is the Indemnitor) shall be conclusively deemed to have consented to the recovery by the Indemnitee of the full amount of Damages specified in the Notice of Claim in accordance with this Article IX, including, in the event that the Stockholder Representative is the Indemnitor, the forfeiture of a portion of the Post-Closing Escrow Fund equal to such Damages, and Parent shall be authorized to deliver such agreement to the Post-Closing Escrow Agent instructing the Post-Closing Escrow Agent to make a wire transfer to Parent in the amount of such Damages.

     (b) Contested Claims. If the Indemnitor does not agree in writing to such Notice of Claim or gives the other party written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the 20 Business Day period specified in Section 9.5(a), then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by Parent and the Stockholder Representative or (ii) in the absence of such a written settlement agreement within 45 Business Days of such notice or such longer period as is mutually agreed upon by the parties, by binding arbitration between Parent and the Stockholder Representative in accordance with the provisions of this Section 9.5.

     (c) Arbitration of Contested Claims. Any Contested Claim which is not settled by the parties as set forth in Section 9.5(b) shall be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S.") pursuant to the United States Arbitration Act, 9 U.S.C.,
Section 1 et seq., and that any such arbitration shall be conducted in Boston, Massachusetts. If J.A.M.S. ceases to provide arbitration service, then the term "J.A.M.S." shall thereafter mean and refer to the American Arbitration Association ("AAA"). Either Parent or the Stockholder Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration shall be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration (or, if J.A.M.S. then means the AAA, the commercial arbitration rules of the AAA then in effect), subject to the provisions of this Section 9.5(c). The parties shall cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they shall participate in the arbitration in good faith and that they shall share in its costs in accordance with this Agreement. The provisions of this Section 9.5(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

     (d) Payment of Costs. Parent, on the one hand, and the Junior Stockholders (through the Stockholder Representative), on the other hand, shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. For the avoidance of doubt, the monetary recovery owed to the prevailing party to the arbitration proceeding shall include reimbursement of such advances.

     (e) Burden of Proof. Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding governed exclusively by the internal Laws of the State of Delaware applicable to contracts executed and entered into within the State of Delaware, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

     (f) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and shall deliver such documents to the Stockholder Representative and Parent, together with a signed copy of the Final Award. Subject to the provisions of this Agreement, the Final Award shall constitute a conclusive determination of all issues in question, binding upon the Junior Stockholders, the Stockholder Representative and Parent, and shall include an affirmative statement to such effect.

     (g) Timing. The Stockholder Representative, Parent and the arbitrator shall conclude each arbitration pursuant to this Section 9.5 as promptly as possible for the Contested Claim being arbitrated.

     (h) Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

     (i) Exclusive Remedy. Following the Effective Time, except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement shall be the sole and exclusive remedy of the parties for any Claim made pursuant to this Article IX; provided that this sentence shall not be deemed a waiver by any party of its right to seek specific performance or injunctive relief in the case of another party's failure to comply with the covenants made by such other party.

     (j) Payment to Parent. If any Parent Indemnified Person is entitled to the recovery of Damages pursuant to any Claim that is agreed to pursuant to Section 9.5(a), or a Contested Claim that is resolved pursuant to Section 9.5(c). Parent and the Stockholder Representative shall promptly take such actions as may be required to cause the Post-Closing Escrow Agent to make a disbursement from the Post-Closing Escrow Fund to Parent, including executing and delivering the appropriate joint disbursement instructions.

     SECTION 9.6. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.

     All representations and warranties of the Company contained in this Agreement, as qualified by the Schedules hereto as updated from time to time in accordance with the terms of this Agreement, shall remain operative and in full force and effect until that date which is the earlier of (a) the termination of this Agreement in accordance with Article IX and (b) the eighteen (18) month anniversary of the Closing Date (the "Release Date"); provided that the Excluded Representations shall survive indefinitely. All representations and warranties of Parent contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall remain operative and in full force and effect, until that date which is the earlier of (a) the termination of this Agreement in accordance with Article IX and (b) the Release Date. All covenants of the parties shall survive according to their respective terms.

     SECTION 9.7. EXCLUSIVE REMEDY; NON-RECOURSE.

     (a) After the Effective Time the indemnification rights set forth in this
Article IX and in the Selling Stockholders Agreement are and shall be the sole and exclusive remedies of Parent, Parent Indemnified Persons, the Stockholder Representative, the Surviving Corporation and the Junior Stockholders with respect to this Agreement and the Merger contemplated hereby; provided that this sentence shall not be deemed a waiver by any party of its right to seek specific performance or injunctive relief in the case of another party's failure to comply with the covenants made by such other party.

     (b) Parent, for itself, its successors and assigns including the Surviving Corporation and Parent Indemnified Persons, acknowledges and agrees that this Agreement and the transactions contemplated hereby are non-recourse as to the Stockholder Representative and the Junior Stockholders and that they shall have no recourse against the Stockholder Representative or the Junior Stockholders for or on account of any matter, cause, claim or thing of or relating to this Agreement or the Merger or other transactions contemplated hereby, excepting only against and to the extent of the Post-Closing Escrow Amount and as provided in this Agreement and the Selling Stockholders Agreement.

     (c) In furtherance of the foregoing, Parent for itself, its successors and assigns (including the Surviving Corporation), and Parent Indemnified Persons, covenant and agree that neither Parent, the Surviving Corporation nor Parent Indemnified Persons (or any of them) shall sue or initiate or maintain any action, suit or cause of action against the Stockholder Representative or the Junior Stockholders (in their capacity as such) or any of them as a result of this Agreement or the transactions contemplated hereby, except as contemplated by this Agreement and the Selling Stockholders Agreement.

     (d) The provisions of Article IX were specifically bargained for and reflected in the amounts payable to the Junior Stockholders in connection with the Merger pursuant to Article II.

     SECTION 9.8. APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.

     (a) Pursuant to the Selling Stockholders Agreement, and by voting in favor of or consenting to the Merger and/or by virtue of the approval of the Merger, the Junior Stockholders shall be deemed to have approved the designation of ABRY Partners, LLC (in such capacity the "Stockholder Representative") as, the attorney-in-fact and agent for and on behalf of each Junior Stockholder and their respective heirs, successors and assigns with respect to the post-Closing adjustments contemplated by Section 2.4(e), claims for indemnification under this Article IX or the Selling Stockholders Agreement and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Representative under this Agreement, the Selling Stockholders Agreement and the Post-Closing Escrow Agreement, including the exercise of the power to: (a) authorize the release or delivery to Parent of all or any portion of the Post-Closing Escrow Fund or the Reserve Fund in satisfaction of the obligations (if any) with respect to the post-Closing adjustments contemplated by Section 2.4 and indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article IX; (b) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, such indemnification claims; (c) litigate, arbitrate, resolve, settle or compromise any claim for indemnification made pursuant to this Article IX; (d) establish the Reserve Account and pay such amounts therefrom as the Stockholder Representative deems necessary or appropriate in its good faith judgment; and
(e) take all actions necessary in the judgment of the Stockholder's Representative for the accomplishment of the foregoing. The Stockholder Representative shall have no authority or power to act on behalf of the Company, Parent or Surviving Corporation. The Stockholder Representative shall have authority and power to act on behalf of the Junior Stockholders with respect to the disposition, settlement or other handling of the adjustments contemplated by
Section 2.4 and all claims under this Article IX and the Selling Stockholders Agreement and all rights or obligations arising under Section 2.4, this Article IX and the Selling Stockholders Agreement. The Junior Stockholders shall be bound by all actions taken and documents executed by the Stockholder Representative in connection with Section 2.4, this Article IX and the Selling Stockholders Agreement, and Parent shall be entitled to rely on any action or decision of the Stockholder Representative. In performing the functions specified in this Agreement, the Stockholder Representative may act upon any instrument or other writing believed by the Stockholder Representative in good faith to be genuine and to be signed or presented by the proper Person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement in the absence of gross negligence or willful misconduct on the part of the Stockholder Representative. By approval of the Merger and pursuant to the Selling Stockholders Agreement, the Junior Stockholders hereby agree severally, and not jointly, to indemnify and hold harmless the Stockholder Representative (out of funds that otherwise are to be distributed from the Post-Closing Escrow Fund or the Reserve Fund to the Junior Stockholders, if any, as described in the following sentence) from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Any liability for any such loss, liability or expense will be borne by the Junior Stockholders pro rata based upon the respective portions of the Merger Consideration received by such Junior Stockholders. Any out-of-pocket costs and expenses incurred by the Stockholder Representative in connection with actions taken by the Stockholder Representative pursuant to the terms of Section 2.4, this Article IX or the Selling Stockholders Agreement (including the hiring of legal counsel and the incurring of legal fees and costs, "Representative Expenses") shall be the responsibility of the Junior Stockholders. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement, and to consent to any amendment hereof or thereof, on behalf of all the Junior Stockholders and their respective heirs, successors and assigns.

     (b) By approval of the Merger and their execution of the Selling Stockholders Agreement, the Junior Stockholders hereby appoint and constitute the Stockholder Representative the true and lawful attorney-in-fact of the Junior Stockholders, with full power in their name and on their behalf to act according to the terms of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement in the absolute discretion of the Stockholder Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Post-Closing Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Post-Closing Escrow Agreement and the Selling Stockholders Agreement. This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Junior Stockholder, by operation of law, whether by such person's death, disability, protective supervision or any other event. Without limiting the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, by approval of the Merger and executing the Selling Stockholders Agreement, each Junior Stockholder shall be deemed to have waived and renounced its, his or her right to renounce this power of attorney unilaterally any time before the day following the Escrow Termination Date. By approval of the Merger and executing the Selling Stockholders Agreement, each Junior Stockholder shall be deemed to have waived any and all defenses that may be available to contest, negate or disaffirm the action of the Stockholder Representative taken in good faith under the Post-Closing Escrow Agreement or the Selling Stockholders Agreement. Notwithstanding the power of attorney granted in this Section 9.8, no agreement, instrument, acknowledgement or other act or document shall be ineffective solely by reason of a Junior Stockholder (instead of the Stockholder Representative) having signed or given the same directly.

     (c) Notwithstanding anything to the contrary contained herein, the Company shall act on its own behalf at all times prior to the Effective Time, shall sign on its own behalf and shall not appoint any Person as its lawful attorney-in-fact.

     SECTION 9.9. PAYMENT OF DISSENTING SHARES.

     Notwithstanding any other provision of this Agreement (including, for the avoidance of doubt, the applicability of the provision which limits the amount of indemnification payments to the Indemnification Escrow Amount and the applicability of the Basket set forth in Section 9.1(c)), in the event there are holders of Dissenting Shares, the Stockholder Representative shall pay the Surviving Corporation, on behalf of the Junior Stockholders, from the Reserve Amount or from other funds within its control, (i) an amount equal to the product of (x) the amount by which (A) the Appraised Value paid by the Surviving Corporation to any holder of Dissenting Shares exceeds (B) the Dissenting Shares Amount, and (ii) all other out-of-pocket costs and expenses of the Surviving Corporation reasonably incurred (including reasonable attorneys' fees) paid in connection with demands for appraisal by holders of Common Stock pursuant to
Section 262 of Delaware Law ("Appraisal Demands") and the determination of the Appraised Value thereof. All such amounts shall be paid to the Surviving Corporation by the Stockholder Representative as and when paid by the Surviving Corporation to the holders of Dissenting Shares. The Stockholder Representative shall have the right to defend against all matters related to or arising from Appraisal Demands and the determination of Appraised Value in accordance with
Section 9.4 as if such Appraisal Demands were Third Party Claims.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1. TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time:

     (a) by written consent of each of Parent, Merger Sub and the Company;

     (b) by either the Company, on the one hand, or Parent and Merger Sub, on the other hand, if (i) the other shall have breached, or failed to comply with, in any material respect any of its or their obligations under this Agreement or
(ii) any representation or warranty made by such other party shall have been incorrect when made or shall have since ceased to be true and correct, and such breach, failure or misrepresentation is not cured within five (5) days in the case of clause (i) or twenty (20) days in the case of clause (ii) after written notice thereof is delivered to the breaching party or parties and either (x) such breaches, failures or misrepresentations, results or is likely to render the closing conditions of the non-breaching party incapable of being satisfied or (y) such breach or failure is a failure or refusal to consummate the Merger as required pursuant to Section 1.2;

     (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

     (d) by the Company or the Parent if the Merger shall not have been consummated on or before January 31, 2005 (the "Termination Date"); provided, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any party if such party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

     A party seeking to terminate this Agreement in accordance with this Section
10.1 shall deliver written notice thereof as provided under Section 11.1. Notwithstanding the provisions of Section 10.1(b), Section 10.1(c), or Section 10.1(d), no party may terminate this Agreement if such party is in material violation or breach of a representation, warranty, covenant or agreement set forth in this Agreement.

     SECTION 10.2. EFFECT OF TERMINATION.

     (a) If this Agreement is terminated under Section 10.1 (a) Section 10.1(c) or Section 10.1(d) at a time when no party is in material violation or breach of a representation, warranty, covenant or agreement then, subject to Section 10.2(c), all further liabilities and obligations of the Company to Parent and Merger Sub and of Parent and Merger Sub to the Company will terminate without further liability of any party hereto.

     (b) If this Agreement is terminated under Section 10.1 (other than under Section 10.1 (a)) at a time when one or more of the parties is in material violation or breach of a representation, warranty, covenant or agreement, then the liabilities and obligations of the party or parties not in such violation or breach shall terminate and the party or parties which are in violation or breach of this Agreement shall remain liable therefor and nothing in this Agreement shall be deemed to limit the remedies available against such party or parties other than the limitations described in Section 10.2(c) below.

     (c) If the Company terminates this Agreement pursuant to Section 10.1(b), or if the Company terminates this Agreement pursuant to Section 10.l(d) and all of the conditions precedent to the obligations of the Company, Parent and Merger Sub set forth in Article VIII (except for any such condition (i) the satisfaction of which requires the payment of the Estimated Merger Consideration or another action to be taken by Parent, the Merger Sub or any of their respective officers, directors or shareholders at or prior to the Closing, (ii) that has not been satisfied as a result of Parent's or Merger Sub's breach of this Agreement, or (iii) that has not been satisfied as a result of a breach or inaccuracy of a representation, warranty or certification made by Parent or Merger Sub in this Agreement or in any certificate delivered pursuant to Section 8.3(e)(i) of this Agreement) have been satisfied or waived, then the Company shall be entitled to receive the entire amount of the Pre-Closing Escrow Fund, by wire transfer of immediately available funds. In such event, Parent shall promptly take all such actions as may be required to cause the Pre-Closing Escrow Agent to pay the Pre-Closing Escrow Fund to the Company, including executing and delivering the appropriate joint disbursement instructions to the Pre-Closing Escrow Agent. The payment to the Company of the Pre-Closing Escrow Fund shall serve as full liquidated damages (and not as a penalty) under applicable Law, and neither Parent nor Merger Sub shall have any further liability under this Agreement. Payment of such liquidated damages shall constitute the sole and exclusive remedy under such circumstances for the Company and the Junior Stockholders, each of whom shall be deemed to have waived and released any right to sue Parent or Merger Sub for specific performance of this Agreement or to recover any damages or other amounts in excess of the Pre-Closing Escrow Fund plus the Breakage Costs under such circumstances, except for any breach by Parent or Merger Sub that occurs after the date of the termination of this Agreement of any provision of this Agreement that survives the termination of this Agreement.

     (d) If this Agreement terminates other than under the circumstances described in Section 10.2(c) then Parent and the Company will take such action as may be required to cause the Pre-Closing Escrow Agent to return the Pre-Closing Escrow Fund to the Sponsor, including executing and delivering the appropriate joint disbursement instructions.

     (e) If the Agreement is terminated as provided in Section 10.1 the parties shall use commercially reasonable efforts to cause, to the extent practicable, all filings, applications and other submissions made pursuant to this Agreement to be withdrawn from the agency or other Person to which they were made.

     SECTION 10.3. WAIVER.

     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. NOTICES.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered during normal business hours personally or Federal Express (or other reputable overnight courier), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent during normal business hours by electronic transmission to the telecopier number specified below:

     (a)  If to the Company or the Stockholder Representative:

          ABRY Partners, LLC
          111 Huntington Avenue, 30th Floor
          Boston, MA 02199
          Fax No.: (617) 859-7205
          Attention: Peggy Koenig

          With a copy (which shall not constitute notice) to:

          Kirkland & Ellis LLP
          Citigroup Center
          153 E. 53rd Street
          New York, NY 10022
          Fax No.: (212) 446-4900
          Attention: John L. Kuehn, Esq.

     (b)  If to Parent or Merger Sub:

          Citicorp Venture Capital Equity Partners, L.P.
          399 Park Avenue
          14th Floor
          New York, NY 10022
          Fax No.: (212) 888-2940
          Attention: Ian Highet

          With a copy (which shall not constitute notice) to:

          Dechert LLP
          4000 Bell Atlantic Tower
          Philadelphia, PA 19103-2793
          Fax No.: (215) 994-2222
          Attention: Geraldine A. Sinatra, Esq.

     SECTION 11.2. CERTAIN DEFINITIONS.

     For purposes of this Agreement, the term:

     (a) "Adjustment Time" means 12:01 a.m., New York time, on the Closing Date.

     (b) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common control with, the first mentioned Person.

     (c) "Annual Reporting Period" means a fiscal period consisting of thirteen
(13) consecutive Monthly Reporting Periods ending on the last Sunday of March of each calendar year.

     (d) "Business Day" shall mean any day other than a day on which banks in the Commonwealth of Massachusetts or the State of New York are authorized or obligated to be closed.

     (e) "Class A Common Stock" means the Class A Common Stock of the Company, par value $.001 per share.

     (f) "Class B Common Stock" means the Class B Common Stock of the Company, par value $.001 per share.

     (g) "Closing Cash" means all cash and cash equivalents held by or for the account of the Company and the Company Subsidiaries as of the Adjustment Time, determined in accordance with GAAP. For clarity, Closing Cash shall (1) be calculated net of issued but uncleared checks and drafts, and (2) include checks and drafts received by the Company and the Company Subsidiaries as of the Adjustment Time but not yet deposited.

     (h) "Closing Indebtedness" means Company Indebtedness as of the Adjustment Time.

     (i) "Closing Working Capital" means the aggregate amount of the current assets of the Company and the Company Subsidiaries (exclusive of Closing Cash, deferred tax benefits and income Tax refunds receivable) less the aggregate amount of the current liabilities of the Company and the Company Subsidiaries (exclusive of the current portion of any amount included in Closing Indebtedness, Company Transaction Expenses, deferred Tax liabilities and income Taxes payable), in each case determined as of the Adjustment Time but after giving effect to the transactions contemplated by this Agreement (including the repayment of Closing Indebtedness and the termination of any Company Hedging Agreement pursuant to Section 2.8) and in accordance with Section 2.4.

     (j) "Common Stock" means the Class A Common Stock and the Class B Common Stock.

     (k) "Company Charter" means the Company's Amended and Restated Certificate of Incorporation, as modified and supplemented by the Series C Certificate of Designations and Series A Certificate of Designations, as in effect from time to time.

     (l) "Company Credit Agreement" means that certain Amended and Restated Loan Agreement among NCI, the Company, the Financial Institutions whose names appear as Lenders on the signature pages thereof and Toronto Dominion (Texas), Inc., as Administrative Agent for the Lenders with TD Securities (USA), Inc. as Lead Arranger and Book Runner, and National City Bank, as Syndication Agent, dated as of June 24, 2004, as the same may be amended from time to time.

     (m) "Company Credit Documents" means the Company Credit Agreement together with the Company Hedging Agreements.

     (n) "Company Hedging Agreements" means any interest rate protection agreements (including interest rate swaps, caps, floors and collars) to which the Company or a Company Subsidiary is party.

     (o) "Company Indebtedness" means, without duplication, (A) all indebtedness of the Company and the Company Subsidiaries for borrowed money (including all principal, interest, premiums, penalties, and breakage fees), including under the Company Credit Documents, (B) all obligations of the Company and the Company Subsidiaries evidenced by notes, bonds, debentures or similar instruments or pursuant to any guaranty and (C) obligations under capital leases or for deferred purchase price of property or services. For the avoidance of doubt, "Closing Indebtedness" shall not include the Series C Preferred Stock Redemption Amount.

     (p) "Company Transaction Expenses" means the fees and expenses incurred on or before the Closing Date (whether or not invoiced) and payable by the Company and the Company Subsidiaries related to or arising out of the transactions contemplated by this Agreement, including travel, legal, accounting, investment banking and other professional fees and expenses.

     (q) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     (r) "Holdback Consideration" means a cash amount equal to $15,000,000.

     (s) "ID Buyout" has the meaning set forth in the Company Credit Agreement.

     (t) "Junior Stock" means, collectively, the Series A Preferred Stock and the Common Stock.

     (u) "Knowledge of the Company" means the actual knowledge of Gerard Parker or Daniel R. McCarthy.

     (v) "Liquidation Preference" with respect to any share of Series C Preferred Stock has the meaning set forth in the Series C Preferred Certificate of Designations.

     (w) "Monthly Reporting Period" means any of the initial twelve (12) four
(4) consecutive week reporting periods during an Annual Reporting Period or the final four (4) or five (5) consecutive week reporting periods during such Annual Reporting Period.

     (x) "NCI" means Network Communications, Inc., a Georgia corporation.

     (y) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

     (z) "Series A Preferred Stock" means, collectively, the Series A-l Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock.

     (aa) "Series A Preferred Certificate of Designations" means the Company's Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as in effect from time to time.

     (bb) "Series A-l Preferred Stock" means the Company's Series A-l Convertible Preferred Stock, par value $.001 per share.

     (cc) "Series A-2 Preferred Stock" means the Company's Series A-2 Convertible Preferred Stock, par value $.001 per share.

     (dd) "Series A-3 Preferred Stock" means the Company's Series A-3 Convertible Preferred Stock, par value $.001 per share.

     (ee) "Series C Preferred Certificate of Designations" means the Company's Amended and Restated Certificate of Designations, Preferences and Rights of Series B Redeemable Preferred Stock and Series C Convertible Preferred Stock, as in effect from time to time.

     (ff) "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $.001 per share.

     (gg) "Series C Preferred Redemption Amount" means the amount specified on
Exhibit I attached hereto as being applicable to the Closing Date.

     SECTION 11.3. HEADINGS; INTERPRETATION.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As all parties to this Agreement have participated in the drafting of this Agreement, no ambiguity shall be construed against any party as the drafter. The use of the word "including" herein shall mean "including without limitation." The terms "Company" and "Company Subsidiary" herein shall also refer to the Surviving Corporation and its Subsidiaries following the Effective Time. For purposes of analyzing whether any state of facts, change, development, affect, condition or occurrence constitutes a "Company Material Adverse Effect," the parties agree that the words of the definition of "Company Material Adverse Effect" are intended to be read literally and do not include any requirement that a material adverse effect be "durationally significant" or measured over a period of years rather than months. The inclusion of any information on any schedule attached hereto shall not (i) be deemed to be an admission or acknowledgement by the Company, in and of itself, that such information is material to or outside the ordinary course of the business of the Company or any of the Company Subsidiaries or (ii) constitute an admission to any Person not a party to this Agreement that a violation, right of termination, default, liability or other obligation of any kind exists with respect to any matter disclosed on such schedule, but rather is intended solely to qualify certain representations and warranties in this Agreement and to set forth other information required to be disclosed by this Agreement.

     SECTION 11.4. SEVERABILITY.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 11.5. ENTIRE AGREEMENT.

     This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto, including the Selling Stockholders Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 11.6. ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Parent may assign this Agreement and its rights and obligations hereunder (a) prior to the Effective Time, to one of its Affiliates and (b) after the Effective Time, to any Person or Persons, without the consent of any Person (provided that, in either case, no such assignment shall relieve Parent from its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 11.7. THIRD PARTY BENEFICIARIES.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.8. EXPENSES.

     Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses. For the avoidance of doubt, all fees and expenses payable to DeSilva & Phillips as a result of the transactions contemplated by this Agreement shall be borne and paid by the Parent.

     SECTION 11.9. SPECIFIC PERFORMANCE.

     Each party agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.10. AMENDMENTS.

     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Junior Stock shall be converted pursuant to this Agreement upon consummation of the Merger unless such amendment shall have been approved by the holders of a majority of the authorized Junior Stock. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 11.11. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

     (a) Governing Law; Consent to Jurisdiction. THE RIGHTS OF THE HOLDERS OF SHARES OF CAPITAL STOCK OF THE COMPANY ARISING OUT OF OR RELATING TO THEIR OWNERSHIP OF SUCH SHARES OR THE MERGER SHALL BE GOVERNED BY THE DGCL. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. SUBJECT TO SECTION 9.4 AND THE TERMS OF THE PRE-CLOSING ESCROW AGREEMENT AND THE POST-CLOSING ESCROW AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, UNITED STATES OF AMERICA OR IN THE ABSENCE OF JURISDICTION, THE STATE COURTS LOCATED IN NEW YORK, NEW YORK, AND GENERALLY AND UNCONDITIONALLY ACCEPTS AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE IN CONNECTION WITH THIS AGREEMENT. EACH PARTY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION BASED ON THE GROUNDS OF FORUM NON CONVENIENS, IN THE AFORESAID COURTS. EACH OF THE PARTIES, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY AGREES THAT ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 11.1 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 11.1 HEREOF, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (b) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION

ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION ll.ll(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     SECTION 11.12. NO RECOURSE.

     Except for any liability of any Junior Stockholder under this Agreement or the Selling Stockholders Agreement, Parent and Merger Sub agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Junior Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that, except for any liability of any Junior Stockholder under this Agreement or the Selling Stockholders Agreement, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Junior Stockholder or any current or future member of any Junior Stockholder or any current or future director, officer, employee, partner or member of any Junior Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Junior Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

     SECTION 11.13. TIME OF ESSENCE.

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     SECTION 11.14. COUNTERPARTS.

     This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                        GALLARUS MEDIA HOLDING, INC.


                                        By: /s/ Daniel McCarthy
                                            ------------------------------------
                                        Name: Daniel McCarthy
                                        Title:
                                               ---------------------------------


                                        GMH HOLDING COMPANY


                                        By: /s/ Ian D. Highet
                                            ------------------------------------
                                        Name: IAN D. HIGHET
                                        Title:
                                               ---------------------------------


                                        GMH ACQUISITION CORP.


                                        By: /s/ Ian D. Highet
                                            ------------------------------------
                                        Name: IAN D. HIGHET
                                        Title:
                                               ---------------------------------

ABRY PARTNERS, LLC,
solely in its capacity as the
Stockholder Representative hereunder
and solely with respect to Sections
2.4, 2.5, 2.7, 7.1(b), 7.3(a),
7.12(a), 7.12(d), Article IX and
Article XI of this Agreement


By: /s/ Peggy Koenig
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                         SELLING STOCKHOLDERS AGREEMENT

                                 (see attached)

                                                                  EXECUTION COPY
                                    AGREEMENT

     This AGREEMENT (this "Agreement") is entered into this 23rd day of December 2004, by and among GMH Holding Company, a Delaware corporation (the "Purchaser"). GMH Acquisition Corp., a Delaware corporation ("Merger Sub"), ABRY Partners, LLC, a Delaware limited liability company ("ABRY"), and the stockholders of Gallarus Media Holdings, Inc., a Delaware corporation (the "Company"), whose names appear on the signature pages hereto (collectively, the "Stockholders"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

     WHEREAS, the Stockholders are the record holders of the outstanding capital stock of the Company identified on Exhibit A hereto (the "Subject Shares"), and are parties to a Stockholders Agreement dated as of June 28, 2002, by and among the Company and the Stockholders (as in effect on the date hereof, "Stockholders Agreement");

     WHEREAS, concurrently with the execution of this Agreement, the Purchaser, the Company, Merger Sub and ABRY (solely in its capacity as the Stockholder Representative) have entered into an Agreement and Plan of Merger (as the same may be amended, restated or otherwise modified from time to time, the "Merger Agreement") pursuant to which, among other things, the Purchaser will acquire all of the outstanding capital stock of the Company through the merger of Merger Sub with and into the Company (the "Merger"); and

     WHEREAS, this Agreement is being entered into as an inducement to the Purchaser and Merger Sub to enter into the Merger Agreement, and constitutes the "Selling Stockholders Agreement" defined therein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     SECTION 1. STOCKHOLDER APPROVALS; WAIVER OF APPRAISAL RIGHTS; WAIVER OF CERTAIN TRANSFER RESTRICTIONS.

          (a) Merger and Merger Agreement. The Stockholders, who together constitute the holders of a majority of the outstanding securities of the Company entitled to vote, in lieu of holding a special meeting of the stockholders of the Company, hereby irrevocably (i) adopt and approve the form, terms and provisions of the Merger Agreement and (ii) approve the Merger on the terms and conditions set forth therein. The actions taken by this Section 1(a) are made pursuant to Sections 228, 242 and 251 of the DGCL and shall have the same force and effect as if taken at a special meeting of the stockholders of the Company duly called and constituted pursuant to the bylaws of the Company and the DGCL.

          (b) Payment Procedures. Each of the Stockholders acknowledges and irrevocably agrees that ABRY will act as paying agent under Article II of the Merger Agreement (in such capacity, the "Paying Agent") and will be solely responsible for disbursing amounts owing by the Purchaser or the Surviving Corporation to the Stockholders in respect of the Series

C Preferred Stock and the Junior Stock pursuant to Article II of the Merger Agreement. Each of the Stockholders hereby irrevocably authorizes the Purchaser to pay the aggregate Merger Consideration and Series C Preferred Redemption Amount to ABRY Partners, LLC in accordance with the terms of the Merger Agreement, and agrees that following such payment none of the Purchaser, Merger Sub, the Company or the Surviving Corporation shall have any further liability to any of the Stockholders with respect to, and the Stockholders shall only look to the Paying Agent for disbursements of, such amounts. All amounts paid to the Paying Agent by the Purchaser pursuant to Article II of the Merger Agreement shall be held and distributed by the Paying Agent in a manner consistent with
Article II of the Merger Agreement and, subject to Section 1(d) below, in accordance with the terms of the Company Charter and Stockholders Agreement.

          (c) Stockholder Representative. Each of the Stockholders acknowledges and irrevocably agrees that ABRY will act as the "Stockholder Representative" pursuant to and in accordance with Section 9.8 of the Merger Agreement. Each Stockholder irrevocably consents to the appointment of the Stockholder Representative on the terms specified in Section 9.8 of the Merger Agreement, a copy of which is attached hereto as Exhibit B and is incorporated herein by reference.

          (d) Series C Preferred Redemption Amount. The undersigned holders of Series C Preferred Stock irrevocably agree that notwithstanding anything to the contrary set forth in the Series C Preferred Certificate of Desigations, the Series C Preferred Redemption Amount shall be calculated in accordance with the definition of such term in the Merger Agreement, and the only amounts payable to such holders in respect of their shares of Series C Preferred Stock as a result of the Merger shall be as set forth in Section 2.2 of the Merger Agreement.

          (e) Waiver of Appraisal Rights. Each Stockholder expressly acknowledges that it is obligated under Section 4 of the Stockholders Agreement to approve the Merger and waive any dissenters rights, appraisal rights or similar rights applicable to the Merger under applicable law. In performance of such obligation, each Stockholder hereby irrevocably waives any such rights and expressly acknowledges that upon execution of this Agreement such Stockholder will be ineligible to exercise any such rights under applicable law.

          (f) Waiver of Certain Transfer Restrictions. The Company and each Stockholder hereby expressly waive any restriction on transfer under Section 1 of the Stockholders Agreement to the extent, but only to the extent, necessary to permit any Junior Stockholder to roll-over all or any portion of the Subject Shares held by such Junior Stockholder for capital stock of the Purchaser as contemplated by the Merger Agreement.

     SECTION 2. INDEMNIFICATION BY JUNIOR STOCKHOLDERS.

          (a) Indemnity. From and after the Effective Time, the Junior Stockholders severally, and not jointly, shall indemnify and hold harmless each Purchaser Indemnified Person from and against any and all Damages, to the extent such Damages are determined by a Final Award, a final order of a court of competent jurisdiction or a written agreement of the Purchaser and the Stockholder Representative to have arisen solely from (i) a Company Breach of an Excluded Representation, in which case such Purchaser Indemnified Person shall be entitled to seek amounts in excess of the Post-Closing Escrow Fund from any Junior Stockholder, whether before or after the Release Date, or (ii) fraud on the part of any Junior Stockholder, in which case such Purchaser Indemnified Person shall be entitled to seek amounts in excess of the Post-Closing Escrow Fund from such Junior Stockholder, whether before or after the Release Date. No Purchaser Indemnified Person shall be entitled to indemnification under this Section 2 for any liability to the extent (but only to the extent) the amount of such liability (A) has been (or may be) satisfied by disbursements of the Post-Closing Escrow Fund or (B) is demonstrated to have been actually reflected in the Company Indebtedness, Transaction Expenses or Closing Working Capital used to determine the Final Merger Consideration.

          (b) Limitations. No Junior Stockholder shall be liable under this
Section 2 (or Section 3 below) for any Damages in excess of (i) such Junior Stockholder's Pro Rata Share (as defined in Section 2(d) below) of such Damages or (ii) the Merger Consideration received by such Junior Stockholder in accordance with the Merger Agreement. The amount to which a Purchaser Indemnified Person may become entitled under this Section 2 shall be net of any actual recovery received from the Post-Closing Escrow Fund, less any cost associated with receiving such recovery in respect of a claim.

          (c) Procedure. As used herein, the term "Claim" means a claim for indemnification by the Purchaser or any other Purchaser Indemnified Person for Damages under this Section 2 (such Person making a Claim, an "Indemnitee"). An Indemnitee may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Purchaser Indemnified Person, as applicable, pursuant to written notice of such Claim executed by an officer of the Purchaser (a "Notice of Claim") and delivered to the Stockholder Representative on behalf of the Junior Stockholders (each Junior Stockholder, in its capacity as an indemnifying person hereunder, an "Indemnitor"), promptly after such Indemnitee becomes aware of the existence of any potential claim by such Indemnitee for indemnification under this Section 2 arising out of or resulting from (i) any item subject to indemnification pursuant to the terms of
Section 2(a), or (ii) the assertion, whether orally or in writing, against any Indemnitee of a Third-Party Claim that arises out of or results from any item subject to indemnification pursuant to the terms of Section 2(a). Each Notice of Claim shall contain the information required to be included in a "Notice of Claim" delivered under Article IX of the Merger Agreement. The provisions of Sections 9.l(d), 9.1(e), 9.4, 9.5, 9.6 and 9.7 are hereby incorporated by reference in their entirety and shall apply to this Agreement and each Claim and Notice of Claim mutatis mutandis without further reference thereto.

          (d) Definition of Pro Rata Share. As used herein, the term "Pro Rata Share" shall mean, with respect to any Damages and any particular Junior Stockholder, an amount determined by the Stockholder Representative in accordance with the Stockholders Agreement as being the amount of such Damages required to be paid by such Junior Stockholder so that subsequent to such Junior Stockholder's payment, the net portion of the aggregate Merger Consideration received by such Junior Stockholder pursuant to the Merger Agreement is equal to the amount that such Junior Stockholder would have received if the Company had paid such Damages on the Closing Date and the aggregate Merger Consideration received by all Junior Stockholders in the Merger, net of all such Damages, had been paid in accordance with Article II of the Merger Agreement.

     SECTION 3. CONTRIBUTION.

          Subject to Section 2(b), if any Junior Stockholder pays more than its Pro Rata Share of any Damages, then each other Junior Stockholder (who paid less than its Pro Rata Share of such Damages) shall promptly contribute to such Junior Stockholder an amount such that, after giving effect to such contribution, such contributing Junior Stockholder shall have, in the aggregate, paid its Pro Rata Share of such Damages.

     SECTION 4. RESTRICTION ON CERTAIN INVESTMENTS BY ABRY.

          ABRY agrees that, prior to the 18-month anniversary of the Closing Date (the "Release Date"), neither it nor its Affiliates will invest in the real estate or apartment guide assets of Haas Publishing Companies, Inc., Trader Publishing Company or Homes & Land Publishing; provided that the foregoing restriction (i) shall not apply to any Person in which the aggregate percentage of voting ownership by ABRY and its Affiliates is less than 50%, and (ii) shall not prohibit any mezzanine fund managed by ABRY or its Affiliates from making a bona fide non-controlling investment in any Person. The restrictions contained in this Section 4 shall automatically terminate without further action of the parties at the close of business on the Release Date.

     SECTION 5. CONFIDENTIALITY.

          Each Stockholder acknowledges that it is entitled to receive information concerning the business and affairs of the Company and the Company Subsidiaries (the "Confidential Information") pursuant to the terms and subject to the conditions contained in the Merger Agreement. Each Stockholder agrees to treat and hold as confidential any such Confidential Information; provided that
(i) Confidential Information shall not include information that is or becomes generally publicly available other than as a result of a breach of this Agreement by any Stockholder, or is independently acquired or developed by such Stockholder without violating any of its obligations under this Section 5 or is obtained from a third party not, to the knowledge of such Stockholder, in violation of a duty of confidentiality to the Company or the Company Subsidiaries, and (ii) any Stockholder may disclose Confidential Information (A) to its affiliates, partners and advisors and (B) to the extent required by applicable law, legal requirements or legal process. Notwithstanding the foregoing, in the event that any Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person shall notify the Surviving Corporation reasonably promptly of the request or requirement so that the Surviving Corporation may seek (at its sole cost) an appropriate protective order or waive compliance with the provisions of this Section 5. If, in the absence of a protective order or the receipt of a waiver hereunder, any Stockholder required to disclose any Confidential Information by applicable law, legal requirements or legal process, such Person may disclose the Confidential Information to the extent so required; provided that such disclosing Person shall use commercially reasonable efforts to obtain, at the request (and sole cost) of the Surviving Corporation, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Surviving Corporation shall reasonably designate.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER.

          Each Stockholder hereby severally and not jointly represents and warrants to Purchaser, as to itself only, as follows:

          (a) Authority; Execution and Delivery; Enforceability. Such Stockholder has the legal capacity, power and authority to enter into this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is a corporation or other legal entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company or other action and no other corporate, limited liability company or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Purchaser and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          (b) (i) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (x) to the extent applicable, conflict with or violate, result in a breach of, constitute a default under, the certificate of incorporation, bylaws or other organizational document of such Stockholder, (y) subject to compliance with the requirements set forth in Section 6(b)(ii) below, conflict with or violate any Law applicable to such Stockholder or by which any of his, her or its properties is bound or affected, or (z) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of his, her or its properties or assets is bound except, in the case of clauses (y) and (z) above for any such conflicts, violations, breaches, defaults, accelerations or occurrences that in the aggregate would not and would not reasonably be expected to prevent the consummation of the Merger, delay the same in any material respect, or otherwise prevent such Stockholder from performing his, her or its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or the giving of notice to, any Governmental Entity, except (x) for applicable requirements, if any, of the HSR Act and state blue sky Laws, and filing and recordation of appropriate merger documents as required by the DGCL, and (y) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the consummation of the Merger, delay the same in any material respect, or otherwise prevent such Stockholder from performing his, her or its obligations under this Agreement.

          (c) Ownership. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder's name on Exhibit A hereto, free and clear of any Encumbrances. As of the date hereof, other than the Subject Shares, such Stockholder does not own (of record or beneficially) any shares of capital stock of, or any other voting securities or interests of, the Company. Such Stockholder has the sole right to transfer and vote the Subject Shares, and none of the Subject Shares owned by such Stockholder are subject to any voting trust or other agreement, arrangement or restriction with respect to the transfer or the voting of such Subject Shares, except as set forth in this Agreement and the Stockholders Agreement.

     SECTION 7. RESTRICTION ON TRANSFER.

          Other than pursuant to the Merger Agreement or this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares, of such Stockholder or any interest therein, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares of such Stockholder (or any interest therein), to or with any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares of such Stockholder, and shall not commit or agree to take any of the foregoing actions. Such Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject. Shares of such Stockholder in a voting trust. The provisions of this Section 7(a) shall survive for a period of eighteen months following the termination of this Agreement.

     SECTION 8. GRANT OF PROXY; APPOINTMENT OF PROXY.

          (a) Without limiting or otherwise affecting the effectiveness of the Stockholder consent granted in Section 1(a); each Stockholder hereby irrevocably grants to, and appoints, Purchaser and Citigroup Venture Capital Equity Partners, L.P., in its capacity as designee of Purchaser, and each of them individually, such Stockholder's proxy and attorney-in- fact (with full power of substitution), for and in the name, place and stead of such Stockholder, solely to vote all of such Stockholder's Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares with voting power, in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

          (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this

Agreement. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 8 is coupled with an interest and may under no circumstances be revoked, except that such proxy shall be revoked and shall automatically terminate without further action of the parties upon the termination of this Agreement in accordance with Section 10 of this Agreement. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

     SECTION 9. TERMINATION OF STOCKHOLDERS AGREEMENT.

          Each Stockholder hereby agrees that as of the Effective Time, the Stockholders Agreement shall terminate with respect to the Company and shall be of no further force and effect on the Company.

     SECTION 10. TERMINATION.

          Except as otherwise expressly provided herein, this Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the written consent of each of the Purchaser, Merger Sub and the Stockholder Representative.

     SECTION 11. WAIVER.

          At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Purchaser or the Stockholder Representative (on behalf of the Junior Stockholders).

     SECTION 12. GENERAL PROVISIONS.

          (a) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally or Federal Express (or other reputable overnight courier), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

               (i)  If to ABRY or the Stockholder Representative:

               ABRY Partners, LLC
               111 Huntington Avenue, 30th Floor
               Boston, MA 02199
               Fax No.: (617) 859-7205
               Attention: Peggy Koenig

               With a copy (which shall not constitute notice) to:

               Kirkland & Ellis LLP
               Citigroup Center
               153 E. 53rd Street
               New York, NY 10022
               Fax No.: (212) 446-4900
               Attention: John L. Kuehn, Esq.

               (ii) If to the Purchaser or any Indemnitee:

               Citicorp Venture Capital Equity Partners
               399 Park Avenue
               14th Floor
               New York, NY 10022
               Fax No.: (212) 888-2940
               Attention: Ian Highet

               With a copy (which shall not constitute notice) to:

               Dechert LLP
               4000 Bell Atlantic Tower
               Philadelphia, PA 19103-2793
               Fax No.: (215) 994-2222
               Attention: Geraldine A. Sinatra, Esq.

          (iii) If to any Stockholder (other than ABRY), then to the address set forth for such Stockholder in Section 9(i) of the Stockholders Agreement or to such other address or to the attention of such other person as such Stockholder has specified by prior written notice to the sending party.

          (b) Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As all parties to this Agreement have participated in the drafting of this Agreement, no ambiguity shall be construed against any party as the drafter. The use of the word "including" herein shall mean "including without limitation."

          (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (d) Entire Agreement. This Agreement and the Merger Agreement (together, with the Exhibits, the Schedules and the other documents delivered pursuant thereto) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

          (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that the Purchaser may assign this Agreement and its rights and obligations hereunder (i) prior to the Effective Time, to one of its Affiliates and (ii) after the Effective Time, to any Person or Persons, without the consent of any Person. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (f) Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for the Purchaser Indemnified Parties.

          (g) Expenses. Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses.

          (h) Specific Performance. Each of the Purchaser and ABRY agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that Section 4 or Section 5 of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Purchaser shall be entitled to seek an injunction or injunctions to prevent breaches of Section 4 or Section 5 of this Agreement and to enforce specifically the terms and provisions of Section 4 and Section 5 in any Federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (i) Amendments. This Agreement may be amended by the Purchaser and the Stockholder Representative (on behalf of the Junior Stockholders); provided, however, that no amendment may be made that would increase the liability of any Junior Stockholder hereunder unless such amendment shall have been approved by such Junior Stockholder. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          (j) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

               (i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court for the Southern District of New York, United States of America or in the absence of jurisdiction, the state courts located in New

     York, New York, and generally and unconditionally accepts and irrevocably submits to the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 12(a) hereof or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 12(a) hereof, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

               (ii) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12(j) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12(j) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          (k) No Recourse. Except for any liability of any Junior Stockholder under this Agreement or the Merger Agreement, the Purchaser and Merger Sub agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Junior Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that, except for any liability of any Junior Stockholder under this Agreement or the Merger Agreement, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Junior Stockholder or any current or future member of any Junior Stockholder or any current or future director, officer, employee, partner or member of any Junior Stockholder or of any

Affiliate or assignee thereof, as such, for any obligation of any Junior Stockholder under this Agreement or the Merger Agreement or any documents or instruments delivered in connection with this Agreement or the Merger Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          (l) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          (m) Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (n) Effectiveness. This Agreement shall be effective among each party who executes this Agreement regardless of whether every other party identified on the signature pages hereto actually executes this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed and delivered as of the date first written above.

                                        GMH HOLDING COMPANY


                                        By: /s/ Ian D. Highet
                                            ------------------------------------
                                        Name: Ian D. Highet
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GMH ACQUISITION CORP.


                                        By: /s/ Ian D. Highet
                                            ------------------------------------
                                        Name: Ian Highet
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABRY PARTNERS, LLC


                                        By: /s/ Peggy Koenig
                                            ------------------------------------
                                        Name: Peggy Koenig
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           STOCKHOLDER SIGNATURE PAGE

ABRY PARTNERS IV, L.P.

By: ABRY Capital Partners, L.P.,
    its general partner
By: ABRY Capital Partners, LLC,
    its general partner


By: /s/ Peggy Koenig
    ------------------------------------
Name: Peggy Koenig
      ----------------------------------
Title:
       ---------------------------------


ABRY INVESTMENT PARTNERSHIP, L.P.

By: ABRY Investment GP, L.P.,
    its general partner


By: /s/ Peggy Koenig
    ------------------------------------
Name: Peggy Koenig
      ----------------------------------
Title:
       ---------------------------------


ABRY MEZZANINE PARTNERS, L.P.

By: ABRY Mezzanine Investors, L.P.,
    its general partner

By: ABRY Mezzanine Holdings, LLC,
    its general partner


By: /s/ Peggy Koenig
    ------------------------------------
Name: Peggy Koenig
      ----------------------------------
Title:
       ---------------------------------


NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By: NYLCAP Manager LLC,
    its Investment Manager


By: /s/ Adam G. Clemens
    ------------------------------------
Name: Adam G. Clemens
      ----------------------------------
Title: Executive VP & COO
       ---------------------------------

                           STOCKHOLDER SIGNATURE PAGE

/s/ Daniel R. McCarthy
-------------------------------------
Daniel R. McCarthy

/s/ Gerard Parker
-------------------------------------
Gerard Parker

/s/ Scott Dixon
-------------------------------------
Scott Dixon

/s/ Marcia Bollinger
-------------------------------------
Marcia Bollinger

/s/ Stuart Christian
-------------------------------------
Stuart Christian

/s/ Glenn Goad
-------------------------------------
Glenn Goad

/s/ Susan Deese
-------------------------------------
Susan Deese

/s/ Daniel Steadman
-------------------------------------
Daniel Steadman

                                    EXHBIT A

          Ownership of Capital Stock of Gallarus Media Holdings, Inc.

                                 (see attached)

     OWNERSHIP OF OUTSTANDING CAPITAL STOCK OF GALLARUS MEDIA HOLDINGS, INC.

                                                                                 NUMBER OF
STOCKHOLDER                                        CLASS OR SERIES                SHARES
-----------                            --------------------------------------   ----------
SERIES C CONVERTIBLE PREFERRED STOCK
New York Life Capital Partners         Series C Convertible Preferred Stock     10,000.000
ABRY Mezzanine Partners, L.P.          Series C Convertible Preferred Stock     10,000.000
                                                                                ----------
   TOTAL                                                                        20,000.000
SERIES A CONVERTIBLE PREFERRED STOCK
ABRY Partners IV, L.P.                 Series A-1 Convertible Preferred Stock   50,676.385
ABRY Investment Partnership, L.P.      Series A-1 Convertible Preferred Stock       23.615
D. McCarthy                            Series A-3 Convertible Preferred Stock      200.000
G. Parker                              Series A-3 Convertible Preferred Stock      100.000
                                                                                ----------
   TOTAL                                                                        51,000.000
CLASS B COMMON STOCK
Daniel R. McCarthy                     Class B Common Stock                      3,769.180
Gerard Parker                          Class B Common Stock                        698.268
Scott Dixon                            Class B Common Stock                        232.448
Marcia Bollinger                       Class B Common Stock                        232.448
Stuart Christian                       Class B Common Stock                        162.714
Glenn Goad                             Class B Common Stock                        162.714
Susan Ulicny (a)                       Class B Common Stock                         92.979
Susan Deese                            Class B Common Stock                         69.735
Daniel Steadman                        Class B Common Stock                         82.000
                                                                                ----------
   TOTAL                                                                         5,502.486

(a) Only 27.894 shares of the Class B Common Stock owned by Susan Ulicny Will be vested as of the Effective Time.

                                    EXHIBIT B

                       Section 9.8 of the Merger Agreement

     SECTION 9.8 APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.

     (a) Pursuant to the Selling Stockholders Agreement, and by voting in favor of or consenting to the Merger and/or by virtue of the approval of the Merger, the Junior Stockholders shall be deemed to have approved the designation of ABRY Partners, LLC (in such capacity the "Stockholder Representative") as, the attorney-in-fact and agent for and on behalf of each Junior Stockholder and their respective heirs, successors and assigns with respect to the post-Closing adjustments contemplated by Section 2.4(e), claims for indemnification under this Article IX or the Selling Stockholders Agreement and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Representative under this Agreement, the Selling Stockholders Agreement and the Post-Closing Escrow Agreement, including the exercise of the power to: (a) authorize the release or delivery to Parent of all or any portion of the Post-Closing Escrow Fund or the Reserve Fund in satisfaction of the obligations (if any) with respect to the post-Closing adjustments contemplated by Section 2.4 and indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article IX; (b) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, such indemnification claims; (c) litigate, arbitrate, resolve, settle or compromise any claim for indemnification made pursuant to this Article IX; (d) establish the Reserve Account and pay such amounts therefrom as the Stockholder Representative deems necessary or appropriate in its good faith judgment; and
(e) take all actions necessary in the judgment of the Stockholder's Representative for the accomplishment of the foregoing. The Stockholder Representative shall have no authority or power to act on behalf of the Company, Parent or Surviving Corporation. The Stockholder Representative shall have authority and power to act on behalf of the Junior Stockholders with respect to the disposition, settlement or other handling of the adjustments contemplated by
Section 2.4 and all claims under this Article IX and the Selling Stockholders Agreement and all rights or obligations arising under Section 2.4, this Article IX and the Selling Stockholders Agreement. The Junior Stockholders shall be bound by all actions taken and documents executed by the Stockholder Representative in connection with Section 2.4, this Article IX and the Selling Stockholders Agreement, and Parent shall be entitled to rely on any action or decision of the Stockholder Representative. In performing the functions specified in this Agreement, the Stockholder Representative may act upon any instrument or other writing believed by the Stockholder Representative in good faith to be genuine and to be signed or presented by the proper Person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement in the absence of gross negligence or willful misconduct on the part of the Stockholder Representative. By approval of the Merger and pursuant to the Selling Stockholders Agreement, the Junior Stockholders hereby agree severally, and not jointly, to indemnify and hold harmless the Stockholder Representative (out of funds that otherwise are to be distributed from the Post-Closing Escrow Fund or the Reserve Fund to the Junior Stockholders, if any, as described in the following sentence) from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Any liability for any such loss, liability or expense will be borne by the Junior Stockholders pro rata based upon the respective portions of the Merger Consideration received by such Junior Stockholders. Any out-of-pocket costs and expenses incurred by the Stockholder Representative in connection with actions taken by the Stockholder Representative pursuant to the terms of Section 2.4, this Article IX or the Selling Stockholders Agreement (including the hiring of legal counsel and the incurring of legal fees and costs, "Representative Expenses") shall be the responsibility of the Junior Stockholders. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement, and to consent to any amendment hereof or thereof, on behalf of all the Junior Stockholders and their respective heirs, successors and assigns.

     (b) By approval of the Merger and their execution of the Selling Stockholders Agreement, the Junior Stockholders hereby appoint and constitute the Stockholder Representative the true and lawful attorney-in-fact of the Junior Stockholders, with full power in their name and on their behalf to act according to the terms of this Agreement, the Post-Closing Escrow Agreement and the Selling Stockholders Agreement in the absolute discretion of the Stockholder Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Post-Closing Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Post-Closing Escrow Agreement and the Selling Stockholders Agreement. This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Junior Stockholder, by operation of law, whether by such person's death, disability, protective supervision or any other event. Without limiting the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, by approval of the Merger and executing the Selling Stockholders Agreement, each Junior Stockholder shall be deemed to have waived and renounced its, his or her right to renounce this power of attorney unilaterally any time before the day following the Escrow Termination Date. By approval of the Merger and executing the Selling Stockholders Agreement, each Junior Stockholder shall be deemed to have waived any and all defenses that may be available to contest, negate or disaffirm the action of the Stockholder Representative taken in good faith under the Post-Closing Escrow Agreement or the Selling Stockholders Agreement. Notwithstanding the power of attorney granted in this Section 9.8, no agreement, instrument, acknowledgement or other act or document shall be ineffective solely by reason of a Junior Stockholder (instead of the Stockholder Representative) having signed or given the same directly.

     (c) Notwithstanding anything to the contrary contained herein, the Company shall act on its own behalf at all times prior to the Effective Time, shall sign on its own behalf and shall not appoint any Person as its lawful attorney-in-fact.

                                    EXHIBIT B

                          PRE-CLOSING ESCROW AGREEMENT

                                 (see attached)

                                                                  EXECUTION COPY

                          PRE-CLOSING ESCROW AGREEMENT

          This PRE-CLOSING ESCROW AGREEMENT (this "Agreement"), dated as of December 23, 2004, is made by and among GMH Holding Company, a Delaware corporation ("Parent"), Gallarus Media Holdings, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, a Georgia banking corporation ("Sun Trust"), solely in its capacity as escrow agent and not in its individual corporate capacity (the "Escrow Agent").

          WHEREAS, pursuant to that certain Agreement and Plan of Merger (as the same may be amended, restated or otherwise modified from time to time, the "Merger Agreement"), dated as of December 23, 2004, by and among Parent, GMH Acquisition Corp., a Delaware corporation ("Merger Sub"), the Company and ABRY Partners, LLC (in its capacity as Stockholder Representative thereunder), Parent will acquire all of the outstanding capital stock of the Company through the merger of Merger Sub with and into the Company (the "Merger"); and

          WHEREAS, this Agreement is being entered into pursuant to the Merger Agreement and as an inducement to the Company to enter into the Merger Agreement, and constitutes the "Pre-Closing Escrow Agreement" described therein.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and intending to be legally bound, the parties hereto do hereby agree as follows:

          1. Appointment of the Escrow Agent. Each of the Company and Parent hereby appoints SunTrust to act as the Escrow Agent in accordance with the terms hereof, and SunTrust hereby accepts such appointment and agrees to act as the Escrow Agent under the terms and conditions of this Agreement. The Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

          2. Establishment of Escrow Fund and the Escrow Account. The Merger Agreement contemplates that Parent deliver to the Escrow Agent, on the date hereof, cash in immediately available funds in an aggregate amount equal to $15,000,000, as security for certain of Parent's and Merger Sub's obligations under the Merger Agreement. The Escrow Agent agrees to hold and administer the same, together with any investment income or interest earned thereon or on the proceeds thereof (collectively, the "Escrow Fund"). The Escrow Agent shall establish and maintain an account, designated as the "Gallarus Media Holdings, Inc. Pre-Closing Escrow Account", which account shall be segregated from all other accounts of the Escrow Agent (the "Escrow Account"). The Escrow Fund shall be deposited in, and credited to, the Escrow Account. The Escrow Agent shall maintain the Escrow Account in accordance with applicable law and customary industry practice. The Escrow Agent shall provide the Company and Parent with Escrow Account statements not less than monthly.

          3. Investments.

               3.1. The Escrow Agent shall invest and reinvest any cash which may from time to time be held in the Escrow Fund in marketable direct obligations having a term not in excess of thirty (30) days issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States or in the STI Classic U.S. Treasury Securities Money Market Fund. Unless instructed otherwise in writing executed jointly by Parent and the Company, the Escrow Agent shall invest all funds in the Escrow Account in the STI Classic U.S. Treasury Securities Money Market Fund. The Escrow Agent shall (to the extent permitted by the terms of the applicable investment) sell or redeem any such investment as necessary to make any payments required pursuant to this Agreement and shall not be responsible for any losses or penalties incurred as a result of any such sale or redemption. The Escrow Agent shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited to the Escrow Fund). The Escrow Agent shall have no liability for any investment losses resulting from investments made by the Escrow Agent in accordance with the terms of this Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

          4. Disbursements from the Escrow Fund. The Escrow Agent shall disburse and pay over the Escrow Fund as follows:

               4.1. Consummation of the Merger. On the Closing Date (as defined in the Merger Agreement), contemporaneously with the closing of the Merger, the Escrow Agent shall disburse the entire amount of the Escrow Fund to ABRY Partners, LLC, a Delaware limited liability company, in its capacity as Stockholder Representative under the Merger Agreement, in accordance with joint written disbursement directions executed by Parent and the Company.

               4.2. Termination of the Merger Agreement. Upon termination of the Merger Agreement, the Escrow Agent shall make disbursements from the Escrow Fund, in accordance with any joint written disbursement directions executed by Parent and the Company.

               4.3. Other Instructed Disbursements. Following receipt by the Escrow Agent at any time and from time to time of joint written disbursement directions executed by Parent and the Company, the Escrow Agent shall disburse all or a portion of the Escrow Fund in accordance with the terms of such directions.

               4.4. Timing of Disbursements. The Escrow Agent shall make disbursements from the Escrow Fund, in accordance with any joint written disbursement directions executed by Parent and the Company pursuant to this
Section 4, within two (2) Business Days after receipt of such directions or at any later time specified in such directions.

          5. Termination. The escrow provided for hereunder shall terminate upon the disbursement in full of the Escrow Fund in accordance with Section 4 above.

          6. Escrow Agent.

               6.1. Escrow Agent Qualifications. The Escrow Agent shall at all times be a bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United States or a United States branch of a foreign bank, shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least fifty million dollars ($50,000,000) as set forth in its (or its related bank holding company's) most recent published annual report of condition, shall be authorized under the laws governing its organization to exercise corporate trust powers, and shall be authorized under such laws to enter into and perform this Agreement. If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall give written notice of resignation to the Company and Parent as provided in Section 6.3, and the Company and Parent agree to promptly appoint a qualified successor escrow agent in accordance with Section 6.4.

               6.2. In taking any action hereunder, the Escrow Agent shall in no event be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct in breach of the terms of this Agreement; and it shall be under no obligation to institute or to defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction by the party or parties that desire it to take such action.

               6.3. The Escrow Agent (or any successor) may at any time during the term hereof resign its position hereunder by giving thirty (30) days' prior written notice of its intention to resign to the Company and Parent. Such resignation shall be effective upon the appointment of a successor escrow agent reasonably acceptable to the Company and Parent who shall have agreed to serve in accordance with the terms hereof. The Escrow Agent may be removed by the joint action of the Company and Parent, with or without cause, at any time upon thirty (30) days' prior written notice to the Escrow Agent, which notice may be waived by the Escrow Agent. The Company and Parent shall promptly take the necessary action to appoint a successor escrow agent in accordance with Section
6.4 below. Notwithstanding anything to the contrary herein provided, in the event the Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within forty-five (45) days following the date of the Escrow Agent's notice of resignation, the Escrow Agent shall have the right to deposit all property held pursuant to this Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

               6.4. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign, be removed or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent that meets the qualifications set forth in Section 6.1 shall be appointed by the Company, with the written consent of Parent, which consent may not be unreasonably withheld, by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of the Escrow Agent or within thirty (30) days after the time the Escrow

Agent became incapable of acting or a vacancy occurred in the office of escrow agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent. Upon the appointment and acceptance of any successor escrow agent hereunder, the Escrow Agent shall transfer the Escrow Fund to its successor. Upon receipt by the successor escrow agent of the Escrow Fund, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of the Escrow Agent under this Agreement.

               6.5. Liability.

                    (a) Each of the Company and Parent acknowledges and agrees that the Escrow Agent (i) shall not be required to take notice of or take any action pursuant to the Merger Agreement, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or advice of such counsel.

                    (b) In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

                    (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent with the consent of the Company and Parent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                    (d) The Escrow Agent may act in reliance upon any written directions or instructions signed by (i) the Company (in the case of a Default Notice) or (ii) the Company and Parent, in any case, believed by it to be genuine, and may assume that any person who gives any written instructions, notice or receipt, or makes any statements in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions, however, upon receipt of any instruction or notice from either the Company or Parent, the Escrow Agent shall promptly provide the other party with a copy thereof.

               6.6. Fees and Expenses.

                    (a) The Company and Parent shall, jointly and severally, pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement which shall be initially invoiced to both and, as between the Company and Parent, paid half by each upon funding of the Escrow Account.

                    (b) The Escrow Agent shall be entitled to receive compensation for its services as the Escrow Agent hereunder in accordance with the Fee Schedule attached hereto for which the Company and Parent shall be jointly and severally liable. Such compensation shall be paid as between the Company and Parent fifty percent (50%) by the Company and fifty percent (50%) by the Parent. The Company and Parent shall, jointly and severally, reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                    (c) Each of the Company and Parent shall, jointly and severally, indemnify the Escrow Agent (and each of its directors, officers, agents and employees) and hold it (and each of such directors, officers agents and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent (or by any such person) arising directly or indirectly out of or in connection with this Agreement or with the administration of the Escrow Agent's duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

                    (d) Each of the Company and Parent agrees in relation to any payment made to the Escrow Agent pursuant to this Section 6.6 that, to the extent any amount is paid, if for any reason the Company, on the one hand, or Parent, on the other hand, should pay an amount greater than fifty percent of the amount due to the Escrow Agent thereunder, the other party shall, within five (5) Business Days of notification of such discrepancy, contribute to the other party such an amount as results in the Company and Parent sharing equally the payment of any amount paid to the Escrow Agent pursuant to this Section 6.6.

               6.7. Tax Reporting. Parent and the Company agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated evenly between Parent and the Company. The tax identification number for each of Parent and the Company are set forth on Schedule I attached hereto.

               6.8. Certification of Taxpayer Identification Number. Each of Parent and the Company agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W9 to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to the Escrow Account. Each of Parent and the Company understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Escrow Account or any income earned thereon.

          7. Notices; Wire Transfer Instructions.

                    (a) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to an officer of the other party, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via first class United States mail), or (iii) when properly deposited for delivery by a nationally-recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested on the date set forth in the records of such delivery service, in each case, addressed as follows:

               If to the Company, to:

                    Gallarus Media Holdings, Inc.
                    c/o ABRY Partners, LLC
                    111 Huntington Avenue, 30th Floor
                    Boston, MA 02199
                    Fax No.: (617) 859-7205
                    Attention: Peggy Koenig

                    With a copy (which shall not constitute notice) to:

                    Kirkland & Ellis LLP
                    Citigroup Center
                    153 E. 53rd Street
                    New York, NY 10022
                    Fax No.: (212) 446-4900
                    Attention: John L. Kuehn, Esq.

               If to Parent, to:

                    GMH Holding Company
                    c/o Citicorp Venture Capital Equity Partners, L.P. 399 Park Avenue
                    14th Floor
                    New York, NY 10022
                    Fax No.: (212) 888-2940
                    Attention: Ian Highet

                    With a copy (which shall not constitute notice) to:

                    Dechert LLP
                    4000 Bell Atlantic Tower
                    Philadelphia, PA 19103-2793
                    Fax No.: (215) 994-2222
                    Attention: Geraldine A. Sinatra, Esq.

               If to the Escrow Agent, to:

                    Sun Trust Bank
                    Corporate Trust Department
                    25 Park Place, 24th Floor
                    Atlanta, Georgia 30303-2900
                    Fax No.: (404) 588-7335
                    Attn: Olga G. Warren

Any party may change his, her or its address or facsimile number for receipt of notice by giving notice of such change to the other parties in accordance with this Section 7(a).

                    (b) Wiring Instructions. Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer of immediately available funds pursuant to the following wire instructions:

                    Bank: SunTrust Bank
                    ABA:  061000104
                          Corporate Trust Department Center: 008
                    Attn: Olga Warren
                    A/C:  9088000008
                    Ref: Gallarus Media Holdings, Inc. Pre-Closing Escrow Account #1098480

Any funds to be paid by the Escrow Agent hereunder shall be sent by wire transfer of immediately available funds to the account or accounts specified in the Default Notice or joint written disbursement directions, as applicable, delivered to the Escrow Agent pursuant to Section 4 of this Agreement.

          8. Benefit; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable by Parent and the Company and their respective proper successors and assigns. No party may assign or delegate this Agreement (or any of his, her or its rights, obligations or liabilities hereunder) in whole or in part without the prior written consent of the other parties to this Agreement. Any assignee of any obligations or liabilities hereunder shall fully assume the obligations and liabilities assigned to such assignee by the assigning party, and no assignment or delegation of any obligations or liabilities hereunder shall relieve the assigning of any such obligation or liability.

          9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE SITUS OF THE ESCROW ACCOUNT IS AND SHALL BE ADMINISTERED IN THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ESCROW AGENT FROM TIME TO TIME ACTING HEREUNDER IS LOCATED.

          10. Resolution of Disputes. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Agent or the Escrow Fund or Escrow Account by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute or claim shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund or the Escrow Account. The Escrow Agent shall provide Parent and the Company with prompt written notice of any such dispute or claim. In case of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Escrow Agent may refrain from taking any further action pursuant to this Agreement until the Escrow Agent shall have received either (i) joint written instructions from the parties hereto, or (ii) a binding order or decision of a court of competent jurisdiction, upon which the Escrow Agent shall be entitled to rely, directing the Escrow Agent to take such further action. In addition, in the event of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Escrow Agent shall have the right to deposit all property held under this Agreement into title registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

          11. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT, INSTRUMENT OR CERTIFICATE EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE ENFORCEMENT OR PERFORMANCE OF SUCH RIGHTS OR OBLIGATIONS. EACH OF THE COMPANY AND PARENT

ACKNOWLEDGES THAT THE OTHER SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER CONTAINED IN THIS SECTION 11.

          12. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          13. Entire Agreement; Amendment; Waiver. This Agreement (as among Parent, the Company and the Escrow Agent), and this Agreement and the Merger Agreement (as between Parent and the Company) constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

          14. Severability. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

          15. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof.

                                      *****

          IN WITNESS WHEREOF, the parties hereto have executed this Pre-Closing Escrow Agreement as of the day and year first written above.

                                        GALLARUS MEDIA HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        GMH HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        SUNTRUST BANK, as Escrow Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                  FEE SCHEDULE

The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust's cash sweep account, STI Classic Fund.

                                   SCHEDULE I

                           TAX IDENTIFICATION NUMBERS

Company: 04-3672471

Parent: 41-2161038

                                    EXHIBIT C

            CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

                                 (see attached)

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GALLARUS MEDIA HOLDINGS, INC.

          1. Name. The name of the Corporation is Gallarus Media Holdings, Inc.

          2. Registered Office and Agent. The name and address of the Corporation's registered agent are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL") and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

          4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 100 shares, all of which are of one class and are designated as Common Stock and each of which has a par value of one tenth of one cent ($0,001).

          5. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

          6. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

          7. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

          9. Written Consent Authorized. Any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that notice of the taking of corporate action by less than unanimous written consent shall be given to the stockholders who have not consented in writing in the manner provided by the Delaware General Corporation Law.

          10. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          11. Miscellaneous. Subject to the provision of the DGCL, the books of the Corporation may be kept inside or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                    EXHIBIT D

                       BYLAWS OF THE SURVIVING CORPORATION

                                 (see attached)

                                     BYLAWS

                                       OF

                          GALLARUS MEDIA HOLDINGS, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

     1.1. MEETINGS.

          1.1.1. PLACE. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

          1.1.2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

          1.1.3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

          1.1.4. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

          1.1.5. VOTING RIGHTS. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting (1) if one or more written consents setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, or (2) if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted.

                                   ARTICLE II
                                    DIRECTORS

     2.1. NUMBER AND TERM. The board of directors shall have authority to (i) determine the number of directors to constitute the board and (ii) fix the terms of office of the directors.

     2.2. MEETINGS.

          2.2.1. PLACE. Meetings of the board of directors .shall be held at such place as may be designated by the board or in the notice of the meeting.

          2.2.2. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

          2.2.3. SPECIAL MEETINGS. Special meetings of the board may be called by direction of the president or any two members of the board on three days' notice to each director, either personally or by mail, telegram or facsimile transmission.

          2.2.4. QUORUM. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

          2.2.5. VOTING. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

          2.2.6. COMMITTEES. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

                                   ARTICLE III
                                     OFFICERS

     3.1. ELECTION. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president, treasurer, secretary and such other officers as it deems advisable.

     3.2. AUTHORITY, DUTIES AND COMPENSATION. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

                                   ARTICLE IV
                                 INDEMNIFICATION

     4.1. RIGHT TO INDEMNIFICATION. The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

     4.2. ADVANCE OF EXPENSES. Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

     4.3. PROCEDURE FOR DETERMINING PERMISSIBILITY. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

     4.4. CONTRACTUAL OBLIGATION. The obligations of the Company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

     4.5. INDEMNIFICATION NOT EXCLUSIVE; INURING OF BENEFIT. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     4.6. INSURANCE AND OTHER INDEMNIFICATION. The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

                                    ARTICLE V
                         TRANSFER OF SHARE CERTIFICATES

     Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the share certificate or certificates.

                                   ARTICLE VI
                                   AMENDMENTS

     These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

                                    EXHIBIT E
                          POST-CLOSING ESCROW AGREEMENT

                                                                      FINAL FORM

                          POST-CLOSING ESCROW AGREEMENT

          This POST-CLOSING ESCROW AGREEMENT (this "Agreement"), dated as of January [__], 2005, is made by and among GMH Holding Company, a Delaware corporation ("Parent"), ABRY Partners, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative under the Merger Agreement (as hereinafter defined) ("Stockholder Representative"), and SunTrust Bank, a Georgia banking corporation ("Sun Trust"), solely in its capacity as escrow agent and not in its individual corporate capacity (the "Escrow Agent"). Parent and Stockholder Representative are sometimes referred to herein, collectively, as the "Interested Parties."

          WHEREAS, pursuant to that certain Agreement and Plan of Merger (as the same may be amended, restated or otherwise modified from time to time, the "Merger Agreement"), dated as of December 23, 2004, by and among Parent, GMH Acquisition Corp., a Delaware corporation ("Merger Sub"), Gallarus Media Holdings, Inc., a Delaware corporation (the "Company"), and ABRY Partners, LLC (in its capacity as Stockholder Representative thereunder), Parent will acquire all of the outstanding capital sock of the Company through the merger of Merger Sub with and into the Company; and

          WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement that Parent and Stockholder Representative execute and deliver this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and intending to be legally bound, the parties hereto do hereby agree as follows:

          1. Appointment of the Escrow Agent. Each of Parent and Stockholder Representative hereby appoints SunTrust to act as the Escrow Agent in accordance with the terms hereof, and SunTrust hereby accepts such appointment and agrees to act as the Escrow Agent under the terms and conditions of this Agreement. The Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

          2. Establishment of Escrow Fund and the Escrow Account. The Merger Agreement contemplates that Parent deliver to the Escrow Agent, on the date hereof, cash in immediately available funds in an aggregate amount equal to fifteen million dollars ($15,000,000), representing a portion of the Merger Consideration as defined in the Merger Agreement. The Escrow Agent agrees to hold and administer the same, together with any investment income or interest earned thereon or on the proceeds thereof (collectively, the "Escrow Fund"). The Escrow Agent shall establish and maintain an account, designated as the "Gallarus Media Holdings, Inc. Post-Closing Escrow Account", which account shall be segregated from all other accounts of the Escrow Agent (the "Escrow Account"). The Escrow Fund shall be deposited in, and credited to, the Escrow Account. The Escrow Agent shall maintain the Escrow Account in accordance with applicable law and customary industry practice. The Escrow Agent shall provide the Interested Parties with Escrow Account statements not less than monthly.

          3. Investments.

               3.1. The Escrow Agent shall invest and reinvest any cash which may from time to time be held in the Escrow Fund in marketable direct obligations having a term not in excess of thirty (30) days issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States or in the STI Classic U.S. Treasury Securities Money Market Fund. Unless instructed otherwise in writing executed jointly by Parent and Stockholder Representative, the Escrow Agent shall invest all funds in the Escrow Account in the STI Classic U.S. Treasury Securities Money Market Fund. The Escrow Agent shall (to the extent permitted by the terms of the applicable investment) sell or redeem any such investment as necessary to make any payments required pursuant to this Agreement and shall not be responsible for any losses or penalties incurred as a result of any such sale or redemption. The Escrow Agent shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited to the Escrow Fund). The Escrow Agent shall have no liability for any investment losses resulting from investments made by the Escrow Agent in accordance with the terms of this Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

          4. Disbursements from the Escrow Fund. The Escrow Agent shall disburse and pay over the Escrow Fund as follows:

               4.1. Joint Written Disbursement Directions. Following receipt by the Escrow Agent at any time and from time to time of joint written disbursement directions from Parent and Stockholder Representative, the Escrow Agent shall disburse all or a portion of the Escrow Fund in accordance with the terms of such directions.

               4.2. Disbursements in Respect of Adjustments to the Merger Consideration. Parent may request a disbursement from the Escrow Fund in respect of a final determination of the Merger Consideration (as defined in the Merger Agreement) by sending written notice to the Stockholder Representative and to the Escrow Agent (a "Parent Adjustment Demand"). Each Parent Adjustment Demand shall (i) acknowledge that such notice is being delivered in accordance with Sections 2.4(e)(i) and Section 2.5(b)(ii) of the Merger Agreement and that attached thereto is the final written determination of the Independent Accountants (as defined in the Merger Agreement) with respect to the Unresolved Items (as defined in the Merger Agreement) and (ii) state the basis for the claim and the total amount of the Escrow Fund requested to be disbursed to Parent. Each Parent Adjustment Demand shall be accompanied by evidence that a copy of such Parent Adjustment Demand has been given to the Stockholder Representative. The Escrow Agent shall be entitled to assume conclusively that any Parent Adjustment Demand delivered to the Escrow Agent conforms to the requirements of the Merger Agreement.

               4.3. Disbursements in Respect of Certain Tax Obligations. Following receipt by the Escrow Agent at any time and from time to time of written disbursement directions from Stockholder Representative in which Stockholder Representative acknowledges that such directions are being delivered pursuant to Section 7.12(a) of the Merger Agreement in respect of certain income tax liabilities attributable to a Pre-Closing Period (as defined in the Merger Agreement), the Escrow Agent shall disburse to Parent all or a portion of the amount of the Escrow Fund in accordance with the terms of such directions.

               4.4. Parent Request for Disbursements in Respect of Indemnification Claims. Parent may request a disbursement from the Escrow Fund (whether before or after the Release Date (as defined below)) in respect of any claim for indemnification pursuant to Article IX of the Merger Agreement by sending written notice to the Stockholder Representative and to the Escrow Agent (a "Parent Indemnification Demand"). Each Parent Indemnification Demand shall
(i) acknowledge that such notice is being delivered in accordance with Sections 2.5(b)(ii) and Section 9.5(j) of the Merger Agreement and that attached thereto is a Final Award (as defined in the Merger Agreement) and (ii) state the basis for the claim and the total amount of the Escrow Fund requested to be disbursed to Parent. Each Parent Indemnification Demand shall be accompanied by evidence that a copy of such Parent Indemnification Demand has been given to the Stockholder Representative. The Escrow Agent shall be entitled to assume conclusively that any Parent Indemnification Demand delivered to the Escrow Agent conforms to the requirements of the Merger Agreement.

               4.5. Stockholder Representative Request for Disbursement. At any time following the Release Date (as defined below), Stockholder Representative may request a disbursement from the Escrow Fund in respect of any Outstanding Claims Amount (as defined below) by sending written notice to Parent and to the Escrow Agent (a "Stockholder Representative Demand"). Each Stockholder Representative Demand shall (i) acknowledge that such notice is being delivered in accordance with Sections 2.5(b)(ii) of the Merger Agreement and that attached thereto is a Final Award (as defined in the Merger Agreement) and (ii) state the basis for the claim and the total amount of the Escrow Fund requested to be disbursed to Stockholder Representative. Each Stockholder Representative Demand shall be accompanied by evidence that a copy of such Stockholder Representative Demand has been given to Parent. The Escrow Agent shall be entitled to assume conclusively that any Stockholder Representative Demand delivered to the Escrow Agent conforms to the requirements of the Merger Agreement.

               4.6. Timing of Disbursements. The Escrow Agent shall make disbursements from the Escrow Fund, in accordance with any joint written disbursement directions which are executed by Parent and Stockholder Representative or any written disbursement directions delivered pursuant to
Section 4.3 hereof, within two (2) Business Days after receipt of such directions or at any later time specified in such directions. The Escrow Agent shall make disbursements from the Escrow Fund, in accordance with any written disbursement directions delivered pursuant to Section 4.2, Section 4.4 or
Section 4.5 hereof, on the fifth (5) Business Day after receipt of such directions.

          5. Release of the Escrow Fund. On the date eighteen (18) months from the date hereof (the "Release Date"), the Escrow Agent shall pay to Stockholder Representative (on behalf of the Stockholders) the full amount of the Escrow Fund less the aggregate Pending Claim

Amounts (as defined in the Merger Agreement), which amount shall be specified in writing to the Escrow Agent jointly signed by Parent and Stockholder Representative (the "Outstanding Claims Amount").

          6. Termination. The escrow provided for hereunder shall terminate upon the earlier of the following dates: (i) the Release Date, if the Outstanding Claims Amount equals zero on the Release Date, or, if the Outstanding Claims Amount is greater than zero on the Release Date, the first date after the Release Date on which the Outstanding Claims Amount equals zero, and (ii) the date on which both Parent and Stockholder Representative have jointly notified the Escrow Agent in writing that Parent and Stockholder Representative have mutually agreed to terminate the escrow, which writing shall include joint written disbursement instructions from Parent and Stockholder Representative regarding final disbursement of the Escrow Fund.

          7. Escrow Agent

               7.1. Escrow Agent Qualifications. The Escrow Agent shall at all times be a bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United States or a United States branch of a foreign bank, shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least fifty million dollars ($50,000,000) as set forth in its (or its related bank holding company's) most recent published annual report of condition, shall be authorized under the laws governing its organization to exercise corporate trust powers, and shall be authorized under such laws to enter into and perform this Agreement. If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall give written notice of resignation to Parent and Stockholder Representative as provided in Section 7.3, and Parent and Stockholder Representative agree to promptly appoint a qualified successor escrow agent in accordance with Section 7.4.

               7.2. In taking any action hereunder, the Escrow Agent shall in no event be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct in breach of the terms of this Agreement; and it shall be under no obligation to institute or to defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction by the party or parties that desire it to take such action.

               7.3. The Escrow Agent (or any successor) may at any time during the term hereof resign its position hereunder by giving thirty (30) days' prior written notice of its intention to resign to Parent and Stockholder Representative. Such resignation shall be effective upon the appointment of a successor escrow agent reasonably acceptable to Parent and Stockholder Representative who shall have agreed to serve in accordance with the terms hereof. The Escrow Agent may be removed by the joint action of Parent and Stockholder Representative, with or without cause, at any time upon thirty (30) days' prior written notice to the Escrow Agent, which notice may be waived by Escrow Agent. Parent and Stockholder Representative shall promptly take the necessary action to appoint a successor escrow agent in accordance with Section
7.4 below. Notwithstanding anything to the contrary herein provided, in the event the Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within forty-five (45) days following the date of the Escrow Agent's notice of resignation, the Escrow Agent shall have the right to deposit all property held pursuant to this Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

               7.4. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign, be removed or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent that meets the qualifications set forth in Section 7.1 shall be appointed by Parent, with the written consent of Stockholder Representative, which consent may not be unreasonably withheld, by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of the Escrow Agent or within thirty
(30) days after the time the Escrow Agent became incapable of acting or a vacancy occurred in the office of escrow agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent. Upon the appointment and acceptance of any successor escrow agent hereunder, the Escrow Agent shall transfer the Escrow Fund to its successor. Upon receipt by the successor escrow agent of the Escrow Fund, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of the Escrow Agent under this Agreement.

               7.5. Liability.

                    (a) Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be required to take notice of or take any action pursuant to the Merger Agreement, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or advice of such counsel.

                    (b) In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

                    (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent with the consent of Parent and Stockholder Representative than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                    (d) The Escrow Agent may act in reliance upon any instructions signed by Parent or Stockholder Representative believed by it to be genuine, and may assume that any person who gives any written instructions, notice or receipt, or makes any statements in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions, however, upon receipt of any instruction or notice from an Interested Party, the Escrow Agent shall promptly provide the other Interested Party with a copy thereof.

               7.6. Fees and Expenses.

                    (a) Parent and Stockholder Representative shall, jointly and severally, pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement which shall be initially invoiced to both and paid, as between Parent and Stockholder Representative, half by each upon funding of the Escrow Account.

                    (b) The Escrow Agent shall be entitled to receive compensation for its services as the Escrow Agent hereunder in accordance with the Fee Schedule attached hereto for which Parent and Stockholder Representative shall be jointly and severally liable. Such compensation shall as between Parent and Stockholder Representative be paid fifty percent (50%) by Parent and fifty percent (50%) by Stockholder Representative (on behalf of the Stockholders) pursuant to Section 7.6(d). Parent and Stockholder Representative shall, jointly and severally, reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                    (c) Parent and Stockholder Representative shall, jointly and severally, indemnify the Escrow Agent (and each of its directors, officers, agents and employees) and hold it (and each of such directors, officers, agents and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent

(or any such person) arising directly or indirectly out of or in connection with this Agreement or with the administration of the Escrow Agent's duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

                    (d) The Interested Parties agree in relation to any payment made to the Escrow Agent pursuant to this Section 7.6 that, to the extent any amount is paid, if for any reason Parent, on the one hand, or Stockholder Representative, on the other hand, should pay an amount greater than fifty percent of the amount due to. the Escrow Agent thereunder, the other Interested Party (as applicable) shall, within five (5) Business Days of notification of such discrepancy, contribute to the other Interested Party such an amount as results in Parent and Stockholder Representative sharing equally the payment of any amount paid to the Escrow Agent pursuant to this Section 7.6.

               7.7. Tax Reporting. The Interested Parties agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to Parent pursuant to the terms of this Agreement during such tax year, be allocated to Parent, and (ii) otherwise shall be allocated to the Stockholders in accordance with the percentages set forth on Schedule A attached hereto.

               7.8. Certification of Taxpayer Identification Number. Each Interested Party agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W9 to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to the Escrow Account. Each Interested Party understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Escrow Account or any income earned thereon.

          8. Notices; Wire Transfer Instructions.

                    (a) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to an officer of the other party, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via first class United States mail), or (iii) when properly deposited for delivery by a nationally-recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested on the date set forth in the records of such delivery service, in each case, addressed as follows:

               If to Stockholder Representative, to:

                    ABRY Partners, LLC
                    111 Huntington Avenue, 30th Floor
                    Boston, MA 02199
                    Fax No.: (617) 859-7205
                    Attention: Peggy Koenig

                    With a copy (which shall not constitute notice) to:

                    Kirkland & Ellis LLP
                    Citigroup Center
                    153 E. 53rd Street
                    New York, NY 10022
                    Fax No.: (212) 446-4900
                    Attention: John L. Kuehn, Esq.

               If to Parent, to:

                    GMH Holding Company
                    c/o Citicorp Venture Capital Equity Partners, L.P. 399 Park Avenue
                    14th Floor
                    New York, NY 10022
                    Fax No.: (212) 888-2940
                    Attention: Ian Highet

                    With a copy (which shall not constitute notice) to:

                    Dechert LLP
                    4000 Bell Atlantic Tower
                    Philadelphia, PA 19103-2793
                    Fax No.: (215) 994-2222
                    Attention: Geraldine A. Sinatra, Esq.


               If to the Escrow Agent, to:

                    SunTrust Bank
                    Corporate Trust Department
                    25 Park Place, 24th Floor
                    Atlanta, Georgia 30303-2900
                    Fax No.: (404) 588-7335
                    Attn: Olga G. Warren

Any party may change his, her or its address or facsimile number for receipt of notice by giving notice of such change to the other parties in accordance with this Section 8(a).

                    (b) Wiring Instructions. Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer of immediately available funds pursuant to the following wire instructions:

               Bank: SunTrust Bank
               ABA: 061000104
                    Corporate Trust Department Center: 008
               Attn: Olga Warren
               A/C: 9088000008
               Ref: Gallarus Media Holdings, Inc. Post-Closing Escrow
                    Account#1098490

Any funds to be paid by the Escrow Agent hereunder shall be sent by wire transfer of immediately available funds to the account or accounts specified in the written disbursement directions delivered to the Escrow Agent pursuant to
Section 4 of this Agreement.

          9. Benefit; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable by Parent and Stockholder Representative and their respective proper successors and assigns. No party may assign or delegate this Agreement (or any of his, her or its rights, obligations or liabilities hereunder) in whole or in part without the prior written consent of the other parties to this Agreement. Any assignee of any obligations or liabilities hereunder shall fully assume the obligations and liabilities assigned to such assignee by the assigning party, and no assignment or delegation of any obligations or liabilities hereunder shall relieve the assigning of any such obligation or liability.

          10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE SITUS OF THE ESCROW ACCOUNT IS AND SHALL BE ADMINISTERED IN THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ESCROW AGENT FROM TIME TO TIME ACTING HEREUNDER IS LOCATED.

          11. Resolution of Disputes. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Agent or the Escrow Fund or Escrow Account by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Fund until such dispute or claim shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund or the Escrow Account. The Escrow Agent shall provide the Interested Parties with prompt written notice of any such dispute or claim. In case of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Escrow Agent may refrain from taking any further action pursuant to this Agreement until the Escrow Agent shall have received either (i) joint written instructions from the parties hereto, or (ii) a binding order or decision of a court of competent jurisdiction, upon which the Escrow Agent shall be entitled to rely, directing the Escrow Agent to take such further action. In addition, in the event of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Escrow Agent shall have the right to deposit all property held under this Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

          12. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT, INSTRUMENT OR CERTIFICATE EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE ENFORCEMENT OR PERFORMANCE OF SUCH RIGHTS OR OBLIGATIONS. EACH OF PARENT AND STOCKHOLDER REPRESENTATIVE ACKNOWLEDGES THAT THE OTHER SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER CONTAINED IN THIS SECTION 12.

          13. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          14. Entire Agreement; Amendment; Waiver. This Agreement (as among Parent, Stockholder Representative and the Escrow Agent), and this Agreement and the Merger Agreement (as between Parent and Stockholder Agreement) constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

          15. Severabilitv. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

          16. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof.

                                      *****

          IN WITNESS WHEREOF, the parties hereto have executed this Post-Closing Escrow Agreement as of the day and year first written above.

                                        ABRY PARTNERS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Tax Id. Number:
                                                        ------------------------


                                        GMH HOLDING COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        Tax Id. Number:
                                                        ------------------------


                                        SUNTRUST BANK, as Escrow Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                  FEE SCHEDULE

The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

          Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust's cash sweep account, STI Classic Fund.

                                   SCHEDULE A

               ALLOCATION OF TAXABLE INCOME AMONG THE STOCKHOLDERS

[TO COME FROM THE STOCKHOLDER REPRESENTATIVE]

                                    EXHIBIT F

                           FORM OF TRANSMITTAL LETTER

                                 (see attached)

                                                                      FINAL FORM

                              LETTER OF TRANSMITTAL

                          GALLARUS MEDIA HOLDINGS, INC.

                                  PAYING AGENT:

                               ABRY PARTNERS, LLC

                       By Mail, Overnight Courier or Hand
                                    Delivery:
                               ABRY PARTNERS, LLC
                        111 HUNTINGTON AVENUE, 30TH FLOOR
                                BOSTON, MA 02199
                               ATTN: C.J. BRUCATO

                      FOR INFORMATION CALL: (617) 859-2959

                     DESCRIPTION OF CERTIFICATES SURRENDERED

                                CERTIFICATE(S) BEING SURRENDERED (ATTACH
                                  SIGNED ADDITIONAL LIST, IF NECESSARY)
                              --------------------------------------------
                                                              NUMBER OF
                                            CLASS/SERIES   GALLARUS SHARES
NAMES(S) AND ADDRESS(ES) OF                  OF GALLARUS       FORMERLY
    REGISTERED HOLDER(S)      CERTIFICATE   SHARES BEING    REPRESENTED BY
(PLEASE CORRECT ANY ERRORS)    NUMBER(S)     SURRENDERED    CERTIFICATE(S)
---------------------------   -----------   ------------   ---------------
                                            TOTAL
                                            GALLARUS
                                            SHARES:

DO NOT SEND STOCK CERTIFICATES TO GALLARUS MEDIA HOLDINGS, INC. Delivery of stock certificates shall be effected, and risk of loss and title to stock certificates shall pass, only upon proper delivery of stock certificates to the Paying Agent at the address set forth above and in accordance with the instructions herein.

              PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS:

To ABRY Partners, LLC, as Paying Agent (in its capacity as the Paying Agent hereunder and the Stockholder Representative under the Merger Agreement, the "PAYING AGENT"):

     Pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of December __, 2004, by and among Gallarus Media Holdings, Inc. (the "COMPANY"), GMH Holding Company ("PARENT"), GMH Acquisition Corp. ("MERGER SUB") and solely for the purposes of Sections 2.4, 2.5, 2.7, 7.1(b), 7.3(a), 7.12(a), 7.12(d), Article IX and Article XI of the Merger Agreement, ABRY Partners, LLC, the undersigned hereby surrenders to you as Paying Agent the certificate(s) representing all of the undersigned's shares of Series C Preferred Stock, Series A Preferred Stock, Class A Common Stock and Class B Common Stock (such shares, collectively, referred hereto as the "GALLARUS SHARES"), each such Gallarus Share to be exchanged for cash payments (without interest) equal to the Series C Preferred Per Share Amount or the Applicable Per Share Amount (as applicable) and each as may be determined, adjusted and reduced pursuant to the Merger Agreement or the Selling Stockholders Agreement, to be paid as and when provided herein and in the Merger Agreement or the Selling Stockholders Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

The undersigned hereby represents and warrants to the Paying Agent that:

     (i) The undersigned has good and marketable title to, and owns of record and beneficially, the Gallarus Shares being surrendered with this Letter of Transmittal, free and clear of any and all Encumbrances, voting restrictions, restrictions on transfer, charges or claims, and has full right and power and authority to deliver such Gallarus Shares as agreed in the Merger Agreement and the Selling Stockholders Agreement.

     (ii) The undersigned has the full right, capacity and authority to, and has taken all action necessary to, execute and deliver this Letter of Transmittal and any other agreement or instrument which has been or will be executed and delivered by the undersigned in connection with the transactions contemplated by the Merger Agreement or the Selling Stockholders Agreement (together with the Merger Agreement and the Selling Stockholders Agreement, collectively the "TRANSACTION DOCUMENTS" and each a "TRANSACTION DOCUMENT") to which the undersigned is a party, consummate the transactions contemplated hereby and thereby and perform the undersigned's obligations hereunder and thereunder, and no other proceedings on the part of the undersigned are necessary to authorize the execution, delivery and performance of this Letter of Transmittal or any such Transaction Document and the transactions contemplated hereby and thereby. This Letter of Transmittal and each Transaction Document have been duly executed and delivered by the undersigned and are legal, valid and binding obligations of the undersigned, enforceable against the undersigned in accordance with their terms, except as enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity;

     (iii) If the undersigned is a corporation, partnership, trust or other entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and it is not in default under or in violation of any provision of its organizational documents;

     (iv) Neither the execution, delivery and performance of this Letter of Transmittal or any Transaction Document to which the undersigned is a party, nor the consummation of the transactions contemplated hereby and thereby by the undersigned will result in (a) a violation of or a conflict with any provision of the organizational documents, if applicable, of the undersigned, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, encumbrance or permit to which the undersigned is a party or by which any of the undersigned's assets are bound.

     (v) There is no action pending or, to the best of the undersigned's knowledge, threatened (a) against the undersigned or any of the undersigned's Affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of the undersigned to consummate the transactions contemplated by the Transaction Documents, or (b) which seeks to enjoin or prevent, or questions the validity or legality of, the consummation of the transactions contemplated by the Transaction Documents;

     (vi) No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by the undersigned in connection with the execution, delivery and performance of this Letter of Transmittal or any Transaction Document to which the undersigned is a party and the consummation of the transactions contemplated hereby and thereby other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made; and

     (vii) No representation or warranty by the undersigned contained in this Letter of Transmittal contains as of the date hereof, any untrue statement of a material feet or omits to state as of the date hereof any material fact that is necessary to make the statements contained therein not misleading.

     THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT A PORTION OF THE MERGER CONSIDERATION WILL BE USED TO PAY FEES AND EXPENSES INCURRED BY THE PAYING AGENT. THE UNDERSIGNED ALSO ACKNOWLEDGES AND AGREES THAT A PORTION OF THE MERGER CONSIDERATION HAS BEEN PLACED IN ESCROW TO SECURE CLAIMS BY PARENT AND ITS AFFILIATES FOR INDEMNIFICATION FROM THE HOLDERS PURSUANT TO SECTION 7.12 AND
ARTICLE IX OF THE MERGER AGREEMENT AND, THEREFORE, THE UNDERSIGNED MAY NOT RECEIVE A PORTION OF THE MERGER CONSIDERATION TO THE EXTENT SUCH ESCROW IS UTILIZED (IN WHOLE OR IN PART) TOWARDS THE PAYMENT OF INDEMNIFICATION CLAIMS AND/OR THE PAYMENT OF FEES, COSTS, EXPENSES OR OTHER AMOUNTS INCURRED OR RESERVED AGAINST BY THE PAYING AGENT.

     Submission of the certificate(s) described below and payment in exchange therefor is subject to the terms, conditions and limitations set forth in the Merger Agreement and in the Instructions included herewith. Delivery of the certificate(s) shall be effected, and the risk of loss of, and title to, such certificate(s) shall pass, only upon proper delivery of such certificate(s) to Paying Agent. Upon the terms and subject to the conditions set forth in this Letter of Transmittal and in the Merger Agreement, the Paying Agent shall deliver in exchange for such certificate(s) a wire transfer of immediately available funds or a check in the amount to which the undersigned is entitled pursuant to the Merger Agreement in accordance with the Instructions on the reverse side hereof. All authority herein conferred or agreed to shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns. This Letter of Transmittal is not intended to confer and shall not confer upon any person not a party hereto (or their successors and assigns) any rights or remedies hereunder, other than as specifically provided herein.

[ ] If any of the certificates representing your Gallarus Shares have been lost or destroyed, check this box and see Instruction 4. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of Series C Preferred Stock, Series A Preferred Stock, Class A Common Stock or Class B Common Stock represented by lost or destroyed certificates.

________________________________________ (Number of Gallarus Shares represented by lost or destroyed certificates)

                                WIRE INSTRUCTIONS
                               (SEE INSTRUCTION 5)

Bank: _____________________________________________

ABA Routing Number: _______________________________

Account Name: _____________________________________

Account No.: ______________________________________

Instructions: _____________________________________

     The undersigned understands that Paying Agent reserves the absolute right to reject any and all certificates representing the Gallarus Shares or Letters of Transmittal not in proper form and the right to waive any irregularities or defects in the surrender of any certificates representing the Gallarus Shares delivered in connection herewith, and that Paying Agent's interpretation of the terms and conditions of the Merger Agreement, the Selling Stockholders Agreement and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned. The undersigned will, upon request, execute and deliver any additional documents deemed by the Paying Agent to be necessary and desirable to complete the transfer of the Gallarus Shares surrendered hereby.

YOU MUST SIGN IN THE BOX BELOW LABELED "SIGNATURE REQUIRED"
Also: Sign and provide your tax I.D. number on Substitute Form W-9

                              SIGNATURE(S) REQUIRED
                  Signature(s) of Registered Holder(s) or Agent
                           (See Instructions 2 and 3)

Must be signed by the registered holders(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.

________________________________________________________________________________
                                Registered Holder

________________________________________________________________________________
                                Registered Holder

________________________________________________________________________________
                                  Title, if any

Date: _______________________________ Phone No: ________________________________

                    PAYING AGENT'S NAME -- ABRY PARTNERS, LLC

                               PART 1 -- PLEASE PROVIDE YOUR TIN
SUBSTITUTE                     IN THE BOX AT RIGHT AND CERTIFY BY
FORM W-9                       SIGNING AND DATING BELOW             ______________________________
                                                                    Social Security Number
                               PART 2-CERTIFICATION-Under
PLEASE FILL IN YOUR NAME AND   penalties of perjury, I certify                    OR
ADDRESS BELOW                  that:
                                                                    ______________________________
____________________________   (1)  the number on this form is my   Employer Identification Number
NAME                                correct Taxpayer
                                    Identification Number (or I
____________________________        have applied for a TIN and am
ADDRESS (NUMBER AND STREET)         waiting for a number to be
                                    issued to me) and               PART 3-AWAITING TIN [ ]

____________________________   (2)  I am not subject to backup
CITY, STATE AND ZIP CODE            withholding because (a) I am
                                    exempt from backup              PART 4-EXEMPT TIN [ ]
                                    withholding or (b) I have not
                                    been notified by the Internal
                                    Revenue Service ("IRS") that
                                    I am subject to backup
                                    withholding as a result of a
                                    failure to report all
                                    interest or dividends or (c)
                                    the IRS has notified me that
                                    I am no longer subject to
                                    backup withholding.

DEPARTMENT OF THE TREASURY     Certification instructions -- You must cross out item(s) above if
INTERNAL REVENUE SERVICE       you have been notified by the IRS that you are subject to backup
                               Withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another
                               notification from the IRS stating that you are no longer subject to backup withholding, do not cross out Part 2, Item (2).


                               Signature                              Date
                                         --------------------------        -----------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO CERTIFICATES SURROUNDED IN CONNECTION WITH THE MERGER.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                        IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld, but will be refunded if I then provide a certified taxpayer identification number within 60 days.


Signature                               Date
          ---------------------------        ------------------------

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                 (PLEASE READ CAREFULLY THE INSTRUCTIONS BELOW)

     1. GENERAL. Please DO NOT send your stock certificate(s) directly to Gallarus Media Holdings, Inc. The certificate(s) for the Gallarus Shares (each, a "CERTIFICATE" AND collectively, the "CERTIFICATES"), together with this Letter of Transmittal, properly signed and completed, or a facsimile thereof, and any supporting documents (see Instruction 2), MUST be mailed in the enclosed addressed envelope, or otherwise delivered, to the Paying Agent at the address listed on the front side. The method of transmitting the Certificate(s) is at your option and risk, but if delivery is by mail, registered mail with return receipt requested, properly insured, is suggested.

     2. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Certificate(s) surrendered unless the shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfer attached to or endorsed on the certificate(s).

     If this Letter of Transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by the Paying Agent, you will be so advised by letter.

     3. ENDORSEMENT OF CERTIFICATE(S): SIGNATURE GUARANTEE. If any payment is to be made to an account held in a name different from that of the registered holder(s), then (i) the Certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on each certificate or separate stock powers must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) the person surrendering such Certificate(s) must remit to the Paying Agent the amount of any transfer or other taxes payable by reason of the issuance to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. In such case the signature(s) on this Letter of Transmittal must be guaranteed as specified above.

     4. LOST OR DESTROYED CERTIFICATES. If any Certificates have been lost, stolen or destroyed, please check the box on page 4 of this Letter of Transmittal and fill in the blank to show the number of shares represented by lost, stolen or destroyed certificates. You will receive further instructions as to the steps you must take in order to receive a check in lieu of fractional shares in accordance with the Merger Agreement.

     5. WIRE INSTRUCTIONS. Please provide the wire transfer information on page 4 of this Letter of Transmittal.

     6. INQUIRIES. All questions regarding appropriate procedures for surrendering Certificate(s) should be directed to the Paying Agent at the mailing address set forth on the front side or by telephone at (617) 859-2959.

     7. ADDITIONAL COPIES. Additional copies of this Letter of Transmittal may be obtained from the Paying Agent at the mailing address set forth on the front side.

     8. SUBSTITUTE FORM W-9. Each holder of Gallarus Shares surrendering certificates for payment is required to provide the Paying Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, and to indicate whether the holder is subject to backup withholding. Each holder must date and sign the Substitute Form W-9 in the spaces indicated. Failure to provide the information on the form may subject the holder to a 28% federal income tax withholding on any cash payment he or she is otherwise entitled to receive pursuant to the Merger Agreement. The box in Part III of the form may be checked if the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part III is checked and the Paying Agent is not provided with a TIN within 60 days, the Paying Agent will withhold 28% of the cash payment that the holder is otherwise entitled to receive until a TIN is provided to the Paying Agent. Please see "Important Tax Information" below for instructions for completing the substitute W-9.

     9. MISCELLANEOUS. The Paying Agent is not under any duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement and the Selling Stockholders Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

                            IMPORTANT TAX INFORMATION

     Under U.S. federal income tax law, a holder whose Gallarus Shares are surrendered herewith is required to provide the Paying Agent with such holder's current TIN on Substitute Form W-9. If the Paying Agent does not receive the holder's correct TIN, it will be required to withhold 28% of any cash the holder is otherwise entitled to receive under the Merger Agreement. If such holder is an individual, his or her TIN is his or her social security number. If the Paying Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such holder in lieu of fractional shares and for other distributions to which the holder is entitled with respect to shares surrendered in connection with the Merger may be subject to backup withholding.

     Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit an applicable Internal Revenue Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. Such forms can be obtained from the Paying Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

     If backup withholding applies, the Paying Agent is required to withhold 28% of any cash payment made to the holder with respect to shares of Series C Preferred Stock or the Junior Stock surrendered in connection with the Merger Agreement. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on any cash payment made to a holder with respect to Gallarus Shares surrendered in connection with the Merger Agreement, the holder is required to notify the Paying Agent of his or her correct TIN by completing the Substitute Form W-9 certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that
(i) such holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding. In addition, the holder must complete Part II of the Substitute Form W-9, check the appropriate box, and date and sign it as indicated.

WHAT NUMBER TO GIVE THE PAYING AGENT

     The holder is required to give the Paying Agent the social security number or employer identification number of the record owner of the Gallarus Shares being surrendered for payment in connection with the Merger Agreement. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the holder should (1) write "Applied For" in the space provided for the TIN in Part I, (2) check the "Awaiting TIN" box in Part 3, (3) sign and date the Substitute Form W-9, and (4) sign and date the Certificate of Awaiting Taxpayer Identification Number as required on the Substitute Form W-9. If "Applied For" is written in Part I, the Paying Agent will reserve 28% of all cash payments to such holder until a TIN is provided to the Paying Agent. If the Paying Agent is not provided with a TIN within 60 days, the Paying Agent will withhold 31% of all cash payments to such holder.

                         GUIDELINES FOR CERTIFICATION OF

              TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

TO COMPLETE THE SUBSTITUTE FORM W-9, IF YOU ARE A UNITED STATES PERSON YOU
SHOULD:

1.   Fill in your name and address at the top of the form

2. Part 1: Provide the taxpayer identification number ("TIN") of the record owner of the Units. An individual should provide his social security number. Joint owners should provide the social security number of the owner whose name appears first. A trust account should provide the TIN assigned to the trust. An IRA custodial account should provide the TIN of the custodian. A custodial account for the benefit of a minor should provide the social security number of the minor. A corporation, partnership or other business entity should provide the Employer Identification Number assigned to that entity.

     If you do not have a TIN, please complete Part 3 and contact the Depositary.

3. Part 2: Check the box if it is true with respect to you. If you ARE subject to backup withholding, please cross out Part 2.

4. Part 3: Complete only if you do not have a TIN and are awaiting a TIN from the Internal Revenue Service. Notwithstanding that the certification in
     Part 3 is given, if you have not been issued a TIN the Depositary WILL withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary.

5.   Sign and date the Substitute Form W-9.

                                    EXHIBIT G

                                 CAPITALIZATION

                                 (see attached)

           OUTSTANDING CAPITAL STOCK OF GALLARUS MEDIA HOLDINGS, INC.

                                                                                 NUMBER OF
STOCKHOLDER                            CLASS OR SERIES                            SHARES
-----------                            ---------------                          ----------
SERIES C CONVERTIBLE PREFERRED STOCK
New York Life Capital Partners         Series C Convertible Preferred Stock     10,000.000
ABRY Mezzanine Partners, L.P.          Series C Convertible Preferred Stock     10,000.000
                                                                                ----------
   TOTAL                                                                        20,000.000
SERIES A CONVERTIBLE PREFERRED STOCK
ABRY Partners IV, L.P.                 Series A-1 Convertible Preferred Stock   50,676.385
ABRY Investment Partnership, L.P.      Series A-1 Convertible Preferred Stock       23.615
D. McCarthy                            Series A-3 Convertible Preferred Stock      200.000
G. Parker                              Series A-3 Convertible Preferred Stock      100.000
                                                                                ----------
   TOTAL                                                                        51,000.000
CLASS B COMMON STOCK
Daniel R. McCarthy                     Class B Common Stock                      3,769.180
Gerard Parker                          Class B Common Stock                        698.268
Scott Dixon                            Class B Common Stock                        232.448
Marcia Bollinger                       Class B Common Stock                        232.448
Stuart Christian                       Class B Common Stock                        162.714
Glenn Goad                             Class B Common Stock                        162.714
Susan Ulicny (a)                       Class B Common Stock                         92.979
Susan Deese                            Class B Common Stock                         69.735
Daniel Steadman                        Class B Common Stock                         82.000
                                                                                ----------
   TOTAL                                                                         5,502.486

(a) Only 27.894 shares of the Class B Common Stock owned by Susan Ulicny will be vested as of the Effective Time.

                                    EXHIBIT H

                            SPONSOR COMMITMENT LETTER

                                 (see attached)

                 CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.
                           399 PARK AVENUE, 14TH FLOOR
                            NEW YORK, NEW YORK 10043

                                December __, 2004

GMH HOLDING COMPANY
c/o Citigroup Venture Capital
399 Park Avenue, 14th Floor
New York, NY 10043
Attention: Ian Highet

Ladies and Gentlemen:

          1. Commitment. This letter (the "Letter Agreement") will confirm the commitment of Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership ("CVC" or "us"), to provide or cause others to provide up to Three Hundred Sixty-Five Million Dollars ($365,000,000) (the "Committed Amount") of financing (the "Financing") to GMH Holding Company, a Delaware corporation ("Newco" or "you"), on the terms and conditions set forth herein.

          2. Use of Proceeds. The proceeds of the Financing shall be used solely to pay the Merger Consideration and any other amounts Newco is obligated to pay in connection with the acquisition of Gallarus Media Holdings, Inc. ("Gallarus") pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof among Newco, GMH Acquisition Corp., Gallarus and ABRY Partners, LLC, as Stockholder Representative (as the same may be amended from time to time, the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement

          3. Conditions. CVC's commitment to fund any obligation hereunder is subject to the simultaneous satisfaction or waiver of the conditions to Newco's obligations under the Merger Agreement set forth in Article VIII thereof.

          4. Indemnification and Expenses. You agree (a) to indemnify and hold harmless CVC, its affiliates and their respective partners, officers, directors, employees, advisors, and agents (each an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Letter Agreement, the Merger Agreement, the Financing, the use of the proceeds thereof, the Merger or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses

GMH Holding Company
December __, 2004
Page 2 of 4


incurred in connection with investigating or defending any of the foregoing; provided that Newco shall not be responsible for losses, claims, damages or liabilities that arise out of acts or omissions of an indemnified person that are taken in bad faith or constitute gross negligence or willful misconduct as determined by a final, non-appealable court order; and (b) if the Financing is provided, to reimburse CVC and its affiliates on demand for all reasonable expenses (including due diligence expenses, travel expenses, and reasonable fees, charges and disbursements of counsel, accountants and other professionals) incurred by or on behalf of CVC in connection with the Financing and any related documentation (including this Letter Agreement and the Merger Agreement) or the administration, amendment, modification or waiver thereof.

          5. Termination. This commitment is effective as of the date hereof and will expire, unless otherwise expressly agreed to by CVC in its sole discretion, on the earlier of (i) the termination of the Merger Agreement in accordance with the terms thereof and (ii) the consummation of the Financing. The reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Letter Agreement or CVC's commitment hereunder.

          6. Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without regard to principles of conflicts of laws provisions thereof), including without limitation as to all matters of construction, validity, enforceability and performance. Each of Newco and CVC hereby consent to and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York (and appellate courts from any of the foregoing) in connection with any action, suit or proceeding arising out of or relating to this Letter Agreement, and irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

          7. Assignment: Amendment and Waiver. Neither this Letter Agreement nor any of the rights, interests or obligations hereunder may be assigned by CVC or Newco without the prior written consent of the other; provided that CVC shall be entitled to assign its interests and obligations hereunder to any one or more of its affiliates under common equity ownership without obtaining any such consent of Newco. Any provisions hereof for the benefit of a party hereto may be waived by such party (either generally or in particular and either retroactively or prospectively), only by a written instrument signed by the party waiving compliance.

          8. Notices. All notices, requests, claims, demand and other communications hereunder shall be in writing and shall be given by hand delivery, by telex, telecopier, overnight courier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

GMH Holding Company
December __, 2004
Page 3 of 4


          If to Newco:

               GMH HOLDING COMPANY
               c/o Citigroup Venture Capital
               399 Park Avenue
               14th Floor, Zone 4
               New York, NY 10043
               Attn: Ian Highet
               Fax: (212) 888-2940

               with a copy (which shall not constitute notice to Newco) to:

               Dechert LLP
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103
               Attn: Geraldine A. Sinatra, Esq.
               Fax: (215) 994-2222

          If to CVC:

               Citigroup Venture Capital Equity Partners, L.P.
               399 Park Avenue
               14th Floor, Zone 4
               New York, NY 10043.
               Attn: Ian Highet
               Fax: (212) 888-2940

               with a copy (which shall not constitute notice to CVC) to:

               Dechert LLP
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103
               Attn: Geraldine A. Sinatra, Esq.
               Fax: (215) 994-2222

or such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          9. Complete Agreement. This Letter Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          10. No Third Party Beneficiaries. This Letter Agreement is not intended and shall not be deemed to confer any benefits, rights or remedies upon any

GMH Holding Company
December __, 2004
Page 4 of 4


person other than the parties hereto and their respective successors and permitted assigns.

          11. Headings. The headings contained in the Letter Agreement are for reference only and shall not affect in any way the meaning and interpretation of this Letter Agreement.

          12. Confidentiality. Neither Newco, CVC nor any of their respective representatives or affiliates shall disclose to any third party the terms or existence of this Letter Agreement without the written consent of the other parties, except as otherwise required by law or legal process.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on the date hereof. The commitment agreements herein of CVC will expire at such time in the event CVC has not received such executed counterparts in accordance with the immediately preceding sentence.

                                        Very truly yours,

                                        CITIGROUP VENTURE CAPITAL EQUITY
                                        PARTNERS, L.P.

                                        By: CVC PARTNERS LLC, its General
                                            Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title
                                              ----------------------------------


Acknowledged and Agreed
as of the Date First Above Written:

GMH HOLDING COMPANY


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT I

                      SERIES C PREFERRED REDEMPTION AMOUNT

                                 (see attached)

                   SERIES C PREFERRED STOCK REDEMPTION AMOUNT

12/23/04   $22,317,301.37
12/24/04   $22,323,851.70
12/25/04   $22,330,400.89
12/26/04   $22,336,948.94
12/27/04   $22,343,495.85
12/28/04   $22,350,041.63
12/29/04   $22,356,586.28
12/30/04   $22,363,129.78
12/31/04   $22,369,672.15
  1/1/05   $22,376,213.39
  1/2/05   $22,382,753.49
  1/3/05   $22,389,292.45
  1/4/05   $22,395,830.28
  1/5/05   $22,402,366.97
  1/6/05   $22,408,902.52
  1/7/05   $22,415,436.94
  1/8/05   $22,421,970.23
  1/9/05   $22,428,502.37
 1/10/05   $22,435,033.38
 1/11/05   $22,441,563.26
 1/12/05   $22,448,091.99
 1/13/05   $22,454,619.60
 1/14/05   $22,461,146.06
 1/15/05   $22,467,671.39
 1/16/05   $22,474,195.59
 1/17/05   $22,480,718.64
 1/18/05   $22,487,240.56
 1/19/05   $22,493,761.35
 1/20/05   $22,500,281.00
 1/21/05   $22,506,799.51
 1/22/05   $22,513,316.89
 1/23/05   $22,519,833.13
 1/24/05   $22,526,348.23
 1/25/05   $22,532,862.20
 1/26/05   $22,539,375.04
 1/27/05   $22,545,886.73
 1/28/05   $22,552,397.29
 1/29/05   $22,558,906.72
 1/30/05   $22,565,415.00
 1/31/05   $22,571,922.16
  2/1/05   $22,578,428.17
  2/2/05   $22,584,933.05
  2/3/05   $22,591,436.80
  2/4/05   $22,597,939.40
  2/5/05   $22,604,440.87
  2/6/05   $22,610,941.21
  2/7/05   $22,617,440.41
  2/8/05   $22,623,938.47
  2/9/05   $22,630,435.40
 2/10/05   $22,636,931.19
 2/11/05   $22,643,425.85
 2/12/05   $22,649,919.36
 2/13/05   $22,656,411.75
 2/14/05   $22,662,902.99
 2/15/05   $22,669,393.10

                                  Schedule 3.1
                       Organization; List of Subsidiaries

Qualification

1. Network Communications, Inc. is not in good standing in the State of Illinois due to its failure to file certain post-merger notification forms and the related annual report. Network Communications, Inc. is working with the office of the Secretary of State of the State of Illinois to reinstate Network Communications, Inc. as a corporation in good standing in the State of Illinois.

Subsidiaries

2.   Network Communications, Inc.

3.   Network Publications Canada Inc.

4.   NCID, LLC

                                 Schedule 3.3(b)
                             Company Capitalization

On November 5, 2004, the Company sent a "Notice of Repurchase" to Susan Ulicny pursuant to which the Company gave notice to Ms. Ulicny that the Company had elected to exercise its option to repurchase her Class B Common Stock (of which 27.8937 were vested and 65.0853 were unvested) pursuant to the terms of the Stock Purchase Agreement referred to in disclosure item 21 on Schedule 3.6(b). The Company has not received a final response from Ms. Ulicny as of the date of the Agreement.

                                 Schedule 3.3(c)
                           Proxies; Voting Agreements

1. Agreement, dated December 2004, by and among Parent, Merger Sub, ABRY Partners, LLC (in its capacity as Stockholder Representative) and the stockholders named therein (referred to in this Agreement as the Selling Stockholders Agreement).

2.   See disclosure item 10 on Schedule 3.6(b).

                                 Schedule 3.3(d)
                 Company Subsidiary Capitalization; Encumbrances

The shares of capital stock or limited liability company interests of the Company Subsidiaries are subject to the security interests, pledges and Encumbrances arising under the following agreements:

1. Loan Agreement, dated as of June 24, 2004, by and among the Company, Network Communications, Inc., Toronto Dominion (Texas), Inc. (as Administrative Agent), TD Securities (USA), Inc. (as Lead Arranger and Book Runner), National City Bank (as Syndication Agent) and the lenders named therein.

2. Parent Pledge Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc. whereby the Company pledged 100% of its shares of Common Stock (100 shares) of Network Communications, Inc.

3. Borrower Pledge Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc. whereby Network Communications, Inc. pledged 65% of its shares of Common Stock of network Publications Canada, Inc. (65 shares) and 100% of its membership interest in NCID, LLC (1,000 units).

4. Parent Security Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

5. Borrower Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

6. ISDA Master Agreement, dated as of August 11, 2004, by and between The Toronto-Dominion Bank and Network Communications, Inc.

                                 Schedule 3.5(b)
                          Required Filings and Consents

None.

                                 Schedule 3.6(a)
                       Financial Statements; Indebtedness

Financial Statements

See attached.

1.   Financial Statements Period 7 Ended October 10, 2004.

2.   Financial Statements Period 13 Ended March 28, 2004.

3.   Financial Statements Period 13 Ended March 30, 2003.

Indebtedness: Liabilities and Obligations

4.   See Schedule 3.6(b) and all of the disclosure items 87-99 on Schedule
     3.12(a).

5. Pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of May 29, 2002, by and among Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.), Hughes Holdings, Inc. and the stockholders of Hughes Holdings, Inc. named therein (the "Stockholders"), Network Communications, Inc. agreed to indemnify the Stockholders for certain Losses (as defined therein).

                                 Schedule 3.6(b)
                               Company Liabilities

The Company has liabilities and obligations under the following agreements, instruments and documents:

1.   Company Charter.

2.   This Agreement.

3. Loan Agreement, dated as of June 24, 2004, by and among the Company, Network Communications, Inc., Toronto Dominion (Texas), Inc. (as Administrative Agent), TD Securities (USA), Inc. (as Lead Arranger and Book Runner), National City Bank (as Syndication Agent) and the lenders named therein.

4. Parent Guaranty, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

5. Parent Security Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

6. Parent Pledge Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

7. Purchase Agreement, dated as of June 28, 2002, by and among the Company, ABRY Partners IV, L.P. and ABRY Investment Partnership, L.P.

8. Purchase Agreement, dated as of June 28, 2002, between the Company and Dan McCarthy.

9. Securities Purchase Agreement, dated as of June 28, 2002, by and among the Company, New York Life Capital Partners II, L.P. and ABRY Mezzanine Partners, L.P.

10. Stockholders Agreement, dated as of June 28, 2002, by and among the Company and the stockholders named therein.

11. Registration Rights Agreement, dated as of June 28, 2002, by and among the Company and the stockholders named therein.

12. Management and Consulting Services Agreement, dated as of June 28, 2002, by and among ABRY Partners, LLC, the Company and Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.)

13. Capital Contribution Agreement, dated as of June 28, 2002, by and among the Company, ABRY Partners, LLC, ABRY Capital Partners, L.P., Network Communications, Inc. and Toronto Dominion (Texas), Inc.

14. Letter Agreement, dated as of June 28, 2002, between the Company and New York Life Capital Partners II, L.P. regarding management rights.

15. Employment Agreement, dated as of June 28, 2002, by and among the Company, Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.) and Dan McCarthy.

16. Amendment No. 1, dated as of July 8, 2003, to the Employment Agreement, dated as of June 28, 2002, by and among the Company, Network
     Communications, Inc. (as successor in interest to Gallarus Media, Inc.) and Dan McCarthy.

17. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Stuart Christian.

18. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Scott Dixon.

19. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Marcia Bollinger.

20. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Susan Deese.

21. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Susan Ulicny.

22. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Glenn Goad.

23. Stock Purchase Agreement, dated as of April 18, 2003, between the Company and Gerard Parker.

24. Stock Purchase Agreement, dated as of May 21, 2004, between the Company and Daniel Steadman.

                                  Schedule 3.7
                      Absence of Certain Changes or Events

1. Network Communications, Inc. cancelled and terminated that certain Promissory Note, dated as of June 28, 2002, issued to Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.) by Dan McCarthy. All amounts owing by Mr. McCarthy under such Promissory Note were paid in full prior to such termination.

2. In connection with the cancellation and termination of the Promissory Note described in disclosure item 1 above, Dan McCarthy and Network Communications, Inc. canceled and terminated that certain Executive Stock Pledge Agreement, dated as of June 28, 2002, between Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.) and Dan McCarthy pursuant to which the capital stock of the Company owned by Mr. McCarthy had been pledged as security for the repayment in full of all obligations under such Promissory Note.

3. On December 17, 2004, the Company filed with the Secretary of State of the State of Delaware (i) Certificate of Correction to the Amended and Restated Certificate of Incorporation of the Company and (ii) Certificate of Correction to the Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Gallarus Media Holdings, Inc.

                                  Schedule 3.8
                                   Litigation

Litigation Matters

1. Amie Harmon v. Network Communications, Inc., U. S. District Court, Colorado District, Denver, Colorado, Case No. 03-CV-3436, served May 30, 2003.

2. IT Computing Services, Inc. v. Network Communications, Inc., U.S. District Court, Northern District of Georgia, Atlanta Division, C.A. No. 1 04 CV 2077, filed July of 2004.

3. NCI v. Richard Kavanaugh. U.S. District Court, Western District of Louisiana, Shreveport Division, C.A. No. CV 04 0988 S, filed July of 2004.

4. Janis Carter v. Gregory Carter, JT Simmons Truck Lines, Network Communications, Inc., District Court of Bexar County, Texas.

5. Daniel L. Johnson v. Network Communications. Inc., and Hugh Russell Kimsey, Superior Court of Gwinnett County, Georgia.

6. Homes-NY Fair Housing. State Division of Human Rights, Case No. 7-H-ADFMX-03-7905607H, HUD No. 02-04-0140-8.

7. Network Communications, Inc. d/b/a Walton Press, Inc. v. Kyle A. Stone and Georgia's Best Publications, Inc. State Court, Dekalb County, GA.

8. Debra Hill v. Network Communications, Inc., Superior Court of Gwinnett County, Georgia, 04-A-13574-6, filed December of 2004.

9. Darrell Smith d/b/a Indy Delivery Service v. Scott Walker and NCI, Marion superior court, Civil Division.

10. Michael J. Asencio, Employee, v. Network Communications, Inc., Employer, Wisconsin labor and industry Review Commission.

Potential Claims

11. Lynn Tyndall, who was a part-time consultant for the Decatur Technology Group, had contacted the Company's counsel regarding Ms. Tyndall's claim for the remaining six months contract price for an alleged one year agreement. The Company believes that the claim amount is approximately $64,000.

12. The Company has received a letter from J. Smith Lanier, a former insurance agent of the Company, seeking approximately $160,000 in premiums after J. Smith Larder's audit revealed allegedly misclassified employees.

13. After an audit by the Ministry of Finance for Ontario, the Ministry assessed Network Publications Canada Inc. with approximately $360,000 CDN in additional taxes allegedly owed for the years of 1999-2003. Network Publications Canada, Inc. has appealed such assessment by filing a Notice of Objection.

                                Schedule 3.10(a)
                                     Taxes

1. Network Publications Canada Inc. is commencing publication of books in certain provinces in Canada, and is required to apply for registration. Network Publications Canada Inc. has not applied for the requisite applications in Nova Scotia, Manitoba, New Brunswick and British Columbia as of the date hereof.

2. Network Publications Canada Inc. has not filed its annual reports due July 2003 and July 2004 in Canada. The Company is actively working to file the annual report that was due in July 2003 within the 18-month grace period, which ends in December 2004.

                                Schedule 3.10(b)
                                  Tax Notices

Revenue Departments for the following states are in the process of conducting sales tax audits:

1. New York.

2. California.

3. Washington.

4. Georgia.

5. Missouri.

                                Schedule 3.10(c)
                                  Tax Sharing

Canadian Tax Agreement, dated June 9, 2004, between K. Payne Hughes (as Stockholders' Representative on behalf of the former stockholders of Hughes Holdings, Inc. and the Company (as successor to Gallarus Media, Inc.)).

                                Schedule 3.10(e)
                           Certain Stock Distributions

None.

                                Schedule 3.11(a)
                              Intellectual Property

Registered Intellectual Property

1.   Patents.

U.S. PATENT NUMBER      DATE ISSUED       JURISDICTION              TITLE
------------------   ------------------   ------------   --------------------------
    D361,684          August 29, 1995**        U.S.        MAGAZINE DISTRIBUTION RACK
                      ** 14 year term

2.   Trademarks.

     See attached.

3.   Copyrights.

     See attached list of copyright registrations and applications. The Company has registered a copyright for each issue of Black's Guide. The attached list of copyright registration and applications includes only copyright registrations for issues of Black's Guide since January 1, 2004. Any earlier such copyright registration is no longer material to the operation of the business of the Company or Company Subsidiaries.

4.   Internet Domain Names.

     See attached.

Pending Applications for Registration of Intellectual Property

5.   Patents.

     None.

6.   Trademarks.

     None.

7.   Copyrights.

     See attached.

Material Unregistered Intellectual Property

8.   Unregistered Copyrights

     The Company claims a copyright in the "look and feel" of its publications.

9.   Unregistered Trademarks.

     NET DEL
     NETWORK PUBLICATIONS, INC.
     ENCLAVE
     ULTIMATE HOMES
     AMS

10.  Other Unregistered Intellectual Property

     AMS software application

Licenses and Royalty Agreements

11. As part of the business, the Company and/or Company Subsidiaries enter into numerous distribution agreements through which the Company and/or Company Subsidiaries grant a license to various third-party distributors to use certain trademarks owned by the Company or Company Subsidiary in connection with certain publications. See attached for list of publications.

12. Each of the disclosure items in item 3.12(a)(i) of Schedule 3.12(a) contain one or more provision(s) relating to Intellectual Property except for disclosure items 1, 8, 10, 11, 20, 21, 22 and 82. The subject Intellectual Property is indicated in parentheses.

                           ITEM 2 OF SCHEDULE 3.11(A)

              U.S. FEDERAL TRADEMARK REGISTRATIONS AND APPLICATIONS

COUNTRY                     MARK                     APP: NO.    APP: DATE   REG: NO.   REG: DATE     STATUS
-------   ----------------------------------------   ---------   ---------   --------   ---------   ----------
  USA     APARTMENT BLUE BOOK                        75/117953   12-Jun-96    2057413   29-Apr-97   Registered
  USA     APARTMENT FINDER*                          76/580167   10-Mar-04                            Pending
  USA     BLACK'S GUIDE                              76/498383   10-Mar-03                           Published
  USA     CORPORATE CHOICES                          75/840899   04-Nov-99    2385685   12-Sep-00   Registered
  USA     INTELLIRENT                                75/643163   17-Feb-99    2466966   10-Jul-O1   Registered
  USA     LIVINGCHOICES                              76/499362   11-Mar-03                            Pending
  USA     LIVINGCHOICES.COM (and design)             76/498424   10-Mar-03    2822675   16-Mar-04   Registered
  USA     MATURE LIVING CHOICES                      76/543997   28-Aug-03                            Pending
  USA     MY REAL ESTATE BOOK (and design)           76/162002   09-Nov-00    2546673   12-Mar-02   Registered
  USA     MYREALESTATEB00K.COM                       76/151848   23-Oct-00    2492584   25-Sep-01   Registered
  USA     N (and globe design)                       74/603134   24-Oct-94    2045319   18-Mar-97   Registered
  USA     NEW HOME FINDER (and design)               76/482497   13-Jan-03                            Pending
  USA     NEW LIVING CHOICES                         76/494934   06-Mar-03                            Allowed
  USA     REALESTATEB00K.COM                         76/151847   23-Oct-00    2492583   25-Sep-01   Registered
  USA     REALLEADER**                               75/412380   30-Dec-97    2205815   24-Nov-98   Registered
  USA     SENIOR SELECTIONS                          75/469707   17-Apr-98    2226263   23-Feb-99   Registered
  USA     SENIOR SELECTIONS MATURE LIVING CHOICES    75/471064   17-Apr-98    2230807   09-Mar-99   Registered
  USA     THE REAL ESTATE BOOK                       75/562202   30-Sep-98    2292689   16-Nov-99   Registered
  USA     THE REAL ESTATE BOOK (and design)          73/509250   16-Nov-84    1337896   28-May-85   Registered
  USA     THE REAL ESTATE BOOK (and design)          74/567128   29-Aug-94    1996435   27-Aug-96   Registered
  USA     THE REAL ESTATE BOOK ONLINE (and design)   76/162001   09-Nov-00    2552223   26-Mar-02   Registered
  USA     UNIQUE HOMES                               73/377336   29-Jul-82    1241668   07-Jun-83   Registered
  USA     UNIQUE HOMES (stylized)                    74/185753   17-Jul-91    1734744   24-Nov-92   Registered
  USA     UNIQUE HOMES REFERRAL NETWORK              74/727225   11-Sep-95    2315140   08-Feb-00   Registered

* NCI claims seeks exclusive nationwide use of the trademark APARTMENT FINDER with the exception of use in the following Colorado counties: Adams, Arapahoe, Broomfield, Clear Creek, Denver, Douglas, Elbert, El Paso, Gilpin, Jefferson, Park and Teller.

** NCI does not plan to renew this registration and has not made use of this trademark for at least five (5) years.

                           ITEM 2 OF SCHEDULE 3.11(A)

                       U.S. STATE TRADEMARK REGISTRATIONS

     STATE                  TRADEMARK             REGISTRATION NUMBER   REGISTRATION DATE    STATUS
     -----       ------------------------------   -------------------   -----------------  ----------
    Alabama      APARTMENT FINDER                        109-002            17-Nov-03      Registered
    Alabama      REAL ESTATE XTRA! (and design)          106-717            18-Apr-96      Registered
   Arkansas      REAL ESTATE XTRA! (and design)*          66-96             28-Feb-96      Registered
  California     REAL ESTATE XTRA! (and design)          045999             20-May-96      Registered
   Colorado      REAL ESTATE XTRA! (and design)        961048099M           08-Apr-96      Registered
  Connecticut    APARTMENT FINDER                       2004-6649           19-Apr-04      Registered
  Connecticut    REAL ESTATE XTRA! (and design)           9868              27-Mar-96      Registered
   Delaware      REAL ESTATE XTRA! (and design)           N/A               25-Apr-96      Registered
    Florida      REAL ESTATE XTRA! (and design)       T96000000468          30-Apr-96      Registered
    Georgia      APARTMENT FINDER                        T-20933            5-Nov-03       Registered
    Georgia      LIFE ON THE FAIRWAYS                    T-16060            23-Dec-96      Registered
    Georgia      REAL ESTATE XTRA! (and design)          S-15527            14-Feb-96      Registered
    Hawali       REAL ESTATE XTRA! (and design)          203019             05-Feb-97      Registered
     Idaho       REAL ESTATE XTRA! (and design)           15172             12-Feb-96      Registered
   Illinois      REAL ESTATE XTRA! (and design)          077857             02-Feb-96      Registered
    Indiana      APARTMENT FINDER                       2004-0039           21-Jan-04      Registered
    Indiana      REAL ESTATE XTRA! (and design)         5010-3670           16-Apr-96      Registered
     Iowa        REAL ESTATE XTRA! (and design)         W00101160           15-Feb-96      Registered
    Kansas       REAL ESTATE XTRA! (and design)           N/A               12-Feb-96      Registered
   Kentucky      REAL ESTATE XTRA! (and design)           11049             02-Feb-96      Registered
   Louisiana     REAL ESTATE XTRA! (and design)           N/A               09-Feb-96      Registered
     Maine       REAL ESTATE XTRA! (and design)         19960172M           02-Feb-96      Registered
   Maryland      REAL ESTATE XTRA! (and design)        1996-S3523           17-Apr-96      Registered
 Massachusetts   REAL ESTATE XTRA! (and design)           52233             02-Feb-96      Registered
   Michigan      REAL ESTATE XTRA! (and design)          M01-107            27-Aug-96      Registered
  Mississippi    REAL ESTATE XTRA! (and design)           N/A               13-Mar-96      Registered
   Missouri      REAL ESTATE XTRA! (and design)           13495             20-Feb-96      Registered
    Montana      REAL ESTATE XTRA! (and design)          T018768            12-Feb-96      Registered
   Nebraska      REAL ESTATE XTRA! (and design)       96-8/Page437          08-Apr-96      Registered
 New Hampshire   REAL ESTATE XTRA! (and design)         RSA 250-A           12-Feb-96      Registered
  New Jersey     APARTMENT FINDER                         21597             22-Jan-04      Registered
  New Jersey     REAL ESTATE XTRA! (and design)           13872             25-Mar-96      Registered
   New York      REAL ESTATE XTRA! (and design)          S-15044            12-Apr-96      Registered
North Carolina   APARTMENT FINDER                        T-17690            1-Dec-03       Registered
     Ohio        REAL ESTATE XTRA! (and design)           69486             06-Mar-96      Registered
   Oklahoma      APARTMENT FINDER                       12026822            9-Jan-04       Registered
   Oklahoma      REAL ESTATE XTRA! (and design)           27787             12-Feb-96      Registered

     STATE                  TRADEMARK             REGISTRATION NUMBER   REGISTRATION DATE     STATUS
     -----       ------------------------------   -------------------   -----------------   ----------
    Oregon       REAL ESTATE XTRA! (and desiqn)         S-30231             15-Feb-96       Registered
 Pennsylvania    APARTMENT FINDER                       3192185              9-Jan-04       Registered
 Pennsylvania    MATURE LIVING CHOICES                  3185699              1-Dec-04       Registered
 Pennsylvania    REAL ESTATE XTRA! (and design)         2678747             12-Feb-96       Registered
 Rhode Island    REAL ESTATE XTRA! (and desiqn)         96-2-7              12-Feb-96       Registered
South Carolina   APARTMENT FINDER                         N/A               16-Dec-03       Registered
South Carolina   REAL ESTATE XTRA! (and desiqn)           SM4               23-Feb-96       Registered
 South Dakota    REAL ESTATE XTRA! (and desiqn)           N/A               14-Feb-96       Registered
   Tennessee     APARTMENT FINDER                       363647               1-Dec-03       Registered
   Tennessee     REAL ESTATE XTRA! (and design)           N/A               14-Feb-96       Registered
     Texas       REAL ESTATE XTRA! (and desiqn)          55603              03-May-96       Registered
     Utah        REAL ESTATE XTRA! (and design)         036328              08-Apr-96       Registered
   Virginia      APARTMENT FINDER                        6705                8-Jan-04       Registered
   Virginia      REAL ESTATE XTRA! (and desiqn)          1987               12-Feb-96       Registered
   Wisconsin     REAL ESTATE XTRA! (and design)           N/A               14-Feb-96       Registered
    Wyoming      REAL ESTATE XTRA! (and design)         307654              12-Feb-96       Registered

                             ITEM 2 SCHEDULE 3.11(A)

                         FOREIGN TRADEMARK REGISTRATIONS

COUNTRY                  MARK                 APP. NO.   APP. DATE   REG. NO.   REG. DATE     STATUS
-------   ---------------------------------   --------   ---------   --------   ---------   ----------
Canada    THE REAL ESTATE BOOK (and design)    668638    18-Oct-90    426825    06-May-94   Registered
Canada    UNIQUE HOMES                         880202    02-Jun-98    533353    25-Sep-00   Registered
Mexico    HOUSENOTES                           270609    08-Aug-96    530304    30-Aug-96   Registered
Mexico    QUICK-LIST CARDS                     270610    08-Aug-96    530305    30-Aug-96   Registered

                           ITEM 3 OF SCHEDULE 3.11(A)

                                   COPYRIGHTS

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Black's Guide - Atlanta Industrial
(Fall 2004)                               TX6063598              9/27/04

Black's Guide - Atlanta Industrial
(Summer 2004)                             TX6011641              7/15/04

Black's Guide - Atlanta Industrial
(Spring 2004)                             TX5986081              4/16/04

Black's Guide - Atlanta Industrial
(Winter 2003/2004)                        TX5908605             01/13/04

Black's Guide - Atlanta Industrial
(Summer 2003)                             TX5791412              6/17/03

Black's Guide - Atlanta Industrial
(Fall 2003)                               TX5868147              9/17/03

Black's Guide - Atlanta Industrial
(Spring 2003)                             TX5763303              3/28/03

Black's Guide - Chicago
(Summer 2003)                             TX5794715              6/17/03

Black's Guide - Chicago
(Winter 2004)                             TX5924976               2/6/04

Black's Guide - Chicago
(Summer 2004)                             TX6013292              6/18/04

Black's Guide - Connecticut/New
York Suburbs (Fall 2004)                  TX6027060               8/3/04

Black's Guide - Connecticut/New
York Suburbs (Spring/Summer 2004)         TX5986084              4/16/04

Black's Guide - Connecticut/New
York Suburbs (Fall 2003)                  TX5795993              8/28/03

Black's Guide - Connecticut/New
York Suburbs (Spring 2003)                TX5714720               4/3/03

Black's Guide - Dallas/Fort Worth
Office Market (Summer/Fall 2004)          TX6027061               8/3/04

Black's Guide - Dallas/Fort Worth
(Calendar 2004)                           TX6013290              5/28/04

Black's Guide - Dallas/Fort Worth
Map 2004 Highway 114 West Corridor        TX5988118              2/12/04

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Black's Guide - Dallas/Fort Worth
Map 2004 Las Colinas                      TX5986037              4/16/04

Black's Guide - Dallas/Fort Worth
Industrial Market (Spring/Summer
2004)                                     TX5968329              4/15/04

Black's Guide - Dallas/Fort Worth
Office (Winter/Spring 2004)               TX5924977               2/6/04

Black's Guide - Dallas/Fort Worth
Platinum Corr                             TX5882680              12/3/03

Black's Guide - Dallas Fort Worth
Industrial Market (Fall/Winter
2003)                                     TX5859269             10/27/03

Black's Guide - Dallas/Fort Worth
Office Market (Summer/Fall 2003)          TX5814017               8/8/03

Black's Guide - Dallas/Fort Worth
Las Colinas Map                           TX5713337              4/11/03

Black's Guide - Michigan
(Spring/Summer 2004)                      TX5990050              5/17/04

Black's Guide - Michigan
(Fall/Winter 2003)                        TX5881286              11/3/03

Black's Guide - Michigan
(Spring/Summer 2003)                      TX5782207               6/2/03

Black's Guide - New Jersey Map
2004                                      TX6025287              6/18/04

Black's Guide - New Jersey Map
2004 - "Where Lift Science Lives"         7X6025286              6/18/04

Black's Guide - New Jersey Office
(Spring/Summer 2004)                      TX6013220              6/18/04

Black's Guide - New Jersey Office
(Spring 2003)                             TX5839049               7/7/03

Black's Guide - New Jersey
Industrial (Fall/Winter 2003/2004)        TX5899174              1/13/04

Black's Guide - New Jersey
Industrial (Spring/Summer 2003)           TX5764093              5/20/03

Black's Guide - Metro Orlando
(Fall/Winter 2004)                        TX6063696               9/7/04

Black's Guide - Metro Orlando
(Spring/Summer 2004)                      TX5986083              4/16/04

Black's Guide - Metro Orlando
(Fall/Winger 2003)                        TX5868148              9/17/03

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
(Fall/Winger 2003)

Black's Guide - Metro Orlando
(Spring/Summer 2003)                      TX5763289               3/28/03

Black's Guide -
Philadelphia/Subs/Lehigh
Valley/NJ/DE-Office (Spring 2004)         TX5986073               5/19/04

Black's Guide -
Philadelphia/Subs/Lehigh
Valley/NJ/DE-Office - The
Directory for Commercial Real
Estate (Fall 2002)                        TX5757890            11/12/2002

Black's Guide - Philly Office
(Fall 2003)                               TX5878395              11/28/03

Black's Guide -
Philadelphia/Subs/Lehigh
Valley/NJ/DE-Office (Spring 2003)         TX5764094             5/20/2003

Black's Guide - Downtown Dallas
Map 2004                                  TX6011640               7/15/04

Black's Guide - Dallas/Fort Worth
Downtown Map 2004                         TX6011639               7/15/04

Black's Guide - Dallas/Fort Worth
Triple Freeport Exemption                 TX6011636               7/15/04

Black's Guide - Dallas/Fort Worth
Triple Freeport Exemption Map
2003/2004                                 TX5897641              10/27/04

Black's Guide - Dallas/Fort Worth
Industrial Market (Spring/Summer
2003)                                     TX5711891               4/17/03

Black's Guide - Denver
Office/Industrial (Summer/Fall
2004)                                     TX6063697                9/7/04

Black's Guide - Downtown Denver
Map 2003                                  TX5792061                8/4/03

Black's Guide - Denver Office
(Winter/Spring [ ])                       TX5923627               1/26/04

Black's Guide - Denver Office
(Summer/Fall 2003)                        TX5799404                8/4/03

Black's Guide - Denver
(Winter/Spring 2003)                      TX5687750               1/31/03

Black's Guide - Houston Map 2004
(Uptown Houston)                          TX6009088               7/30/04

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Black's Guide - Houston Southwest
Industrial Map 2004                       TX6011637              7/15/04

Black's Guide - Houston Map 2004 9
Energy Corridor District                  TX5986036              4/16/04

Black's Guide - Houston
(Spring/Summer 2004)                      TX6974857              4/29/04

Black's Guide - Houston Industrial
(Fall/Winter 2003)                        TX5882679              12/3/03

Black's Guide - Houston Industrial
Map 2004 (Houston Northwest
Industrial)                               TX5923624              1/26/04

Black's Guide - Houston Map 2003
(Westchase District)                      TX5882681              12/3/03

Black's Guide - Houston Office
- Fall/Winter 2003                        TX5878324             11/17/03

Black's Guide - Houston
(Spring/Summer 2003)                      TX5711890              4/17/03

Black's Guide - Houston Bi-Annual
Map 2003                                  TX5711889              4/17/03

Black's Guide - Greater
Jacksonville (Summer/Fall 2004)           TX6013222              6/18/04

Black's Guide - Greater
Jacksonville (Winter/Spring 2003/
2004)                                     TX5909757              1/13/04

Black's Guide - Greater
Jacksonville Area (Spring/Fall
2003)                                     TX5776726            6/25/2003

Black's Guide - Los Angeles/Orange
County/Inland Empire
(Winter/Spring 2004)                      TX5923622              1/26/04

Black's Guide - Los Angeles/Orange
County/Inland Empire (Summer/Fall
2003)                                     TX5775727              6/25/03

Black's Guide - Los Angeles/Orange
County/Inland Empire
(Winter/Spring 2003)                      TX5687751              1/31/03

Black's Guide - Downtown Dallas
Map 2004                                  TX6011840              7/15/04

Black's Guide - Dallas/Fort Worth
Downtown Map 2004                         TX6011639              7/15/04

Black's Guide - Dallas/Fort Worth
Triple Freeport Exemption                 TX6011636              7/15/04

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Triple Freeport Exemption

Black's Guide - Dallas/Fort Worth
Map, Triple Freeport Exemption
2003/2004                                 TX5897641             10/27/03

Black's Guide - Dallas/Fort Worth
Industrial Market - Spring/Summer
2003                                      TX5711891              4/17/03

Black's Guide - Denver
Office/Industrial Summer/Fall 2004        TX6063697               9/7/04

Black's Guide - Downtown Denver
Map - 2003                                TX5792061               8/4/03

Black's Guide - Denver Office -
Winter/Spring 200_                        TX5923627              1/26/04

Black's Guide - Downtown Denver
Map - 2003                                TX5792061               8/4/03

Black's Guide - Denver Office
Summer/Fall 2003                          TX5799404               8/4/03

Black's Guide - Denver
Winter/Spring 2003                        TX5687750              1/31/03

Black's Guide - Houston Map 2004
Uptown Houston                            TX6009088              7/30/04

Black's Guide - Houston Southwest
Industrial Map 2004                       TX6011637              7/15/04

Black's Guide - Houston Map 2004 -
Energy Corridor District                  TX5986036              4/16/04

Black's Guide - Houston
Spring/Summer 2004                        TX5974857              4/29/04

Black's Guide Houston Ind F/W 2003        TX5882679              12/3/03

Black's Guide Houston Ind Map 2004
- Houston Northwest Industrial            TX5923624              1/26/04

Black's Guide - Houston Map 2003 -
Westchase District                        TX5882681              12/3/03

Black's Guide - Houston Office -
Fall/Winter 2003                          TX5878324             11/17/03

Black's Guide - Houston -
Spring/Summer 2003                        TX5711890              4/17/03

Black's Guide - Houston Bi-Annual
Map 2003                                  TX5711889              4/17/03

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Black's Guide - Houston Bi-Annual
Map 2003                                  TX5711889             4/17/03

Black's Guide - Greater
Jacksonville - Summer/Fall 2004           TX6013222             6/18/04

Black's Guide Greater Jacksonville
W/S 2003/2004                             TX5909757             1/13/04

Black's Guide - Greater
Jacksonville Area - Summer/Fall
2003                                      TX5776726             6/25/03

Black's Guide Los Angeles/ Orange
County/ Inland Empire
Winter/Spring 2004                        TX5923622             1/26/04

Black's Guide - Los Angeles/
Orange County/Inland Empire
Summer/Fall 2003                          TX6776727             6/25/03

Black's Guide - Los Angeles/
Orange County/ Inland Empire              TX5687751             1/31/03

Black's Guide - Chicago - Summer
2003                                      TX6794716             6/17/03

Black's Guide - Chicago Winter
2004                                      TX5924976              2/6/04

Black's Guide - Chicago Summer
2004                                      TX6013232             6/18/04

Black's Guide - Connecticut/ New
York Suburbs Fall 2004                    TX6027060              7/3/04

Black's Guide Connecticut/ New
York Suburbs - Spring/Summer 2004         TX5986084             4/16/04

Black's Guide - Connecticut/ New
York Suburbs-Fall 2003                    TX5795993             8/28/03

Black's Guide - Connecticut/ New
York Suburbs - Fall 2003                  TX6795993             8/28/03

Black's Guide - Dallas/ Fort Worth
Office Market Summer/Fall 2004            TX6027061              8/3/04

Black's Guide Dallas/Fort Worth
Calendar 2004                             TX6013290             5/28/04

Black's Guide Dallas/Fort Worth
Map 2004 Highway 114 West Corridor        TX5988118             2/12/04

Black's Guide - Dallas/Fort Worth
Map 2004 Las Colinas                      TX5986037             4/16/04

Black's Guide - Dallas/Fort Worth
Industrial Market Spring/Summer           TX5968329             4/15/04

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
2004

Black's Guide Dallas/Fort Worth
Office Winter/Spring 2004                 TX5924977               2/6/04

Black's Guide - Dallas/Fort Worth
Platinum Corr. 2003-2004                  TX6882680              12/3/03

Black's Guide - Dallas/Ft. Worth
Industrial Market - Fall/Winter
2003                                      TX5859269             10/27/03

Black's Guide - Dallas/Ft. Worth
Office Market - Summer/Fall 2003          TX5814017               8/8/03

Black's Guide - Dallas/Ft. Worth
Las Colinas Map 2003-2004                 TX6713337              4/11/03

Black's Guide Philadelphia
Subs/Leigh Valley/NJ/DE Industrial
Spring 2004                               TX5982749              5/17/04

Black's Guide - The Directory for
Commercial Real Estate -
Industrial Fall 2002 -
Philadelphia/Subs/ Lehigh
Valley/NJ/DE                              TX5757889             11/12/02

Black's Guide - Philly Ind - Fall
2003                                      TX5878396             11/28/03

Black's Guide - Philadelphia/
Subs/Lehigh Valley/NJ/DE -
Industrial Spring 200_                    TX5764092              5/20/03

Black's Guide - San Francisco
Area/Bay Area/ Sacramento -
Spring/Summer 2003                        TX5791410              7/17/03

Black's Guide - South Florida
Office/Flex/Industrial Markets
Fall 2004                                 TX6053479              9/27/04

Black's Guide - South Florida
Office Market                             TX6027406              7/15/04

Black's Guide - South Florida
Office Market Spring 2004                 TX5968328              4/15/04

Black's Guide - South Florida
Office Market Winter 2004                 TX5294975               2/6/04

Black's Guide - South Florida
Office Market - Fall 2003                 TX5862810             10/27/03

Black's Guide - South Florida
Office Market - Summer 2003               TX5839044               7/7/03

Black's Guide - South Florida
Office Market - Spring 2003               TX5711892              4/17/03

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Market - Spring 2003

Black's Guide - South Florida
Flex/industrial Market
Spring/Summer 2004                        TX5974856              4/29/04

Black's Guide SFL Ind Winter 2003         TX5862682              12/3/03

Black's Guide South Florida
Flex/Industrial Market - Summer
2003                                      TX5839047               7/7/03

Black's Guide - South Florida
Flex/Industrial Market - Spring
2003                                      TX5714715               4/3/03

Black's Guide Tampa Bay/Southwest
Florida Summer/Fall 2004                  TX6013221              6/18/04

Black's Guide Tampa Bay Map
2004-2005                                 TX5940688              1/13/04

Black's Guide Tampa Bay Map
2004-2006 Westshore/Airport               TX5924947               2/6/04

Black's Guide Tampa Bay/Southwest
Florida W/S 2003/2004                     TX5909758              1/13/04

Black's Guide Tampa Bay/Southwest
Florida - Summer/Fall 2003                TX5839048               7/7/03

Black's Guide - Washington
DC/Metropolitan Area Fall/Winter
2004                                      TX6058533              9/23/04

Black's Guide - Washington
DC/Metropolitan Area Professional
Directory Summer 2004                     TX6011638              7/15/04

Black's Guide - Tyson's Corner Map
2004                                      TX5986038              4/16/04

Black's Guide Washington
DC/Metropolitan Area Spring 2004          TX5986082              4/16/04

Black's Guide Washington DC Map -
Prince George's County Map 2004           TX5923623              1/26/04

Black's Guide Washington
DC/Metropolitan Area Winter 2004          TX5923628              1/26/04

Black's Guide - Tysons Corner,
Virginia - Commercial Real Estate
Map                                       TX5667932              2/10/03

Black's Guide - Downtown
Washington DC - Commercial Real           TX5859256             10/27/03

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Estate Map

Black's Guide Wahington,
DC/Metropolitan Area Fall 2003            TX5869270             10/27/03

Black's Guide - Washington
DC/Metropolitan Area Summer 2003          TX5838045               7/7/03

Black's Guide - Reston, Virginia
Commercial Real Estate Map                TX5839046               7/7/03

Black's Guide - Michigan -
Spring/Summer 2004                        TX5990050              5/17/04

Black's Guide - Michigan -
Fall/Winter 2003                          TX881286               11/3/03

Black's Guide - Michigan -
Spring/Summer 2003                        TX5782207               6/2/03

Black's Guide - New Jersey Map
2004 - Metropolitan                       TX6025287              6/18/04

Black's Guide - New Jersey Office
Spring/Summer 2004                        TX6013220              6/18/04

Black's Guide - New Jersey Office
- Spring 2003                             TX5839049               7/7/03

Black's Guide - New Jersey
Industrial Spring/Summer 2004             TX6013223              6/18/04

Black's Guide - New Jersey
Industrial - Fall/Winter 2003/2004        TX5899174              1/13/04

Black's Guide - New Jersey
Industrial - Spring/Summer 2003           TX5764093              5/20/03

Black's Guide - Metro Orlando
Fall/Winter 2004                          TX6063696               9/7/04

Black's Guide Metro Orlando -
Spring/Summer 2004                        TX5986083              4/16/04

Black's Guide Metro Orlando
Fall/Winter 2003                          TX5868148              9/17/03

Black's Guide Metro Orlando -
Spring/Summer 2003                        TX5763289              3/28/03

Black's Guide- Philadelphia/
Subs/Lehigh Valley/NJ/DE -
Office Spring 2004                        TX5986073              5/19/04

               TITLE                 REGISTRATION NUMBER   REGISTRATION DATE
               -----                 -------------------   -----------------
Black's Guide - The Directory for
Commercial Real Estate Office-
Philadelphia/ Subs/Lehigh
Valley/NJ/DE Fall 2002                    TX5757890              11/12/02

Black's Guide - Philly Office -
Fall 2003                                 TX5878395              11/28/03

Black's Guide - Philadelphia/
Subs/ Lehigh Valley/NJ/DE - Office
Spring 2003                               TX5764094              5/20/03

Black's Guide Atlanta Industrial -
Fall 2004                                 TX6063598              9/27/04

Black's Guide - Atlanta Industrial
Summer 2004                               TX6011641              7/15/04

Black's Guide - Atlanta Industrial
- Spring 2004                             TX5986081              4/16/04

Black's Guide - Atlanta Industrial
- Winter 2003/2004                        TX5908605              1/13/04

Black's Guide - Atlanta Industrial
Summer 2003                               TX6791412              6/17/03

Black's Guide - Atlanta Industrial
- Fall 2003                               TX5868147              9/17/03

Black's Guide - Atlanta Industrial
Spring 2003                               TX5763303              3/28/03

Black's Guide - Atlanta Office
Summer 2004                               TX6011642              7/15/04

Black's Guide - Atlanta Office -
Spring 2004                               TX5968330              4/15/04

Black's Guide - Atlanta Office -
Summer 2003                               TX5791411              6/17/03

Black's Guide Atlanta Office Fall
2003                                      TX5841503              9/12/03

Black's Guide - Atlanta Office -
Spring 2003                               TX5763304              3/28/03

                           ITEM 4 OF SCHEDULE 3.11(A)

                              INTERNET DOMAIN NAMES

           DOMAIN NAME                 EXPIRATION
           -----------                 ----------
          abbonline.com              April 2, 2010
          aboutnci.com             January 23, 2011
         afmediakit.com             October 8, 2007
     albanygarealestate.net         August 18, 2012
     albanygarealestate.org         August 19, 2012
      ameliaislandhomes.net          April 2, 2008
         ams-rental.com              July 6, 2005
         ams-rental.info             July 6, 2005
         ams-rental.net              July 6, 2005
      apartmentbluebook.biz        December 14, 2005
      apartmentbluebook.com         March 31, 2010
     apartmentbluebook.info        November 1, 2012
      apartment-choices.com        February 9, 2005
       apartmentfinder.com          October 5, 2008
   apartmentfinderbluebook.com       March 5, 2006
    apartmentfinderieads.com        April 29, 2009
apartmentfinderlivinpchoices.com    March 15, 2011
   apartmentlivingchoices.com      November 6, 2008
    apartmentlivingguide.com        August 13, 2008
      apartmentlocator.com           June 8, 2009
          aptfinder.us              April 23, 2009
        areacommunity.com          October 15, 2007
        austinnewhome.com           April 14, 2012
           azrltr.com                March 7, 2007
      bergenrealestate.net          March 12, 2006
         bgmediakit.com             October 8, 2007
         blacksguide.com             March 8, 2008
       blacksresearch.com           April 22, 2009
         boiseliving.net             July 22, 2007
        bostonliving.net             June 2, 2012
buffaloapartmentrentersguide.com    October 2, 2006
       captivaislandfl.com          August 9, 2012
         ccmediakit.com             October 8, 2007
      centralflnewhome.com           June 3, 2007
    chapelhillrealestate.net         May 18, 2012
        chapmanwoods.com            April 26, 2006
     charlestonapartment.com        April 14, 2009
     charlotteapartment.com         April 14, 2009
      charlottenewhome.com           June 27, 2007
        choice-living.com            July 23, 2012

           DOMAIN NAME                 EXPIRATION
           -----------                 ----------
        choicelivinq.net              July 23, 2012
        choice-livinp.net             July 23, 2012
      columbiaapartment.com          April 14, 2009
     columbiarealestate.net           May 18, 2012
         comvestprop.com            October 16, 2009
        contactaqent.com              June 13, 2010
        contactagent.net             April 21, 2006
        contactbroker.net            April 20, 2006
       contactbuilder.com            March 12, 2010
       contactbuilder.net            April 21, 2006
      corporatechoices.com           August 10, 2010
      corporatechoices.info         November 1, 2012
        denverlivinq.net              May 20, 2012
       desmoinesliving.com           April 19, 2007
     eastemsierralivinq.com         October 12, 2006
       enclaveatianta.com            January 7, 2007
        enclavedallas.com            January 6, 2007
          enclavela.com            September 22, 2009
         enclavemag.com             December 4, 2005
       enclavemediakit.com           October 8, 2007
        enclavemiami.com            September 2, 2008
      enclavenashville.com           January 5, 2007
      enclavewestsideia.com         November 12, 2007
         explorecity.com              May 10, 2008
       fallriverliving.com          September 8, 2006
          findahome.net              October 6, 2007
         find-a-home.net             October 6, 2007
     ftmyersflrealestate.com         August 9, 2012
         golfvalues.com             October 22, 2007
 greaternashvilleapartments.com       June 12, 2008
      greatgolfinghomes.com          March 31, 2012
     greenvilleapartment.com         April 14, 2009
    greenvillerealestate.net          May 18, 2012
     greenwoodrealestate.net          May 18, 2012
      guiadecasasnuevas.com          April 18, 2008
      hamptonroadshomes.net           March 2, 2006
      hickoryrealestate.net           May 18, 2012
     highpointrealestate.net          May 18, 2012
       hogaresmoviles.com           February 9, 2008
        hogaresnuevas.com             June 30, 2008
       hotspringshomes.com          September 8, 2008
      hotspringsvillage.net         September 8, 2008
            idol.net                September 9, 2010
         intellirent.com              June 17, 2012

           DOMAIN NAME                 EXPIRATION
           -----------                 ----------
   jacksonvillerealestate.net           March 6, 2011
  kansascityhomesandgardens.com     September 9, 2008
           kchandg.com                   July 6, 2007
            kc-hg.com              September 11, 2008
      kchomesandgardens.com              July 6, 2007
         kcmediakit.com               October 8, 2007
     librodebienesraices.com           April 23, 2008
      lifeonthefairways.com            April 19, 2008
    life-on-the-fairways.com           April 19, 2008
        livingchoices.biz           December 14, 2005
        livingchoices.com               July 26, 2010
       living-choices.com               July 26, 2012
       livingchoices.info            November 1, 2012
        livingchoices.net               July 26, 2012
       living-choices.net               July 23, 2012
        livingchoices.org            November 8, 2005
        livingchoices.us               April 23, 2009
  livingchoicesapartments.com          March 17, 2006
     livingchoiceshomes.com            March 17, 2006
    livingchoicesnetwork.com         January 22, 2011
    livingchoicesnetwork.info           March 7, 2006
    livingchoicesnetwork.net            April 7, 2007
     livingchoicesnetwork.us           March 16, 2006
    luxuryrealestatebook.com        November 19, 2006
    luxuryrealestatebook.info        November 1, 2012
       manitobaliving.com                May 14, 2012
        marcoislandfl.com              August 9, 2012
        mature-living.com            October 11, 2008
     maturelivingchoices.biz        December 14, 2005
     maturelivingchoices.com             June 3, 2009
    mature-living-choices.com        October 11, 2008
    maturelivingchoices.info         November 1, 2012
     maturelivingchoices.net          October 6, 2008
     maturelivingchoices.org         October 11, 2008
     maturelivingchoices.us            April 23, 2009
  maturelivingchoicesleads.com         April 29, 2009
  mendocinocountyproperties.net      January 11, 2006
        miamiflliving.com           December 12, 2005
         mlcmediakit.com              October 8, 2007
      myrealestatebook.com              July 19, 2009
        ncicorporate.com              August 27, 2005
           ncinfo.net                 October 6, 2009
          ncistuff.com               January 15, 2008
          ncitools.com                August 15, 2012

           DOMAIN NAME                 EXPIRATION
           -----------                 ----------
          ncitools.net              August 20, 2012
        netdeltracker.biz            May 28, 2009
        netdeltracker.com            May 28, 2009
        netdeltracker.net            May 28, 2009
    networkcommunications.biz      December 14, 2005
   networkcommunications.info      November 1, 2012
      newbedfordiiving.com         October 31, 2006
    newbedfordrealestate.net       January 11, 2006
        newhomefinder.biz          December 14, 2005
       newhomefinder.info          November 1, 2012
        newhomefinder.net          February 9, 2010
     newhomefinderleads.com         April 29, 2009
      newlivingchoices.biz         January 27, 2006
      newlivingchoices.com         January 28, 2006
      newlivingchoices.net         January 28, 2006
         nhfmediakit.com            October 8, 2007
     noarizonaproperties.com       February 9, 2007
      noarizonaproperty.com        February 9, 2007
     noarizonarealestate.com       February 9, 2007
       noazproperties.com          February 9, 2007
    northemarizonaliving.com       February 9, 2007
     northernazproperty.com        February 9, 2007
      northerncaliving.com         December 7, 2005
     orlandoflrealestate.net         May 18, 2012
       orvedalbuilders.com          April 15, 2006
    panamacitybeachliving.com        July 14, 2006
      propiedadflorida.com         February 9, 2008
    propiedadparaalquilar.com       August 30, 2007
       propiedadtampa.com          February 15, 2008
       propiedadtexas.com          February 9, 2008
        propiedadusa.com             July 9, 2007
       prpiedadorlando.com          August 30, 2007
   publishingopportunities.com     December 1, 2005
       realestatebook.biz          December 14, 2005
       realestatebook.com            June 20, 2009
       realestatebook.info         November 1, 2012
        realestatebook.us           April 23, 2009
     realestate-choices.com        February 9, 2005
       realestatextra.com            June 14, 2012
         realleader.com            February 23, 2009
      relocationchoices.com        February 2, 2005
     relocationresource.com        October 25, 2006
     relocation-resource.com       October 25, 2006
        relo-resource.com          October 25, 2006

           DOMAIN NAME                 EXPIRATION
           -----------                 ----------
           rextra.com               October 12, 2007
          robinsafb.com             November 19, 2006
    sandiegohomesandland.com          June 17, 2012
   sandiegorealestatebook.com         June 17, 2012
     sanibelflrealestate.com         August 9, 2012
       sanibelislandfl.com           August 9, 2012
      sarasotalifestyle.com           May 14, 2012
       seniorselection.com           March 30, 2007
      seniorselections.com            July 19, 2009
      siouxfallsliving.com          October 19, 2006
    spartanburgapartment.com         April 14, 2009
    spartanburgrealestate.net         May 18, 2012
      staugustineliving.com           May 14, 2012
       texasrealestate.net          January 29, 2011
    theapartmentbluebook.com         March 31, 2008
  theapartmentrentersguide.com       October 2, 2008
     theaptrentersguide.com          October 2, 2008
      therealestatebook.com           July 11, 2007
    the-real-estate-book.com          July 11, 2007
   therealestatebookleads.com        April 29, 2009
       therentalguide.com            August 16, 2007
            treb.com                February 7, 2010
        trebcottages.com             April 12, 2009
          trebfarms.com              April 12, 2009
        trebmediakit.com             October 8, 2007
     tricountyrealestate.net          May 18, 2012
         uhmediakit.com              October 8, 2007
       uniqehomeselite.com            March 1, 2011
         unique-home.net            January 14, 2006
         uniquehomes.biz            December 14, 2005
         uniquehomes.com              May 10, 2008
        uniquehomes.info            November 1, 2012
      uniquehomeselite.biz          December 14, 2005
      uniquehomeselite.com          December 3, 2005
      uniquehomeselite.info         November 1, 2012
         unquehomes.com               July 24, 2012
         vernascott.com               April 7, 2006
         wheretolive.net           September 10, 2008
        winnipeglife.com              May 14, 2012
   winstonsalemrealestate.net         May 18, 2012
    gallarusmediaholdings.com        August 23, 2006
        gallarusmedia.net             May 22, 2006
        gallarusmedia.com             May 22, 2006
   gallaruscommunications.com         May 22, 2006

                           ITEM 7 OF SCHEDULE 3.11(A)

                             COPYRIGHT APPLICATIONS

                   TITLE                      DATE OF FIRST PUBLICATION    STATUS
                   -----                      -------------------------   -------
Black's Guide - Atlanta Industrial - Winter        December 6, 2004       Pending
2004/2005
Black's Guide - Atlanta Office - Winter            December 3, 2004       Pending
2004/2005
Black's Guide - Washington                         December 1, 2004       Pending
DC/Metropolitan Area - Professional
Director Winter 9/05
Black's Guide - New Jersey                        November 11, 2004       Pending
Office/Industrial/Flex Fall/Winter
Black's Guide - Tampa Bay/Southwest               November 10, 2004       Pending
Florida Winter/Spring 2004-2005
Black's Guide - Downtown Miami/Brickell            November 9, 2004       Pending
Area Map
Black's Guide - Dallas/Fort Worth                  October 12, 2004       Pending
Industrial Market Fall Winter 2004
Black's Guide - Houston Office/Industrial          October 11, 2004       Pending
Fall/Winter 2004
Black's Guide - Dallas/Fort Worth Map              October 8, 2004        Pending
2004-2005
Black's Guide - Philadelphia                       October 8, 2004        Pending
Office/Industrial/ Flex Fall 2004
Black's Guide - Uptown Houston Map                 October 8, 2004        Pending
2004
Black's Guide - Michigan Fall/Winter               October 8, 2004        Pending
2004
Black's Guide - Atlanta Office - Fall 2004        September 15, 2004      Pending
Black's Guide - New Jersey Map                     December 18, 2003      Pending
2003/2004 Exit 8A New Jersey Turnpike
Black's Guide San Francisco Area/Bay               December 11, 2003      Pending
Area/ Sacramento Fall Winter 2003
Black's Guide New Jersey Office                    December 12, 2003      Pending
Fall/Winter 2003/2004
Black's Guide Atlanta Office Winter                December 11, 2003      Pending
2003/2004

Black's Guide - Michigan -                           April 2, 2003        Pending
Spring/Summer 2003
Black's Guide - Chicago - Winter                   December 6, 2004       Pending
2004/2005
Black's Guide - Greater Jacksonville               December 1, 2004       Pending
Area and Winter/Spring 2004-2005
Black's Guide - Downtown Washington                November 9, 2004       Pending
DC Map

                           ITEM 11 OF SCHEDULE 3.11(A)

                              LIST OF PUBLICATIONS

AUGUSTA, GA
NORTHEAST HOUSTON, KINGWOOD ATASCOCITA & HUMBLE, TX
SOUTHWEST HOUSTON AND FORT BEND COUNTY, TX
TYLER, TX
CLEAR LAKE/BAY AREA, TX
NW HOUSTON / THE WOODLANDS, TX
WEST HOUSTON, TX
NORTHWEST ARKANSAS
SAN ANTONIO, TX
GALVESTON COUNTY, TX
CONROE, MONTGOMERY COUNTY, AND WALKER COUNTY, TX
BRAZORIA/MATAGORDA COUNTY, TX
GOLDEN TRIANGLE, TX
LONGVIEW, TX
BAYTOWN AND EAST HARRIS COUNTY, TX
ABILENE, TX
GREATER AUSTIN, TX
THE HIGHLAND LAKES, TX
METRO WEST AND WORCESTER COUNTY EAST, MA
PRESTIGE PROPERTIES WEST OF BOSTON, MA
SOUTHERN MARYLAND
NORTHERN VIRGINIA
GREATER FAYETTEVILLE, NC
PINEHURST / SOUTHERN PINES AREA, NC
SUBURBAN HOMES, NC
GREATER GREENVILLE, NC
GREATER WILMINGTON, NC
HOWARD COUNTY, MD
SKAGIT, ISLAND AND SAN JUAN COUNTIES, WA
BELLINGHAM / WHATCOM COUNTY, WA
LEE COUNTY / BONITA SPRINGS, FL
NAPLES-MARCO ISLAND-BONITA SPRINGS, FL
SANIBEL - CAPTIVA AND UPPER ISLANDS, FL
MARCO ISLAND, FL
VERO BEACH / INDIAN RIVER COUNTY, FL
GREATER TULSA, OK
LANCASTER COUNTY, PA
YORK, ADAMS AND CARROLL COUNTIES, PA
HARRISBURG, PA
LEBANON COUNTY, PA
GREATER BALTIMORE AND HARFORD COUNTY, MD
ITHACA & SURROUNDING AREA, NY
GREATER MINNEAPOLIS, MN
GREATER ST. PAUL, MN
SIOUX EMPIRE, SD
PRINCE GEORGES COUNTY, MD
COEUR d'ALENE AND SURROUNDING AREAS, ID
SPOKANE, STEVENS AND PEND OREILLE COUNTIES, WA

SANDPOINT, BONNERS FERRY, PRIEST LAKE AND PRIEST RIVER, ID
VENTURA AND NORTHWEST LOS ANGELES COUNTY, CA
SUMMIT COUNTY COLORADO
VAIL VALLEY COLORADO
STEAMBOAT SPRINGS AND NW COLORADO
CEDAR RAPIDS AND THE SURROUNDING AREA, IA
ATHENS, GA
GAINESVILLE/LAKE LANIER, GA
MID-COAST MAINE
GREATER BANGOR/BREWER, ME
HANCOCK/WASHINGTON COUNTIES, ME
SOUTHWEST NEW MEXICO
LAS CRUCES, NM
GREATER CAPITAL REGION, NY
OCALA / MARION COUNTY, FL
ALABAMA GULF COAST
BURLINGTON COUNTY, NJ
AMARILLO, TX
LUBBOCK, TX
READING - BERKS COUNTY, PA
CENTRAL AND UPPER MONTGOMERY AND NORTH CHESTER COUNTIES, PA
JOHNSON CITY, ELIZABETHTON AND ERWIN, TN
NORTH KING AND SNOHOMISH COUNTIES, WA
KING COUNTY - EASTSIDE, WA
SOUTH KING COUNTY, WA
MONTEREY COUNTY, CA
LITCHFIELD COUNTY, CT
FLORIDA'S SPACE COAST - BREVARD COUNTY
POCONOS, PA
SCRANTON - WILKES-BARRE, PA
TALLAHASSEE, FL
MANCHESTER/CONCORD, NH
PORTLAND/SOUTHERN MAINE
SEACOAST OF NEW HAMPSHIRE AND SOUTHERN MAINE
COASTAL CENTRAL MAINE
AUGUSTA / GARDINER / WATERVILLE / WINTHROP, ME
YORK COUNTY/SOUTHERN MAINE
PHOENIX, AZ
EAST VALLEY OF PHOENIX, AZ
WEST VALLEY OF PHOENIX, AZ
NORTH SCOTTSDALE, AZ
FLORIDA KEYS AND KEY WEST
SOUTH DADE, FL
NORTH SAN DIEGO, CA
SOUTH CENTRAL ALASKA
MERCER & MIDDLESEX COUNTY, NJ
CAMDEN COUNTY, NJ
GREATER CHESTER AND DELAWARE COUNTIES, PA
STONE HARBOR, AVALON, SEA ISLE CITY, NJ
GREATER MADISON, WI
WESTERN MASSACHUSETTS
CENTRAL ARKANSAS

FARGO - MOORHEAD AREA, ND/MN
WICHITA, KS
ANTELOPE VALLEY AND EASTERN KERN COUNTY, CA
THE VICTOR VALLEY, CA
FREDERICKSBURG, VA
LONG BEACH, LAKEWOOD, WEST ORANGE COUNTY
HUNTINGTON BEACH, FOUNTAIN VALLEY, COSTA MESA, CA
AMELIA ISLAND NASSAU COUNTY, FL
FLAGLER COUNTY/PALM COAST, FL
KINGS BAY AREA CAMDEN / CHARLTON COUNTIES, GA
ST. AUGUSTINE / ST. JOHNS COUNTY, FL
GAINESVILLE / ALACHUA COUNTY, FL
JACKSONVILLE, FL
COASTAL GEORGIA
NORTH CENTRAL FLORIDA - LAKE CITY/LIVE OAK
VALDOSTA, GA
PONTE VEDRA AND THE BEACHES, FL
BIRMINGHAM - WESTERN AREA HOMES, AL
GREATER ALBANY AREA, GA
DOTHAN, AL
MONMOUTH COUNTY, NJ
GADSDEN, AL
MARSHALL COUNTY, AL
GREATER TUCSON AND GREEN VALLEY, AZ
CENTRAL CONTRA COSTA COUNTY, CA
SOUTH CENTRAL PENNSYLVANIA
EAST BAY AREA, CA
NAPA VALLEY, CA
JOPLIN, MO AND SOUTHEAST KANSAS
ST. GEORGE/CEDAR CITY, UT
SAN LUIS OBISPO COUNTY, CA
NASH/EDGECOMBE AND WILSON COUNTIES, NC
SANTA CLARITA VALLEY/VALENCIA, CA
THE GRIFFIN AREA, GA
SOLANO COUNTY, CA
THE FOOTHILLS, GLENDALE, BURBANK, CA
MARTIN COUNTY AND HUTCHINSON ISLAND, FL
NORTH PALM BEACH COUNTY, FL
PALM SPRINGS & THE DESERT CITIES, CA
TEMECULA VALLEY / SOUTH RIVERSIDE COUNTY, CA
KILLEEN, HARKER HEIGHTS, COPPERAS COVE, TX
PORTLAND METRO WEST / SOUTHWEST, OR
PORTLAND METRO EAST, OR
SALEM AND NORTHERN WILLAMETTE VALLEY, OR
SOUTHWEST WASHINGTON
MEDFORD/ASHLAND, JACKSON COUNTY, OR
NORTHERN AND CENTRAL OREGON COAST
CORVALLIS/ALBANY AND MID-WILLAMETTE VALLEY, OR
TACOMA/PIERCE COUNTY, WA
CITY OF PORTLAND, OR
CENTRAL OREGON
SACRAMENTO NORTH REGION, CA

GRANTS PASS, JOSEPHINE COUNTY, OR
ROSEBURG/DOUGLAS CO., OR
OKLAHOMA CITY METRO, OK
CRYE-LEIKE HOME BUYERS GUIDE, TN
CRYE-LEIKE NASHVILLE, TN
CHARLESTON, SC
WACO AND McLENNAN COUNTY, TX
FARMINGTON/SAN JUAN COUNTY, NM
LAS VEGAS, NV
COLUMBIA, MO AND SURROUNDING COMMUNITIES
LAKE OF THE OZARKS, MO
SPRINGFIELD, MO
LAKE AND MENDOCINO COUNTIES, CA
GREATER FT. LAUDERDALE, FL
STANISLAUS COUNTY, CA
FRESNO AND MADERA COUNTIES, CA
OLYMPIA AND THURSTON COUNTY, WA
SHASTA / TEHAMA COUNTY, CA
GREATER TAMPA, FL
NORTH PINELLAS COUNTY, FL
SOUTH PINELLAS COUNTY, FL
SANTA FE AND NORTH CENTRAL NEW MEXICO
SEDONA, COTTONWOOD AND THE VERDE VALLEY, AZ
HARRISONBURG, VA
STAUNTON, WAYNESBORO & AUGUSTA CO, VA
ANNE ARUNDEL COUNTY, MD
CHAMPAIGN-URBANA, IL
LEHIGH AND NORTHAMPTON COUNTY, PA
MOBILE AND EASTERN SHORE, AL
THE FOX CITIES, WI
ROANOKE, VA
GREATER BINGHAMTON, NY
ST. LUCIE COUNTY - HUTCHINSON ISLAND, FL
PROVO/OREM, UT
NORTHERN ARIZONA
CENTRAL OHIO/COLUMBUS
NEW ORLEAN'S NORTHSHORE, LA
GREATER AIKEN/NORTH AUGUSTA, SC
FLORENCE AND THE GREATER PEE DEE, SC
HOT SPRINGS AND SURROUNDING AREA, AR
DOWNRIVER, MI
NEW CASTLE COUNTY/WILMINGTON, DE
KENT COUNTY/DOVER, DE
EAST PASCO/EAST HERNANDO, FL
GREATER KINGSPORT, TN
BROOKLYN EAST, NY
THE BRONX, NY
MANHATTAN, 96 ST. NORTH TO INWOOD PARK, NY
BROOKLYN WEST, NY
BRADENTON / MANATEE COUNTY, FL
PUNTA GORDA / PORT CHARLOTTE, FL
VENICE / ENGLEWOOD, FL

SARASOTA, FL
WARNER ROBINS/PERRY/BYRON, GA
GREATER MCALLEN AREA, TX
BAKERSFIELD/WESTERN KERN COUNTY, CA
ALBUQUERQUE, NM
MARYLAND'S EASTERN SHORE
EASTERN SHORE RESORTS, MD/DE
SAN FERNANDO VALLEY, CA
DES MOINES AND SURROUNDING AREAS, IA
SALT LAKE SUBURBAN, UT
MISSISSIPPI GULF COAST
KAUAI, HAWAII
GREATER TUSCALOOSA/NORTHPORT, AL
BOISE, NAMPA, CALDWELL AND SURROUNDING AREAS, ID
YAKIMA VALLEY, WA
GREATER PEORIA, IL
SPRINGFIELD, IL
THE OMAHA METROPOLITAN AREA, NE
DOWNEY, NORWALK, WHITTIER & SURROUNDING AREA, CA
SOUTHEASTERN CONNECTICUT
FAIRFIELD COUNTY, CT
LITCHFIELD, PAWLEYS ISLAND AND GEORGETOWN, SC
GREATER GRAND STRAND AREA, SC
METRO CHARLOTTE, NC
GASTON AND LINCOLN, NC
MONROE AND UNION COUNTIES, NC
CABARRUS, STANLY AND ROWAN COUNTIES, NC
BRUNSWICK BEACHES AND ISLANDS, NC
ROCK HILL AND YORK COUNTY, SC
LAKE NORMAN AND STATESVILLE, NC
PENSACOLA, MILTON AND GULF BREEZE, FL
FT. WALTON BEACH/DESTIN/NICEVILLE/CRESTV
THE BEACHES OF SOUTH WALTON, FL
APALACHICOLA, ST. GEORGE'S ISLAND, & PORT ST. JOE, FL
THE SOUTHERN FOOTHILLS OF NC
HAWAII - THE BIG ISLAND
HARTFORD / WEST, CT
HARTFORD / EAST, CT
OGDEN / BOUNTIFUL AND SURROUNDING AREA, UT
ROCHESTER, NY
GREATER NEW BEDFORD, MA
GREATER TAUNTON/ATTLEBORO AREAS, MA
GREATER FALL RIVER, MA AND SOUTHEASTERN RHODE ISLAND
RHODE ISLAND SOUTH
RHODE ISLAND NORTH
MANHATTAN - 96th STREET TO BATTERY PARK, NY
STATEN ISLAND, NY
LANCASTER COUNTY, SC
GREATER SUMTER AREA, SC
INDIANAPOLIS METRO NORTH, IN
INDIANAPOLIS METRO SOUTH, IN
MONTROSE, DELTA, GUNNISON, OURAY & SAN MIGUEL COS., CO

GRAND JUNCTION & SURROUNDING AREA, CO
GREATER NEW HAVEN & THE SHORELINE, CT
BERGEN COUNTY, NJ
NORTH CENTRAL AND WESTERN NEW JERSEY
ROCKLAND/ORANGE COUNTIES, NY
NORTHWEST NEW HAVEN COUNTY, CT
HUDSON COUNTY, NJ
THE PENINSULA, VA
WESTERN BRANCH, VA
GREATER LYNCHBURG, VA
VIRGINIA BEACH, CHESAPEAKE, NORFOLK, VA
AMES AND SURROUNDING AREAS, IA
FREDERICK COUNTY, MD
BUTTE/GLENN/COLUSA COUNTIES, CA
CITRUS/WEST HERNANDO/WEST PASCO COUNTIES, FL
GREATER SAN DIEGO, CA
SOUTH BAY/PALOS VERDES PENINSULA, CA
NORTHWEST MONTANA
EASTERN/NORTHERN AREA BIRMINGHAM, AL
OVER THE MOUNTAIN, BIRMINGHAM, AL
KITSAP AND OLYMPIC PENINSULA, WA
MONTGOMERY, AL
PANAMA CITY AND BEACHES, FL
MAMMOTH LAKES/EASTERN SIERRA 395 CORRIDOR,
BIRMINGHAM, BLOOMFIELD, FARMINGTON AND LAKES, MI
WESTERN WAYNE COUNTY, MI
NORTH OAKLAND, TROY, ROCHESTER AND WATERFORD, MI
LIVINGSTON, WEST OAKLAND, MI
DEARBORN / DEARBORN HEIGHTS AREA, MI
SACRAMENTO SOUTH REGION, CA
KANAWHA VALLEY, WV
LOGAN, UT
SOUTHERN FINGER LAKES, NY
DUTCHESS COUNTY, NY
BRIGANTINE TO OCEAN CITY, NJ
MCCALL & THE HEARTLAND OF IDAHO
ONTARIO, OR / PAYETTE, FRUITLAND AND WEISER, ID
NORTH PENN AND EASTERN MONTGOMERY COUNTY
BUCKS COUNTY, PA
JEFFERSON CITY, MO
THE WHITE MOUNTAIN AREA OF ARIZONA
TRI-CITIES AND SURROUNDING AREAS, WA
MERRIMACK VALLEY/NORTHERN MASSACHUSETTS
SOUTHERN NEW HAMPSHIRE GREATER SALEM
SOUTHERN NEW HAMPSHIRE GREATER NASHUA
BOSTON NORTH SHORE, MA
TEMPLE, BELTON & SALADO, TX
MONTGOMERY COUNTY, MD
MID CAPE COD, MA
UPPER CAPE, MA
LOWER CAPE COD, MA
CORPUS CHRISTI, TX

SOUTH SHORE NASSAU COUNTY, NY
LONG ISLAND'S NORTH SHORE, NY
QUEENS AND LONG ISLAND, NY
SUFFOLK COUNTY SOUTH SHORE, NY
WESTCHESTER/PUTNAM COUNTIES, NY
SHREVEPORT/BOSSIER, LA
BOSTON SOUTH SHORE, MA
BOSTON METRO SOUTH, MA
N. SANTA BARBARA COUNTY/SANTA MARIA VALLEY, CA
OAKVILLE / BURLINGTON, ON
LONDON/MIDDLESEX REGION, ON
BARRIE AND DISTRICT, ON
YORK REGION, ON
KITCHENER/WATERLOO, ON
GUELPH AND WELLINGTON COUNTY, ON
HALIFAX METRO AND SOUTH SHORE, NS
OTTAWA AND REGION, ON
SUDBURY, ON
CAMBRIDGE, ON
MISSISSAUGA-BRAMPTON/CALEDON, ON
KINGSTON AND AREA, ON
MARKHAM/RICHMOND HILL/THORNHILL, ON
ETOBICOKE, ON
NIAGARA REGION, ON
VANCOUVER, BC
SURREY/WHITE ROCK/LANGLEY, BC
VANCOUVER ISLAND, BC
PRINCE EDWARD ISLAND
MUSKOKA, ON
SAULT STE. MARIE & ALGOMA DISTRICT, ON
FREDERICTON & SURROUNDING AREA, NB
WINDSOR & ESSEX COUNTY, ON
OKANAGAN/THOMPSON/KOOTENAY, BC
GREATER HAMILTON, ONTARIO
WINNIPEG AND DISTRICT, MB
LAKE OCONEE / LAKE SINCLAIR & SURROUNDING AREAS, GA

* Although there is not a contract, we have been printing this since February 1986.

** Although there is not a contract, we have been printing this since March, 2004.

                                Schedule 3.ll(d)
                              Intellectual Property

1. On May 15, 2002, Network Communications, Inc. received a follow-up letter to a prior letter sent on April 24, 2002 from Baker Hostetler LLP, attorney for Apartment Finders International, Inc., claiming that Network Communications, Inc.'s plans to use the terms APARTMENT FINDERS and APARTMENT FINDER in connection with its publication and apartment location and information business would likely cause consumer confusion and infringe upon Apartment Finders International, Inc.'s trademark rights. Network Communications, Inc. filed an application to register the trademark APARTMENT FINDER on March 10, 2004 claiming a first use in commerce date of October 1971. The application notes that Apartment Finders International, Inc.'s use in connection with apartment locating services as an exception to its right to exclusive use and excludes certain counties in Colorado from its claim to exclusive rights to the registration of APARTMENT FINDER, App. No. 76/580167. Apartment Finders International, Inc. filed an application to register the service mark APARTMENT FINDERS INTERNATIONAL, App. No. 78/383864 on March 12, 2004 claiming a first use in commerce date of September 25, 1971.

2. NCI entered into a Content Licensing Agreement ("Content License") with Homes.com, Inc. ("Homes.com") on July 15, 2003, pursuant to which NCI granted to Homes.com a non-exclusive license to use certain of NCI's real estate data and information (including customer information) on the Homes.com website. On October 22, 2004, Homes.com provided NCI with written notice of Homes.com's intent to terminate the Content License under its terms after a third party acquired Homes.com. NCI recently discovered that after NCI notified Homes.com of its desire to terminate the Content License, but while the Content License was still in effect, Homes.com contacted several NCI advertisers announcing the termination of its relationship with NCI and soliciting business from such advertisers. NCI believes that Home.com's use of NCI's customer information and solicitation of its advertisers constitutes a breach of the Content License and a misuse or misappropriation of NCI's Intellectual Property. NCI has retained counsel to investigate this matter and determine what action, if any, it should take against Homes.com.

                                Schedule 3.12(a)
                               Material Contracts

3.12(a)(i) (Material Contracts)

1. Lease Agreement, dated June 28, 2002, by and among Pace Converting, Inc. and Network Communications, Inc, ("NCI") for the Company's principal offices in Lawrenceville, GA.

2.   Agreement with Fain Systems, Inc. (check dated 12/04/03) (software).

3.   Agreement with Quark Distribution, Inc. (check dated 9/03/03) (software).

4.   Solarcom invoice dated 11/30/04 (software).

5. Master Service Agreement between Creo Americas, Inc. ("Creo") and Network Communications, Inc. ("NCI") dated 3/5/03 (software).

6. Special Provisions Addendum for Service Order between Creo and NCI dated 3/5/03 (software).

7.   Service Order Form between Creo and NCI dated 2/3/04 (software).

8. Customer Supply and Equipment Agreement between Sun Chemical Corporation and NCI dated 3/1/04.

9. Open Options Contractual Licensing Program Membership Agreement between Adobe Systems Incorporated and NCI dated 5/11/04.

10. Distribution Agreement between Curtis Circulation Company and NCI dated 5/6/03 (distribution and sales agreement for "Unique Homes").

11.  Print Agreement between Banta Publications Group and NCI dated 4/29/03.

12.  Master Agreement between AT&T and NCI dated 11/9/04 (support).

13. AT&T Pricing Schedule and Addendum to Comprehensive Service Order Attachment dated 11/9/04 (support).

14.  AT&T Local Services Service Order Attachment dated 11/9/04 (support).

15.  AT&T Local Exchange Services Service Order Attachment dated 11/9/04
     (support).

16. Proposal for IT consulting between Cincinnati Bell Technology Solutions and NCI dated 9/17/03 (product support).

17. Master Services Agreement between Cincinnati Bell Technology Solutions and NCI, including State of Work, dated 9/18/03 (product support).

18. General Conditions of Maintenance Services Agreement between Avaya, Inc. and NCI dated 9/15/04 (product support).

19. Equipment Purchase Agreement and Security Agreement between Canopy, LLC and NCI dated 9/20/00 for purchase of Xeikon digital color press (software).

20. Group Contract between Palace Resorts and NCI dated 10/27/04 for annual sales meeting.

21. Convenience Store Merchandise Purchase Agreement between Exxonmobil Oil Corporation and NCI dated 6/10/04.

22.  NCI Free Publications Program Store List dated 6/04.

23. Software Product License Agreement between Lawson Associates, Inc. ("Lawson") and NCI dated 1/28/98 (software).

24.  Addendum to Lawson Software Product License Agreement dated 2/10/98.

25.  Addendum to Lawson Software Product License Agreement dated 1/28/98.

26.  Addendum to Lawson Software Product License Agreement dated 2/2/00.

27.  Addendum to Lawson Software Product License Agreement dated 7/20/99.

28.  Addendum to Lawson Software Product License Agreement dated 8/6/99.

29.  Addendum to Lawson Software Product License Agreement dated 3/28/01.

30.  Addendum to Lawson Software Product License Agreement dated 3/25/03.

31.  Addendum to Lawson Software Product License Agreement dated 3/17/03.

32.  Addendum to Lawson Software Product License Agreement dated 5/24/02.

33.  Lawson Software Early Release Agreement dated 2/8/02 (software).

34.  Addendum to Lawson Software Product License Agreement dated 2/8/02.

35.  Addendum to Lawson Software Product License Agreement dated 7/27/01.

36.  Addendum to Lawson Software Product License Agreement dated 11/22/99.

37.  Addendum to Lawson Software Product License Agreement dated 3/28/01.

38.  Addendum to Lawson Software Product License Agreement dated 4/9/03.

39.  Addendum to Lawson Software Product License Agreement dated 4/10/01.

40. Agreement for Products and Services between Ceridian Corporation and NCI dated 11/5/04.

41. Customer Support Program Agreement for SunService, a Division of Sun Microsystems, Inc. and Network Publications, Inc. dated 2/16/96 (software).

42. Development Software License Agreement between Versant Objects Technology ("Versant") and Network Communications, Inc. (f/k/a Nustar International, Inc.) dated 5/19/94 (software).

43. Amendment #3 to the Development Software License Agreement between Versant and NCI dated 4/30/03.

44. Amendment #2 as to Development Software License Agreement between Versant and Nustar dated 9/29/94.

45. Amendment #1 to Development Software License Agreement between Versant and Nustar dated 5/31/94.

46. End-User License Agreement between Vertex, Inc. and NCI dated 2/11/97 (software).

47.  Merant, Inc. Invoice dated 3/26/04 (software).

48.  Net IQ Corporation Invoice dated 12/8/03.

49.  Maintenance Renewal Invoice dated 10/4/04.

50. DRAFT Self-Provisioning Tracking Agreement between Callsource and NCI dated 12/1/04 (toll free and local call tracking numbers).

51. DRAFT Application Service Provider Agreement between Media Services Group Limited dated 11/04 (software).

52. Advertising Confirmation Agreement between RealEstateJournal.com and dated October 8, 2004 (advertising, URI links).

53. PENDING letter to Steven Rosenfield from Dow Jones & Company, Inc. dated October 4, 2004 (content, trademarks).

54. Master Agreement between Builder Homesite, Inc., NCI ("LivingChoices.com") and SBBnet, Inc. (d/b/a LoanBright) dated January 22, 2004 (content, URI links, trademarks).

55. Co-Branded CompareInterestRates.Com License Agreement between SBBnet, Inc (d/b/a LoanBright and NCI effective as of 2/05/03 (content, URI links, trademarks).

56. E-Commerce Agreement between Lycos, Inc. and NCI dated 7/30/03 (content, URI links, trademarks).

57. Amendment No. 1 to E-Commerce Agreement dated 9/15/04 (content, URI links, trademarks).

58. Paid Category Results Agreement between IndustryBrains, Inc. and NCI dated 10/21/04 (content, URI links, trademarks).

59. Payment Terms for Linking Agreement between ApartmentStores.com and NCI dated December 2004 (content, URI links, trademarks).

60. Co-Branding, Marketing and Distribution Agreement between ConsumerInfo.Com, Inc. and NCI dated 12/03/03 (content, URI links, trademarks).

61. Distribution Agreement between Move On In, Inc. dba RoomateClick and NCI dated 7/01/04 (content, URI links, trademarks).

62. Internet Advertising and Mortgage Sponsorship Agreement between Wells Fargo Home Mortgage, Inc. and NCI dated 9/04/03 (content, URI links, trademarks).

63. Listings Distribution Agreement between HomeGain.com, Inc. and NCI dated August 2004 (content, URI links, trademarks).

64. Internet Content Linking Agreement between BellSouth Telecommunications, Inc. and NCI dated 12/31/02 (content, URI links, trademarks).

65. Content License Agreement between Yahoo! Inc. and Network Publications, Inc. dated 12/21/97 (content, URI links, trademarks).

66. Amendment, dated 2/20/98, to Content License Agreement between Yahoo! Inc. and Network Publications, Inc. (content, URI links, trademarks).

67. Product License & Service Agreement between Silverpop Systems, Inc. and NCI dated 10/15/04 (software, support).

68. Master Services Agreement between DoubleClick, Inc. and NCI dated 1/01/04 (support, URI links, trademarks, technology).

69. DART Service Attachment for Publishers between DoubleClick, Inc. and NCI dated 1/01/04 (support, URI links, trademarks, technology).

70. Advantage Enterprise License Agreement between MapQuest.com, Inc. and NCI dated 4/30/04 (support, URI links, trademarks, technology).

71. LoadPro Testing Agreement between Keynote Systems, Inc. and NCI dated 1/15/04 (support, URI links, technology).

72. Master Agreement between BobVilla.com, Inc. and NCI dated 6/01/04 (content, URI links, trademarks).

73. Content License Agreement between LendingTree, Inc. and NCI dated 12/09/03 (content, URI links, trademarks).

74. Website Development Agreement between Builder Homesite, Inc. and NCI dated 9/25/03 (content, trademark, support).

75. Applications Maintenance and Support Agreement (Exhibit F) between Builder Homesite, Inc. and NCI dated 12/15/03 (content, trademark, support).

76. Amendment to Website Development Agreement between Network Communications, Inc. and Builder Homesite, Inc. (First Amendment) dated 12/15/03 (content, trademark, support).

77. Amendment to Website Development Agreement between Network Communications, Inc. and Builder Homesite, Inc. (Second Amendment) dated 2/06/04 (content, trademark, support).

78. Amendment to Website Development Agreement between Network Communications, Inc. and Builder Homesite, Inc. (Third Amendment) dated 8/20/04 (content, trademark, support).

79. Amendment to Website Development Agreement between Network Communications, Inc. and Builder Homesite, Inc. (Fourth Amendment) dated 8/20/04 (content, trademark, support).

80. National Distribution System Development Agreement between Builder Homesite, Inc. and NCI dated 3/04/04 (software, support, trademarks).

81. DRAFT Content License Agreement between On Board, LLC and NCI dated 11/23/04 (content, URI links, trademarks).

82. DRAFT Preferred Vendor Agreement between Allen Tate Company and NCI (content, URI links, trademarks).

83. Master Lease Agreement between Dell Financial Services L.P. and NCI dated 11/01/98 (equipment, software, support).

3.12(a)(ii) (Employment, Severance or Consulting Agreements)

84. Employment Letter Agreement, dated as of October 4, 2002, between Network Communications, Inc. and Gerard Parker (Severance - 6 months salary).

85. Employment Agreement, dated as of June 28, 2002, by and among the Company, Network Communications, Inc. (as successor in interest to Gallarus Media, Inc.) and Dan McCarthy. (Severance - 1 year salary).

86. Amendment No. 1, dated as of July 8, 2003, to the Employment Agreement, dated as of June 28, 2002, by and among the Company, Network
     Communications, Inc. (as successor in interest to Gallaras Media, Inc.) and Dan McCarthy.

3.12(a)(iii) (Agreements creating Indebtedness or Encumbrances)

87. Loan Agreement, dated as of June 24, 2004, by and among the Company, Network Communications, Inc., Toronto Dominion (Texas), Inc. (as Administrative Agent), TD Securities (USA), Inc. (as Lead Arranger and Book Runner), National City Bank (as Syndication Agent) and the lenders named therein.

88. Parent Guaranty, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

89. Subsidiary Guaranty, dated as of June 24, 2004, between the NCID, LLC and Toronto Dominion (Texas), Inc.

90. Borrower Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

91. Parent Security Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

92. Subsidiary Security Agreement, dated as of June 24, 2004, between NCID, LLC and Toronto Dominion (Texas), Inc.

93. Borrower Pledge Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

94. Parent Pledge Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

95. Subsidiary Pledge Agreement, dated as of June 24, 2004, between NCID, LLC and Toronto Dominion (Texas), Inc.

96. Trademark Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

97. Copyright Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

98. Patent Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

99. Lockbox and Deposit Account Control Agreement, dated as of July 13, 2004, by and among Bank of America, N.A., Network Communications, Inc. and Toronto Dominion (Texas), Inc.

3.12(a)(iv) (Change of Control)

100. See disclosure items 52 and 97 on this Schedule 3.12(a).

101. Lease between Daan Elmhurst, LLC and Network Publications, Inc. dated as of June 2000, as amended on September 1, 2003.

102. Lease Agreement (Florence, Kentucky location) between Dailey and Fussinger Properties, LLC and Network Communications, Inc. dated as of August 1, 2004.

103. Lease between East 40th Business Center LLC and Network Communications, Inc., dated July 15, 2004.

104. Lease between Ming Properties, Inc. and Black's Guide, dated 6/1/99.

3.12(a)(v) (Non-compete and Non-solicitation)

105. See disclosure item 11 on Schedule 3.11 (a).

106. See Schedule 3.15(d).

3.12(a)(vi) (Director, Officer or Stockholder Agreements)

107. See disclosure items 8-13 and 15-24 on Schedule 3.6(b).

108. Termination Agreement, dated as of December 16, 2004, by and between Daniel
     R. McCarthy and Network Communications, Inc.

                                Schedule 3.12(b)
                        Material Contract Enforceability

Known Violation of a Contract

See disclosure item 2 on Schedule 3.1l(d).

                                  Schedule 3.13
                             Employee Benefit Plans

1. Network Communications, Inc. Welfare Benefit Plan (a/ka Network Publications, Inc. Flexible Benefit Plan) (provides medical, life, accidental, death and dismemberment, short and long term disability, dental, vision and cancer/intensive care benefits).

2. Network Communications Inc. Section 125 Plan (a/k/a Network Publications, Inc. Pre-Tax Benefit Plan) (expected to be restated in December 2004 as the Network Communications, Inc. Flexible Benefits Plan).

3.   Network Publications, Inc. Pre-Tax Benefit Plan Section 125 Plan.

4.   Workers Compensation.

5.   Network Communications, Inc. 401(k) Plan.

6.   Vacation.

7.   Personal/Sick.

8.   Holidays.

9.   Family Medical Leave.

10.  Personal Leave of Absence.

11.  Jury Duty Leave.

12.  Military Leave.

13.  Bereavement.

14. A number of employees receive commissions on sales or collections, profit sharing, or other incentive compensation based on performance.

15. Equity incentive share grants pursuant to the stock purchase agreements referenced in disclosure items 17-24 on Schedule 3.6(b).

16. The Company has no formal severance plan but has offered severance on an ad hoc basis in exchange for releases.

17.  Senior management incentive compensation plan and profit sharing program.

                                Schedule 3.14(a)
                               Properties; Assets

The properties and assets of the Company and Company Subsidiaries are subject to Encumbrances pursuant to the following agreements and documents:

1. Loan Agreement, dated as of June 24, 2004, by and among the Company, Network Communications, Inc., Toronto Dominion (Texas), Inc. (as Administrative Agent), TD Securities (USA), Inc. (as Lead Arranger and Book Runner), National City Bank (as Syndication Agent) and the lenders named therein.

2. Parent Guaranty, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

3. Subsidiary Guaranty, dated as of June 24, 2004, between the NCID, LLC and Toronto Dominion (Texas), Inc.

4. Borrower Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

5. Parent Security Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

6. Subsidiary Security Agreement, dated as of June 24, 2004, between NCID, LLC and Toronto Dominion (Texas), Inc.

7. Borrower Pledge Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

8. Parent Pledge Agreement, dated as of June 24, 2004, between the Company and Toronto Dominion (Texas), Inc.

9. Subsidiary Pledge Agreement, dated as of June 24, 2004, between NCID, LLC and Toronto Dominion (Texas), Inc.

10. Trademark Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

11. Copyright Security Agreement, dated as of June 24, 2004, between Network Communications, inc. and Toronto Dominion (Texas), Inc.

12. Patent Security Agreement, dated as of June 24, 2004, between Network Communications, Inc. and Toronto Dominion (Texas), Inc.

13. Lockbox and Deposit Account Control Agreement, dated as of July 13, 2004, by and among Bank of America, N.A., Network Communications, Inc. and Toronto Dominion (Texas), Inc.

                                Schedule 3.14(b)
                              Leased Real Property

See attached.

                          NETWORK COMMUNICATIONS, INC.
                                   OFFICE LIST



                             ACCOUNT                             LEASOR              STATE         LEASE ADDRESS         INSURANCE
                             -------                             ------              -----         -------------         ---------
                                                       12/03/01: They do not pay a
                                                        lease - they trade out 2
                                                       pages of advertising for             1236 Blue Ridge Blvd.       $    15,000
AF/MLC                   603143 & 604118                       lease space             AL   Birmingham, AL

                                                                                            3020 Old Ranch Parkway,     $    15,000
                                                                                            Suite 3334, Seal Beach,
TREB                         608201                  Access Offices, Inc.              CA   CA

Unique                       701025                  Unilev Management Corp.           CA   720 Wilshire Blvd           $    50,000
                                                                                            #205, Santa Monica, CA



Unique                       701025                  Koll Santa Monica Assoc           CA   2020 Santa Monica Blvd.     $         0
Sublease                                                                                    #460, Santa Monica, CA




                 603158, 607518, 607516, 607550      East 40th Business Clr LLC        CO   10525 E 40th Ave #202       $    50,000
                 603158, 607518, 607516, 607550                                             & 203, Denver, CO
NHF, AF      603158, 607518, 607516, 607550, 607501
Distributor  603158, 607518, 607516, 607550, 607501
TREB         603158, 607518, 607516, 607550, 607501
             603158, 607518, 607516, 607550, 607501

AF                           603137                  Neutamp Properties                FL   8411 Sunstate St,           $    15,000
                                                                                            Tampa, FL


Blacks                       8070133                 Austin Company                    FL   1411 North Westshore        $    15,000
                                                                                            Suite 209, Tampa FL

                                                                                       FL   3810 Inverrary Blvd; Suite        15000
Blacks                       8070133                 Ming Properties                        304, Lauderhill, FL

                                                                                       FL   371 N Royal Poinclana       $    50,000
Unique                       701025                  Royal Poincrana Building. Inc.         Blvd, Miami Springs, FL

AF, TREB                 607617 & 607719             Hooker-Moore Properties           FL   649 W. Michigan Ave         $    50,000
NHF MLC                  603184 & 604152                                                    Orlando, FL 32809




Blacks                       807017                  Highwoods Realty Ltd.             GA   1770 Century Circle         $    15,000
                                                                                            GA 30345


                                                                                       GA   2304 Newpoint Prkwy,
                             1001001                 Pace Conversion                        Lawrenceville, GA           $   535,500

                                                                                       GA   2305 Newpoint Prkwy,
                             1001001                 Pace Conversion                        Lawrenceville, GA           $18,435,500

TREB                         600602                  Plaza 85                          GA   Norcross, GA 6000 Unity     $    50,000
                                                                                            Dr/Id.


                                                                                       IA   Apt 105, 4524 E.P.True      $    15,000
                                                                                            Parkway West Des Moinas,
AF                                                   Wellington Apartment Homes             IA 50265

                                                                                       IL   790 Frontage Road, Suite
Blacks                       807050                  Business Network Center                304, Northfield, IL 80083   $    15,000

                                                                                       IL   747 Church Rd #E4           $    50,000
TREB                         607401                  Da Eimhurst LLC                        Eimhurst, IL


                                                                                     COST PER
                                   MONTHLY                      NOTICE OF             SQUARE   NO. OF
                TERM OF LEASE      PAYMENT     DATES OF RATE      CHANGE   SQ. FEET   FOOTAGE   EMP.
                -------------      -------     -------------    ---------  --------  --------  -----


AF/MLC            No Lease                                            N/P                         3




TREB          7/01/04 - 1/30/05   $  713.00   7/01/04-1/30/05   11/01/04                         1

Unique        12/15/04 - 4/30/07  $2,766.00   2/15/04-2/14/05    01/01/05    1,080    $31.20
                                  $2,838.66   2/15/05-2/14/06    01/01/06    1,060    $32.14
                                  $2,923.84   2/15/06-4/30/07    01/01/07    1,080    $33.10      4

Unique       12/15/00 - 12/14/05  $8,514.00  12/14/00-12/15/01
Sublease                          $8,769.42  12/15/01-12/14/02               3,096
                                  $8,032.50  12/15/02-12/14/03
                                  $9,303.48  12/15/03-12/14/04   11/15/04
                                  $9.582.58  12/15/04-12/14/05   11/15/05

              1/16/03 - 8/30/07   $  861.94   1/16/03-1/31/03
                                  $1,282.50   2/01/03-6/30/03    06/01/03    5,209     $2.95     13
NHF, AF                           $3,396.87   7/01/03-6/30/04    06/01/04              $7.83
Distributor                       $3,507.39   7/01/04-6/30/05    06/01/05              $8.08
TREB                              $3,615.91   7/01/05-6/30/06    04/01/06              $8.33
                                  $3,678.08   7/01/05-6/30/07    04/01/07              $8.47

AF             2/01/04-1/31/07    $1,610.57   2/01/04-1/31/05    11/30/05    2,125     $8.50      5
                                  $1,656.88   2/01/05-1/31/06    11/30/06    2,125     $8.76
                                  $1,708.66   2/01/06-1/31/07    11/30/05    2,125     $9.02

Blacks         7/01/04-12/31/05   $1,018.50   1/01/04-12/31/04   11/01/04     873     $14.00      2
                                  $1,054.88   1/04/05-12/31/05   11/01/05     873     $14.50

Blacks         6/01/02-5/31/05     bartered   6/01/02-5/31/05    04/01/05    1,512   bartered     3



Unique          month to month    $  581.50   month to month       N/A        400     $17.45      3


AF, TREB        2/1/03-1/31/08    $2,500.00   2/01/03-2/01/04    01/01/04    3,000    $10.00      8
NHF MLC                           $2,625.00   2/02/04-2/01/05    01/01/05             $10.50
                                  $2,758.00   2/02/05-2/01/08    01/01/06             $11.02
                                  $2,894.00   2/02/06-2/01/07    01/01/07             $11.58
                                  $3,039.00   2/02/07-2/01/08    12/01/07             $12.16

Blacks        11/01/04-10/31/07   $1,088.88  11/01/04-10/31/05   09/01/02             $15.45
                                  $1,121.55  11/01/05-10/31/06   09/01/03     846     $15.91      4
                                  $1,155.20  11/01/06-10/31/07   09/01/04             $16.39



                                                                   N/A


                                                                   N/A


TREB           6/01/01-5/31/07    $1,254.17   6/01/04-5/31/05    04/30/05              $7.00
                                  $1,304.33   6/01/05-5/31/06    04/30/06    2,150     $7.28      3
                                  $1,356.20   6/01/06-5/31/07    04/30/07              $7.57

AF

               10/1/04-9/30/06     bartered   10/1/04-9/30/06    08/01/06              $0.00      2

Blacks         10/01/03-9/30/04   $    0.00   10/01/03-9/30/04   08/01/04     225                 0

TREB            8/1/03-8/31/06    $2,743.00    6/1/03-8/01/03                2,258    $14.50      9
                                  $    0.00   9/01/03-9/30/03    08/01/03              $0.00
                                  $2,743.00   10/01/03-8/31/04   08/01/04             $14.58

                          NETWORK COMMUNICATIONS, INC.
                                   OFFICE LIST




                ACCOUNT              LEASOR             STATE         LEASE ADDRESS         INSURANCE     TERM OF LEASE
               --------  -----------------------------  -----  ---------------------------  ---------  -------------------



KCH&G           750101   Dave Leathers                  KS     5301 W. 75th Street
                                                               Prairie Village, KS 66208     $ 50,000   7/14/03 - 7/31/06


TREB            608101   Dailey & Fussinger Properties  KY     4895 Houston Road, Suite
                                                               102, Florence, KY 41042       $ 15,000   10/01/04 - 9/30/07


AF              603121   St. Mathews Executive Suites   KY     4500 Bowling Boulevard,
                                                               Suite 100
                                                               Louisville, KY 40207          $ 15,000  11/01/03 - 10/31/06

BLACKS          807001   Butera                         MO     444 North Fredrick
                                                               Ave #240,
                                                               Galthersburg, MO              $235,000   5/27/98 - 7/31/06


AF              603229,
                603290   8401 Westwood Associates       MN     Westwood Lake Office Park
                                                               Suite 330, Bldg. 8401
                                                               Minneapolis, MN 55401         $ 15,000   10/01/04 - 1/31/08


AF
W/DIST MGR
FOR AF & TREB   603196   Balias Place, LLC              MO     425 N. New Ballas Rd
                                                               #215, Creve Coaur, MO         $ 15,000    6/1/03 - 5/31/06

TREB            607901   CGM Smith LLC                  MO     1673 Larkin Williams Road,
                                                               Fenton, MO 63026              $ 50,000   9/01/04 - 7/31/07

TREB            607628   Pat O'Mire Properties          MS     407 Orchard Park Drive,
                                                               Bldg 3, Suite C, Ridgeland,
                                                               MS                            $ 15,000     month to month

TREB            607234   Bollinger Corporation, Inc.    NC     7 N Main St #101 & #103,
                                                               Granile Falls, NC             $ 15,000   1/15/04 - 1/31/08

AF              603117   Brachwood Investments LLC      NC     2606 Branchwood Dr,
                                                               Greensboro, NC                $ 15,000    5/1/02 - 4/30/05

AF. NHF        603217 &
               603110 &
               607716 &
                605115   PimeBrook                      NC     8334-1 Arrowridge Blvd,
                                                               Charlotte, Nc                 $ 84,000  11/01/00 - 11/01/05

AF              603161   Masonboro Station              NC     4037 Masonboro Loop Rd.,
                                                               Suite 2-C, Willmington, NC
                                                               28412                         $ 15,000   4/01/04 - 3/31/05

TREB            607201   Reeder Property Management     NC     1206-D E, Mountain St.
                                                               Kemersville, NC               $ 50,000   8/01/02 - 7/31/05

TREB            607233   Ticon-Thomas Partnership       NC     3622 Lyckan ParkwaySuite
                                                               3005-D, Building 3000,
                                                               Durham, NC 27713              $ 15,000   6/01/03 - 5/31/05

TREB            607232   The Tar Heel Companies of NC   NC     7424 Chapel Hill Rd Office
                                                               Bldg #100 & 101, Ralergh,
                                                               NC                            $ 15,000   10/01/04 - 9/30/05

UNIQUE          701025   Hillon Reality Co of Priceton  NJ     327 Wall St.
                                                               Princeton, NJ                 $ 50,000   1/01/04 - 12/31/08

                                                                    COST
                                                  NOTICE            PER
                 MONTHLY                            OF       SQ    SQUARE  NO. OF
                 PAYMENT       DATES OF RATE      CHANGE    FEET  FOOTAGE   EMP.
               ----------  -------------------  ---------  -----  -------  ------
               $ 2,825.00   9/01/04 - 8/31/05   08/01/05           $15.01
               $ 2,910.00   9/01/05 - 8/31/06   06/01/06           $15.47

KCH&G          $ 4,000.00   7/14/03 - 7/31/04   06/01/04   2,400   $20.00     9
               $ 4,320.00   8/01/04 - 7/31/05   06/01/05           $21.60
               $ 4,665.00   8/01/05 - 7/31/06   01/01/06           $23.33

TREB           $ 2,185.16   10/01/04 - 9/30/05  08/15/05   1,638   $16.03     9
               $ 2,253.33   10/01/05 - 9/30/06  08/15/06           $16.53
               $ 2,321.50   10/01/06 - 9/30/07  07/01/07           $17.03

AF

               $   500.00  11/01/03 - 10/31/06  08/01/06                      2

BLACKS         $11,355.64   8/01/02 - 7/31/03   06/01/03
               $11,555.00   8/01/03 - 7/31/04   06/01/04   5,601   $23.90    20
               $11,901.00   8/01/04 - 7/31/05   06/01/05           $24.62
               $12,258.00   8/01/05 - 7/31/06   06/01/06           $25.36

AF
               $ 1,398.00   10/1/04 - 9/30/05   08/15/05   1,398   $12.00     4
               $ 1,514.50   10/1/05 - 9/30/06   08/15/06           $13.00
               $ 1,631.00   10/01/07 - 9/30/07  08/15/07           $14.00
               $ 1,669.25   10/01/07 - 1/31/08  10/01/06           $14.50

AF
W/DIST MGR     $ 2,101.33    6/1/03 - 5/31/04   04/01/04   1,576   $16.00     9
FOR AF & TREB  $ 2,495.33    6/1/04 - 5/31/05   04/01/05           $19.00
               $ 2,626.27    6/1/05 - 5/31/06   04/01/06           $20.00

TREB
               $ 2,000.00   9/01/04 - 7/31/07   05/01/07   2,000   $12.00     9

TREB

               $   600.00     month to month                 500   $14.40     2

TREB
               $   475.00   1/15/04 - 1/31/09   12/04/08     475   $12.00     3

AF
               $   850.00    5/1/02 - 4/30/05   01/30/05     500   $20.40     2

AF. NHF



               $ 2,655.00  11/01/00 - 11/01/05  09/01/05   4,860   $ 6.56     7

AF

               $   375.00    4/01/04 - 3/31/05  02/01/05     120   $37.50     1

TREB
               $ 1,350.00   8/01/02 - 7/31/05   08/01/05   2,050   $ 7.90    13

TREB
               $   366.13   6/01/03 - 5/31/04   04/01/04     303   $14.50     1
               $   377.11   6/01/04 - 5/31/05   02/01/05           $14.94

TREB

               $   500.00   10/01/04 - 9/30/05  08/01/04     375   $16.00     3

UNIQUE         $ 2,519.26   1/01/04 - 12/31/04  12/01/04   3,160   $ 9.57
               $ 2,691.77   1/1/05 - 12/31/05   12/01/05   3,160   $10.07
               $ 2,783.43   1/1/08 - 12/31/06   12/01/06   3,160   $10.57
               $ 2,915.10   1/1/07 - 12/31/07   12/01/07   3,160   $11.07
               $ 3,046.77   1/1/08 - 12/31/08   11/01/08   3,160   $11.57    10

                          NETWORK COMMUNICATIONS, INC.
                                   OFFICE LIST



                        ACCOUNT                      LEASOR             STATE         LEASE ADDRESS         INSURANCE
                        -------                      ------             -----         -------------         ---------
AF                   603225, 603226,      Alan J. Goldstein                NY   10 Staylon Avenue             $50,000
                     603227, 603228                                             Spencerport, NY

AF                       603231           Regus Business Centres Corp      OH   4449 Easton Way,              $15,000
                                                                                Columbus, OH

                         603139           Park on Man                      OK   3750 West Main, Suite 102     $15,000
                                                                                & 104 Norman, OK 73072

BLACKS                  8070212           Gus Costalas                     PA   2558 West Chesiar Pike,       $15,000
                                                                                2nd Floor, Broomall, PA

AF                       603218           Sergeant Jasper Apartments       SC   310, Broad St# 7,             $15,000
                                                                                Charleston, SC


TREB                607216 & 607219       Norman R. Strickland             SC   402-3 (A) Pendetion Rd        $15,000
                                                                                Clemson, SC 29633


AF                   603219, 603146       Joseph P. Taylor/ Gena Inc.      SC   2800 Bush River Rd, # 1B,     $15,000
                                                                                Columbia, SC 29210

TREB, AF,        603220, 607220, 607717   Menovan Executive Suites         SC   1200 Woodruff Rd, Stah H-     $15,000
                                                                                25, Greenville, SC

AF, NHF, TREB   607301, 701025, 604119,   Kennington Properties            TX   4950 Keller Springs           $50,000
UNIQUE              603190, 603195                                              # 40 Addison, TX 75001


BLACKS                   807072           Crescent Real Estate             TX   16415 Addison Road, Suite     $15,000
                                                                                316, Dallas Texas

UNIQUE                   701025           Executive Business Services      TX   7500 San Felipe, Suite        $15,000
                                                                                600, Houston, TX 77063

BLACKS                  8070110           DAP Plaza Limited                TX   18 Bnar Hollow Lane,          $15,000
                                                                                Suite 264, Houston, TX

TREB                     607318           Ellis County Properties LLC      TX   2693 Hwy 77 North #2100,      $15,000
                                                                                Waxahachle, TX 75156

TREB                607217 & 607218       Virginia Real Estate Inc.        VA   683-B Southlake Blvd,         $15,000
                                                                                Richmond, VA

AF                       603160           Northwest Investments            WA   9901 NE 7th Ave # A212,       $15,000
                                                                                A213, A214, Vancouver, WA

AF                       61275            Premier Business Centers         WA   14205 S.E. 36th St., Suite    $15,000
                                                                                100, Ballavue, WA 98006

TREB                                      Kent Kangley Center              WA   Suite 102, 10803 Kent         $20,000
                                                                                Kangley Kent, WA 98031

                                                                                                COST PER
                                     MONTHLY                           NOTICE OF                 SQUARE    NO. OF
                  TERM OF LEASE      PAYMENT      DATES OF RATE         CHANGE       SQ. FEET    FOOTAGE    EMP.
                  -------------      -------      -------------         ------       --------    -------    ----
AF               4/01/04-3/31/07    $1,100.00    4/01/04-3/31/07       01/01/07        3,300      $ 4.00     10


AF               4/01/04-3/31/06    $1,016.88    4/01/04-3/31/O6       01/01/06                               2


                9/01/04 - 2/28/04   $1,062.00    9/01/04-2/28/04       12/01/04                               3


BLACKS          11/01/97-10/31/00   $  865.28     month to month                         500      $2O.77      2


AF                4/1/02-3/31/03    $  745.75     4/1/02-3/31/03
                  4/1/03-3/31/04    $  783.04     4/1/03-3/31/04       03/31/04          570      $16.49      3
                  4/1/04-3/31/05    $  822.19     4/1/04-3/31/05       02/01/05                   $17.31

TREB             7/01/02-6/30/05    $  375.00    7/01/02- 6/30/03
                                    $  395.00     7/1/03-6/30/04       6/1/2004          400      $11.85      2
                                    $  415.00     7/1/04-6/30/05       01/01/05                   $12.45

AF              12/01/01-11/30/02   $  550.00   12/01/01-11/30/02   month to month       830      $ 7.95      3


TREB, AF,       12/01/01-12/31/04   $1,428.25   12/01/01-12/31/04      10/01/04         2270      $ 7.54      7


AF, NHF, TREB    7/01/02-6/30/07    $4,155.00    7/01/02-6/30/04       08/01/04        4,225      $11.80     28
UNIQUE                              $4,245.00    7/01/04-6/30/05       06/01/05                   $12.O8
                                    $4,330.00    7/01/05-6/30/07       03/30/07                   $12.30

BLACKS           10/01/O1-9/30/04   $    0.00   10/01/04-10/30/04      01/01/04          990      $16.00      3
                                    $1,320.00   11/01/04-12/30/07                                 $16.00

UNIQUE           12/1/04-5/31/05    $  828.00    12/1/04-8/31/05       03/01/05                               1


BLACKS           8/01/04-7/31/05     bartered    8/01/04-7/31/05       05/01/05          490          --      3


TREB             1/1/04-12/31/04    $  750.00    1/1/04-12/31/04       10/01/04          532      $19.23      3


TREB              month to month    $  660.00     month to month        Expired          500      $15.84      3


AF              08/25/01-O8/31/06   $  830.00   08/25/01-08/31/08      03/01/06          453      $21.99      3


AF               4/12/04-3/31/O5    $2,185.00    4/12/04-3/31/05       01/01/05          780      $33.62      5


TREB             8/31/04-3/11/05    $1,OO0.00    5/31/04-3/11/05       02/01/05                               3


                                Schedule 3.15(a)
                          Highly Compensated Employees

1.   Daniel McCarthy

2.   Gerard Parker

3.   Stuart Christian

4.   Scott Dixon

5.   Marcia Bollinger

6.   Todd Walker

7.   Richard Goodwin

                                Schedule 3.15(b)
                                 Labor Relations

None.

                                Schedule 3.15(d)
                   Non-Competition Agreements with Employees

The following employees have non-compete provisions contained in their stock purchase agreements:

1.   Gerard Parker.

2.   Stuart Christian.

3.   Susan Deese.

4.   Marcia Bollinger.

5.   Scott Dixon.

6.   Glenn Goad.

7.   Dan Steadman.

Other Employees

8. Employees of the Company execute customary non-compete and non-solicitation agreements.

Other Agreements

9. Non-Competition Agreement Exhibit l, dated as of September 2, 2003, between Network Communications, Inc. and Ralph Slocum.

10. Agreement, dated as of August 27, 2004, between Network Communications, Inc. and Edward Barnes.

11. Agreement, dated August 5, 1998, between Network Communications, Inc. (as successor in interest to Network Publications, Inc.).

12. Black's Guide Inc Employee Trade Secrets and Non-Competition Agreement, dated as of April 24, 2000, between Network Communications and Trina Coleman.

                                  Schedule 3.16
                              Environmental Matters

None.

                                  Schedule 3.17
                           List of Insurance Policies

1.   Director's & Officer's Liability

2.   Crime

3.   Automobile

4.   General Liability

5.   Printers

6.   Workers Comp

7.   Umbrella

8.   401k Bond

9.   Property

                                  Schedule 3.18
                             Affiliate Transactions

See disclosure items 7-13 and 15-24 on Schedule 3.6(b).

See disclosure item 108 on Schedule 3.12(a).

                                  Schedule 6.1
                      Affirmative Covenants of the Company

None.

                                  Schedule 6.2
                        Negative Covenants of the Company

1. Prior to December 17, 2004, the Company will enter into a short term outsourcing agreement with Resources Connection for the temporary placement of a Human Resources Director.

2. Network Communications, Inc. entered into an Administrative Services Agreement with Paragon Benefits, Inc. to become effective as of January 1, 2005. Pursuant to such agreement, as of January 1, 2005, Paragon Benefits, Inc. will administer the Network Communications, Inc. Flexible Benefits Plan.

                              Schedule 8.2(c)(iii)
                                Certain Consents

None.